  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 24, 1998

                                                     REGISTRATION NO. 333-46005
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                --------------

                            AMENDMENT NO. 1 TO
                                   FORM SB-2
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                --------------
                              SONIC FOUNDRY, INC.
                (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)
                                --------------
         MARYLAND                    7372                    39-1783372
     (STATE OR OTHER          (PRIMARY STANDARD               (I.R.S.
     JURISDICTION OF      INDUSTRIAL CLASSIFICATION    EMPLOYERIDENTIFICATION
     INCORPORATION OR            CODE NUMBER)                   NO.)
      ORGANIZATION)
         754 WILLIAMSON STREET                  754 WILLIAMSON STREET
       MADISON, WISCONSIN 53703               MADISON, WISCONSIN 53703
            (608) 256-3133                 (ADDRESS OF PRINCIPAL PLACE OR
   (ADDRESS AND TELEPHONE NUMBER OF     INTENDED PRINCIPAL PLACE OF BUSINESS)
     PRINCIPAL EXECUTIVE OFFICES)
                                --------------
                               RIMAS BUINEVICIUS
                     CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                              SONIC FOUNDRY, INC.
                             754 WILLIAMSON STREET
                           MADISON, WISCONSIN 53703
                                (608) 256-3133
          (NAME, ADDRESS, AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                                  COPIES TO:
     FREDERICK H. KOPKO, JR., ESQ.            LAWRENCE B. FISHER, ESQ.
       MCBREEN, MCBREEN & KOPKO          ORRICK, HERRINGTON & SUTCLIFFE LLP
         20 NORTH WACKER DRIVE                    666 FIFTH AVENUE
        CHICAGO, ILLINOIS 60606               NEW YORK, NEW YORK 10103
            (312) 332-6405      --------------     (212) 506-5000
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.
  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
  If this form is filed to register additional securities for an offering pursuant to Rule 426(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]
                        CALCULATION OF REGISTRATION FEE
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
                                           PROPOSED        PROPOSED
                               AMOUNT      MAXIMUM          MAXIMUM       AMOUNT OF
  TITLE OF EACH CLASS OF       TO BE    OFFERING PRICE     AGGREGATE     REGISTRATION
SECURITIES TO BE REGISTERED  REGISTERED  PER UNIT(1)   OFFERING PRICE(1)     FEE
---------------------------------------------------------------------------------------
Units, comprised of two
 shares of Common Stock,
 par value $.01 per share
 and one Redeemable
 Common Stock Purchase
 Warrant ("Warrant"),
 each exercisable for one
 share of Common
 Stock(2)................    1,150,000      $15.10        $17,365,000     $ 5,122.68
Common Stock, par value
 $.01 per share(3).......    2,300,000      $ 7.50            --              --
Warrants(4)..............    1,150,000      $ 0.10            --              --
Common Stock issuable
 upon exercise of
 Warrants(5).............    1,150,000      $11.25        $12,937,500     $ 3,816.34
Common Stock(6)..........      368,160      $ 7.50        $ 2,761,200     $   814.55
Representatives'
 Warrants(7).............      200,000      $.0001        $     20.00         --
Common Stock issuable
 upon exercise of
 Representatives'
 Warrants(7).............      200,000      $ 9.00        $ 1,800,000     $   531.00
Warrants issuable upon
 exercise of
 Representatives'
 Warrants(7).............      100,000      $ 0.12        $    12,000     $     3.54
Common Stock underlying
 Warrants issuable upon
 exercise of
 Representatives'
 Warrants(7).............      100,000      $11.25        $ 1,125,000     $   331.88
---------------------------------------------------------------------------------------
 Total...................                      --         $35,999,970     $10,619.99(8)

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act of 1933, as amended.

(2) Includes 150,000 units that the Underwriters have the option to purchase to cover over-allotments, if any.

(3) Includes 300,000 shares of Common Stock that the Underwriters have the option to purchase to cover over-allotments, if any.

(4) Includes 150,000 Warrants that the Underwriters have the option to purchase to cover over-allotments, if any.

(5) Includes 150,000 shares of Common Stock issuable upon exercise of Warrants that the Underwriters have the option to purchase to cover over-allotments, if any.

(6) Common Stock registered on behalf of the Selling Stockholders.

(7) In connection with the Registrant's sale of securities, the Registrant is granting to the Representatives of the several Underwriters warrants to purchase 200,000 shares of Common Stock and 100,000 Warrants.


  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8 (A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

(8)  Previously Paid.
                                --------------
-------------------------------------------------------------------------------
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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                SUBJECT TO COMPLETION, DATED MARCH 24, 1998

PROSPECTUS

                              SONIC FOUNDRY, INC.

                      2,000,000 SHARES OF COMMON STOCK AND

 1,000,000 REDEEMABLE COMMON STOCK PURCHASE WARRANTS (AS UNITS, EACH CONSISTING OF TWO SHARES OF COMMON STOCK AND ONE REDEEMABLE COMMON STOCK PURCHASE WARRANT)

                                                                            LOGO

  Sonic Foundry, Inc., a Maryland corporation (the "Company"), hereby offers (the "Offering") 2,000,000 shares (the "Shares") of common stock, $0.01 par value (the "Common Stock") and 1,000,000 redeemable common stock purchase warrants (the "Warrants"), initially as units, each unit consisting of two Shares and one Warrant. The Shares and Warrants are sometimes hereinafter collectively referred to as the "Securities." Until the completion of this Offering, the Shares and Warrants may only be purchased together on the basis of two shares of Common Stock and one Warrant, but will be transferable separately immediately following completion of this Offering. Each Warrant entitles the registered holder thereof to purchase one share of Common Stock at
an exercise price of $           [150% of the initial public offering price of
the Common Stock], subject to adjustment, at any time from           , 1998
[six months after the date of this Prospectus] until                 , 2003 [60
months after the date of this Prospectus]. Commencing                 , 1999
[18 months after the date of this Prospectus], the Warrants will be subject to redemption by the Company, in whole but not in part, at $0.10 per Warrant on 30 days prior written notice, provided that the average closing sale price of the Common Stock as reported on the American Stock Exchange (the "Amex") equals or exceeds $20.00 per share of Common Stock, subject to adjustment, for any 20 trading days within a period of 30 consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption. See "Description of Securities--Warrants."

  Prior to this Offering, there has been no public market for the Common Stock or the Warrants, and there can be no assurance that such a market will develop after the completion of the Offering or, if developed, that it will be sustained. It is currently anticipated that the initial public offering prices of the Shares and Warrants will be $7.50 per Share and $.10 per Warrant. For information regarding the factors considered in determining the initial public offering price of the Securities and the terms of the Warrants, see "Risk Factors" and "Underwriting." The Company has applied to include the Common
Stock and the Warrants on the Amex under the symbols "SFO" and "SFOW," respectively.
                                               (continued on the following page)

  THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION. SEE "RISK FACTORS" LOCATED ON PAGE 8,
                                AND "DILUTION."

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE  SECURITIES COMMISSION NOR HAS THE SECURI-
   TIES AND  EXCHANGE COMMISSION OR  ANY STATE SECURITIES  COMMISSION PASSED
    UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
     THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                UNDERWRITING         PROCEEDS TO
                           PRICE TO PUBLIC      DISCOUNTS(1)         COMPANY(2)
--------------------------------------------------------------------------------
Per Unit (comprised of)      $                   $                   $
--------------------------------------------------------------------------------
  Per Share of Common
   Stock................     $                   $                   $
--------------------------------------------------------------------------------
  Per Warrant...........     $                   $                   $
--------------------------------------------------------------------------------
Total(3)................    $                   $                   $
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1) Does not include additional compensation payable to Dirks & Company, Inc. and Security Capital Trading Inc., the representatives ("Representatives") of the several underwriters (the "Underwriters") in the form of a non-accountable expense allowance. In addition, see "Underwriting" for information concerning indemnification and contribution arrangements with the Underwriters and other compensation payable to the Representatives.

(2) Before deducting estimated expenses of $500,000 payable by the Company, excluding the Representatives' non-accountable expense allowance.
(3) The Company has granted the Underwriters an option (the "Over-Allotment Option"), exercisable for a period of 45 days after the date of this Prospectus, to purchase up to an additional 300,000 shares of Common Stock and/or an additional 150,000 Warrants upon the same terms and conditions set forth above, solely to cover over-allotments, if any. If the Over-Allotment Option is exercised in full, the total Price to Public,
    Underwriting Discount and Proceeds to Company will be $              ,
    $                and $         , respectively. See "Underwriting."

  The Securities are being offered by the Underwriters, subject to prior sale, when, as and if delivered to and accepted by the Underwriters, and subject to approval of certain legal matters by their counsel and subject to certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify this Offering and to reject any order in whole or in part. It is expected that delivery of the Securities offered hereby will be made against payment, at the
offices of Dirks & Company, Inc., New York, New York, on or about             ,
1998.

DIRKS & COMPANY, INC.
                                              SECURITY CAPITAL TRADING INC.

            The date of this Prospectus is                  , 1998.

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK AND WARRANTS, INCLUDING PURCHASES OF THE COMMON STOCK AND/OR WARRANTS TO STABILIZE THEIR RESPECTIVE MARKET PRICES, PURCHASES OF THE COMMON STOCK AND/OR WARRANTS TO COVER SOME OR ALL OF A SHORT POSITION MAINTAINED BY THE UNDERWRITERS IN THE COMMON STOCK AND/OR WARRANTS, RESPECTIVELY, AND THE IMPOSITION OF PENALTY BIDS. FOR A DISCUSSION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                               ----------------

  The Company intends to furnish its stockholders with annual reports containing financial statements audited by its independent auditors and quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

(continued from cover page)

  This Prospectus also relates to the registration by the Company, at its expense, for the account of various stockholders ("Selling Stockholders") of 368,160 shares of Common Stock (the "Selling Stockholders Shares"). The Selling Stockholders Shares may be not sold for a period of ninety (90) days from the effective date of the Registration Statement without the prior written consent of the Representatives. The Company will not receive any proceeds from the sale of the Selling Stockholders Shares by the holders thereof. See "Selling Stockholders."

  The sale of the Selling Stockholders Shares may be effected from time to time in transactions (which may include block transactions by or for the account of the Selling Stockholders) in the over-the-counter market or in negotiated transactions, through the writing of options on the Selling Stockholders Shares, through a combination of such methods of sale, or otherwise. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices. If any Selling Stockholder sells his, her or its Shares, or options thereon, pursuant to this Prospectus at a fixed price or at a negotiated price which is, in either case, other than the prevailing market price or in a block transaction to a purchaser who resells, or if any Selling Stockholder pays compensation to a broker-dealer that is other than the usual and customary discounts, concessions or commissions, or if there are any arrangements either individually or in the aggregate that would constitute a distribution of the Selling Stockholders Shares, a post-effective amendment to the Registration Statement of which this Prospectus is a part, would need to be filed and declared effective by the Securities and Exchange Commission before such Selling Stockholders could make such sale, pay such compensation or make such a distribution. The Company is under no obligation to file a post-effective amendment to the Registration Statement of which this Prospectus is a part under such circumstances.

                               PROSPECTUS SUMMARY

  This Prospectus contains forward-looking statements that involve risk and uncertainties. The Company's actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including these set forth under "Risk Factors" and elsewhere in this Prospectus. The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and Financial Statements and Notes thereto appearing elsewhere in this Prospectus. Unless otherwise indicated, all information in this Prospectus does not give effect to the (a) exercise of the Over-Allotment Option, (b) exercise of the Representatives' Warrants, including the exercise of the Warrants underlying the Representatives' Warrants, (c) exercise of the Warrants, (d) the issuance of 599,050 shares of Common Stock upon the exercise of options granted under the Company's 1995 Stock Option Plan (the "Plan"), (e) the issuance of 300,950 shares of Common Stock upon the exercise of options that may be granted under the Plan, (f) the issuance of 30,000 shares of Common Stock upon the exercise of options granted under the Company's Non-Employee Directors' Stock Option Plan (the "Directors' Stock Option Plan"), (g) the issuance of 60,000 shares of Common Stock upon the exercise of options that may be granted under the Directors' Stock Option Plan, (h) the issuance of 3,439,866 shares of Common Stock upon the conversion of the outstanding 6,879,732 shares of Series B 5% Cumulative Convertible Preferred Stock ("Series B Preferred Stock") and (i) the issuance of 110,000 shares of Common Stock upon the exercise of warrants currently outstanding. As used in this Prospectus and unless the context otherwise requires, the "Company" refers to the Company and its predecessor.

                                  THE COMPANY

  The Company is a leading provider of personal computer ("PC")-based software products that enable users to easily work with and edit digital media. The Company's products are designed to run under both the Windows and Windows NT operating systems. Current products include Sound Forge 4.0 and Sound Forge XP, both of which allow users to create, record, edit and design digital audio files, CD Architect, which gives musicians, audio engineers and home users the ability to record and master their own audio CD's, and Soft Encode, which encodes audio to the Dolby Laboratories, Inc. ("Dolby") AC-3 multi-speaker format, for playback in movie theaters and on home theater systems. The Company is currently developing two new products, ACID and VEGAS, which are expected to dramatically impact the digital media industry. ACID, currently in Beta-testing, will allow musicians and non-musicians an easy way to create and play-back sound samples via a computer in a multi-track format. VEGAS will allow users to be able to store, edit, manipulate and transfer multiple tracks of audio data along with video data, via Windows NT. ACID and VEGAS are expected to be released by the summer of 1998.

  In the past, audio production system users relied upon analog tape-based solutions. Analog tape-based systems suffered from relatively poor fidelity, crude editing capabilities and poor process integration. Increasingly, audio production users are adopting digital technology which offers several key advantages over analog tape-based systems including efficient use and reuse of storage media, transferability of media, minimal obsolescence and independence from dedicated hardware.

  The Company believes that there is a wide variety of markets and customers within these markets which require digital-based media authoring tools. These markets include the music, multimedia, digital video, audio/video and broadcast industries, and the Internet, which the Company believes will be a point of convergence for the other markets. Customers within these markets can be as diverse as a musician desiring optimal audio editing software to an automotive engineer who desires sound frequency analysis capability, to a website or multimedia developer who desires an enhanced overall presentation.

  In attempting to meet the needs of its customers in a variety of markets, the Company strives to give its products features which can be tailored to individual specific needs, are reliable and can be expanded upon. The

Company believes it can achieve long term commitment to its products from its target customers by obtaining the endorsement of industry opinion leaders, such as audio professionals and writers of trade magazine articles, and by emphasizing quality, maintaining stringent compatibility with Windows, gaining development efficiency through a common code base and being able to adapt and address new market opportunities by bringing new products to market quickly.

  The Company's objective is to be the leading digital-based media software company to every industry and market in which the Company competes. The Company plans to achieve this objective by extending its technology leadership, maximizing its market penetration and brand recognition and continuing to develop products for the digital based media software market for professional and consumer use. In addition, the Company plans to strengthen and expand its strategic relationships with companies such as Dolby and pursue other strategic relationships. In this connection, the Company entered into a letter of intent with Microsoft Corporation ("Microsoft") in January 1998 pursuant to which Microsoft will license to the Company NetShow software production and rendering tools to enable the Company to develop and distribute production tools, such as Sound Forge and ACID, to create NetShow content. NetShow is Microsoft's proprietary format to view media on demand over the Internet. In addition, the letter of intent provides that the Company will be designated a preferred independent software vendor partner of NetShow with benefits including technical, marketing and sales assistance to the Company from Microsoft in connection with NetShow. The letter of intent is subject to a definitive agreement to be negotiated between the parties and there can be no assurance that a definitive agreement will be entered into, or if entered into, be on favorable terms to the Company. Management believes that developing products based on the NetShow platform will allow it to expand its customer base in the Internet market. Designation as a preferred independent software vendor partner of NetShow, as well as Microsoft technical, marketing and sales assistance, is also expected to have significant competitive benefits to the Company, which the Company believes will allow it to reach more potential customers by being included in Microsoft mailings, product groupings and references on Microsoft's website.

  The Company was incorporated in the State of Wisconsin in 1994 and merged into a Maryland corporation of the same name in 1996. Its offices are located at 754 Williamson Street, Madison, Wisconsin, 53703 and its telephone number is 608-256-3133. Information contained on the Company's website will not be deemed to be part of this Prospectus.

  The names of "Sonic Foundry," "Sound Forge," "VEGAS," "ACID," "CD Architect," and "Soft Encode" and the logo utilized by the Company, are registered and unregistered trademarks, service marks and trade names of the Company. This Prospectus also includes trademarks, service marks and trade names other than those identified in this paragraph, all of which are the property of their respective holders.

                                  THE OFFERING

Securities Offered........  2,000,000 Shares of Common Stock and 1,000,000
                            Warrants. The Shares and the Warrants will be separately tradeable immediately following the completion of this Offering.

Terms of Warrants.........  Each Warrant entitles the holder to acquire one share of Common Stock at an exercise price of
                            $      per share [150% of the initial public
                            offering price of the Common Stock] at any time
                            from             , 1998 [six months after the date
                            of the Prospectus] until    , 2003 [5 years after
                            the date of this Prospectus]. Commencing     , 1999
                            [18 months after the date of this Prospectus], the Warrants will be subject to redemption by the Company, in whole but not in part, at $.10 per Warrant provided that the average closing sale price of the Common Stock as reported on the Amex equals or exceeds $20.00 per share of Common Stock for any 20 trading days within a period of 30 consecutive trading days ending on the fifth trading day prior to the date of notice of redemption. See "Description of Securities."

Securities Outstanding
 Prior to the
 Offering:(1)
  Common Stock ..........
  Series B Preferred        468,160 shares
  Stock .................   6,879,732 shares

Securities Outstanding
 After the Offering:(1)
  Common Stock ..........
  Series B Preferred        2,468,160 shares
  Stock .................   6,879,732 shares
  Warrants ..............   1,000,000 Warrants

Use of Proceeds...........
                            The Company intends to use the net proceeds from the Offering for (i) the development of new products and the enhancement of current products,
                            (ii) capital expenditures, including costs associated with additional facilities and equipment purchases, (iii) sales and marketing, including the opening of sales offices, (iv) repayment of certain indebtedness, (v) expansion of internal operations, including improvement of management information systems and (vi) working capital and general corporate purposes. The Company may also use a portion of the net proceeds from this Offering for the acquisition of or investment in complementary businesses, products, or technologies. The Company does not have any present understandings, commitments or agreements with respect to any material acquisition or investment. See "Use of Proceeds."

Proposed Amex Symbols.....  Common Stock SFO
                            Warrants SFOW

Risk Factors .............  An investment in the Securities offered hereby involves a high degree of risk and immediate and substantial dilution and should be made only by investors who can afford the loss of their entire investment. See "Risk Factors" and "Dilution."
--------

(1) Does not include: (i) 599,050 shares of Common Stock issuable upon the exercise of options granted under the Plan; (ii) 300,950 shares of Common Stock issuable upon the exercise of options that may be granted under the Plan; (iii) 30,000 shares of Common Stock issuable upon the exercise of options granted under the Directors' Stock Option Plan; (iv) 60,000 shares of Common Stock issuable upon the exercise of options that may be granted under the Directors' Stock Option Plan; (v) 3,439,866 shares of Common Stock issuable upon conversion of the 6,879,732 outstanding shares of Series B Preferred Stock; and (vi) 110,000 shares of Common Stock issuable upon the exercise of warrants currently outstanding. See "Management-- Directors' Compensation," "Management--1995 Stock Option Plan" and "Description of Securities."

                         SUMMARY FINANCIAL INFORMATION

                             YEARS ENDED       NINE MONTHS ENDED    THREE MONTHS ENDED
                            DECEMBER 31,         SEPTEMBER 30,         DECEMBER 31,
                         ------------------- ---------------------  -------------------
                           1995      1996       1996     1997(1)      1996      1997
                         -------- ---------- ---------- ----------  --------  ---------
STATEMENT OF OPERATIONS
 DATA:
Software license fees... $757,579 $2,442,047 $1,623,066 $2,242,512  $818,981  $ 931,477
Gross profit............  675,526  2,069,775  1,423,717  1,835,413   646,058    772,062
                         -------- ---------- ---------- ----------  --------  ---------
Income (loss) from
 operations.............   34,391    214,128    231,357   (818,951)  (17,229)  (301,417)
Income (loss) before
 income taxes...........   33,324    199,094    221,065   (859,091)  (21,971)  (323,507)
Income tax expense
 (benefit)..............        0     20,000          0    (20,000)   20,000          0
                         -------- ---------- ---------- ----------  --------  ---------
Net income (loss)....... $ 33,324 $  179,094 $  221,065 $ (839,091) $(41,971) $(323,507)
                         ======== ========== ========== ==========  ========  =========
Pro forma net income
 (loss) per common
 share(2):
  Basic................. $  25.65 $     5.82 $   134.91 $    (5.15) $   (.49) $   (1.36)
                         ======== ========== ========== ==========  ========  =========
  Diluted............... $    .23 $      .09 $      .49 $    (5.15) $   (.49) $   (1.36)
                         ======== ========== ========== ==========  ========  =========

                                                          DECEMBER 31, 1997
                                                        -----------------------
                                                                    PRO FORMA,
                                                                        AS
                                                          ACTUAL    ADJUSTED(3)
                                                        ----------  -----------
BALANCE SHEET DATA:
Working capital (deficit).............................. $  (50,323) $11,913,619
Total assets...........................................  2,596,228   14,490,172
Long-term liabilities..................................    701,656    1,000,000
Stockholders' equity...................................  1,027,907   13,693,507

--------

(1) On September 30, 1997, the Company changed its fiscal year end to September 30 of each year.

(2) See Note 1 to the Financial Statements of the Company.

(3) Gives effect on a pro forma basis to (i) the exercise in March 1998 of 100,000 options under the Plan, (ii) the sale of 5,000 shares of Common Stock in January 1998, and (iii) the issuance in February 1998 of three unsecured notes payable in the aggregate principal amount of $1,000,000 and as adjusted to give effect to the receipt and the initial application of the estimated net proceeds of the Offering. See "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Management--1995 Stock Option Plan."

                                 RISK FACTORS

  This Prospectus contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those discussed in the forward-looking statements as a result of certain factors, including those set forth below and elsewhere in this Prospectus. An investment in the Securities offered hereby involves a high degree of risk and should be made only by investors who can afford the loss of their entire investment. Prospective investors should carefully review and consider the risk factors described below and other information in this Prospectus before purchasing the Securities.

  Limited Operating History; Working Capital Deficit; Retained Deficit; and Anticipated Future Losses. The Company was incorporated in February, 1994 and has only a limited operating history upon which prospective investors may judge the Company's performance and prospects. The Company is subject to all of the business risks associated with a new enterprise, including constraints on its financial and personnel resources, lack of established business relationships and uncertainties regarding future revenue. As of December 31, 1997, the Company had a working capital deficit of $50,323 and a retained deficit of $1,152,088. Future operating results will depend upon many factors, including fluctuations in the economy, the degree and nature of competition, demand for the Company's products, the availability of additional capital and the Company's ability to manage its growth, including recruiting additional personnel, expanding into new markets, and maintaining gross margins in the face of pricing pressures. To achieve and sustain profitability in the future, the Company must, among other things, establish widespread market acceptance of its existing products, successfully develop new products, respond quickly and effectively to competitive, market and technological developments, expand sales and marketing operations, broaden customer support capabilities, control expenses and continue to attract, train and retain qualified personnel. There can be no assurance that the Company will achieve or sustain profitability in the future.

  Risks Associated With Growth and Potential Fluctuation in Quarterly Operating Results. The Company intends to expand primarily by increasing sales personnel and marketing activities and by increasing product development activities. The Company expects that the expenses related to the planned expansion generally will precede the Company's realization of the benefits, if any, of such expansion. Accordingly, the Company expects that the incurrence of these expenses will adversely affect the Company's earnings and working capital in the periods prior to the Company's realization of the benefits, if any, of any expansion. There can be no assurance that the Company's systems, procedures or controls will be adequate to support its current or future operations or that the Company's management will be able to manage the expansion and still achieve the rapid execution necessary to exploit fully the market for the Company's products. If the Company were to fail to manage its growth effectively, its business, financial condition and results of operations would be materially adversely affected.

  As part of its growth strategy, the Company may consider acquisitions of complementary businesses and, although the Company does not presently have any plans, arrangements or agreements with respect to any potential acquisitions, there can be no assurance that if the Company consummates an acquisition, it will be able to successfully integrate any acquired businesses into the Company's operations. There also can be no assurance that future acquisitions will not have a material adverse effect upon the Company's results of operations and earnings per share, particularly in the fiscal quarters immediately following consummation of such transactions while the operations of the acquired business are being integrated into the Company's operations. See "Use of Proceeds" and "Business."

  The Company expects to experience significant fluctuations in its future quarterly operating results due to a variety of factors, many of which are outside the Company's control, including (i) demand for the Company's products, (ii) introduction or enhancement of products by the Company and its competitors, (iii) market acceptance of new products of the Company and its competitors, (iv) price reductions by the Company or its competitors or changes in how products are placed, (v) the mix of products sold by the Company and its competitors, (vi) the mix of distribution channels through which the Company's products are licensed and sold, (vii) the mix of international and U.S. revenues, (viii) costs of litigation and intellectual property protection, (ix) the Company's ability to attract, train and retain qualified personnel, (x) the amount and timing of operating costs and capital expenditures related to expansion of the Company's business, operations and infrastructure, (xi) technical difficulties with respect to the use of the Company's products,
(xii) governmental regulations and (xiii) general economic conditions and economic conditions specifically related to the Internet. It often is difficult to forecast the effect such factors, or any combination thereof, would have on the Company's results of operations for any given fiscal quarter. There can be no assurance that the Company will be able to achieve historical revenue levels or maintain its historical growth rate. The Company has used, and expects to continue to use, price promotions to increase trial, purchase and use of its products, as well as to increase the overall recognition of its brands. The effect of such promotions on revenues in a particular period may be significant and extremely difficult to forecast. Based on the foregoing, the Company believes that its quarterly revenues, expenses and operating results could vary significantly in the future, and that period-to-period comparisons should not be relied on as indications of future performance.

  Control By Current Management. At the completion of this Offering, the Company's officers, directors and their affiliates will beneficially own all of the outstanding shares of Series B Preferred Stock, and will have voting control over approximately 74% of the outstanding voting securities of the Company. Therefore, current management will have the ability to control the election of directors of the Company and the outcome of all issues submitted to a vote of stockholders of the Company. Such control could adversely affect the market price of the Securities or delay or prevent a change in control of the Company. See "Principal Stockholders" and "Description of Securities."

  Risks Associated With Product Development; Technological Obsolescence. The markets for the Company's products are characterized by evolving industry standards, changing technologies and frequent new product introductions. The Company's future success will depend in part upon its ability to enhance its existing products and to develop and introduce new products and features which meet changing customer requirements and emerging industry standards on a timely basis. There can be no assurance that the Company will successfully complete the development or introduction of products on a timely basis or that the Company's current or future products will achieve market acceptance. Any such failure would have a material adverse effect on the Company. Furthermore, products such as those offered by the Company may contain undetected or unresolved software errors when they are first introduced or as new versions are released. There can be no assurance that, despite significant testing by the Company, software errors will not be found in new products and upgrades after commencement of commercial shipments, resulting in delay in or loss of market acceptance. In addition, from time to time the Company or others may announce products, features or technologies which have the potential to shorten the life cycle of or replace the Company's then-existing products. Such announcements could cause customers to defer the decision to buy or determine not to buy the Company's products or cause the Company's distributors and dealers to seek to return products to the Company, any of which would have a material adverse effect on the Company. In addition, there can be no assurance that products or technologies developed by others will not render the Company's products or technologies non-competitive or obsolete. Further, it may be possible for others to illegally obtain copies of, reverse engineer and/or use the Company's products or technology without authorization. Finally, additional risks are presented due to the fact that certain of the Company's products depend upon products of other companies, outside of the Company's control, to achieve commercial success. An example is Soft Encode, which depends upon the commercial acceptability of the Dolby Digital Surround (also known as AC-3) Digital Versatile Disc ("DVD"). There can be no assurance that the products of other companies upon which the Company's products may depend, such as Dolby's DVD, will achieve commercial acceptance in the marketplace. Any failure relating to commercial acceptance of such companies products could have a material adverse effect on the commercial acceptance of certain of the Company's products which would have a material adverse effect on the Company.

  Competition. The markets for the Company's products are intensely competitive. Pricing pressure, rapid development, feature upgrades, and new undefined technologies characterize the general nature of the industry. Numerous companies including Adaptec, Inc. ("Adaptec"), Avid Technology, Inc. ("Avid"), Digidesign, Inc. ("Digidesign"), Cakewalk Company L.P. ("Cakewalk"), CreamWare GmbH ("Creamware"), Euphonix, Inc.

("Euphonix"), InSync Interactive Corp.("InSync"), Sonic Solutions, and Steinberg Soft-Und Hardware GmbH ("Steinberg") offer products which compete directly or indirectly with one or more of the Company's own products. Most of the Company's competitors or potential competitors have significantly greater financial, management, technical and marketing resources than the Company. The Company could also face future competition from Microsoft, Adobe Systems, Inc. ("Adobe"), Macromedia, Inc. ("Macromedia"), Autodesk, Inc.("Autodesk") or Oracle Corporation ("Oracle"). Each of these potential competitors has substantially greater resources than the Company and could become a significant competitor. Moreover, many of the Company's competitors and potential competitors offer software products for the MacIntosh operating system, which many musicians have traditionally utilized. There can be no assurance that such potential customers will accept the Company's Windows-based software products. In addition, there can be no assurance that market sentiment for MacIntosh or other competing operating systems, such as Java, will not overtake the current dominant market position of Windows-based systems, upon which the Company's products are based. In addition, due to the low barriers to entry in the computer software market, there can be no assurance that a new company will not be able to effectively compete with the Company. The Company's competitors may be able to develop products comparable or superior to those offered by the Company or adapt more quickly than the Company to new technologies or evolving customer requirements. Accordingly, there can be no assurance that the Company will be able to compete effectively in its target markets, that competition will not intensify or that future competition will not have a material adverse effect on the Company. See "Business--Competition."

  Possible Need For Additional Financing. The Company anticipates that the net proceeds from this Offering and cash provided by operations will enable it to meet its capital and operational requirements for at least the 12 months following the date of this Prospectus, although there can be no assurance that such resources will be sufficient to satisfy the Company's capital and operational requirements for such period. This expectation is based on the Company's current operating plan which can change as a result of many factors, and the Company could require additional funding sooner than anticipated. In addition, unplanned acquisition and development opportunities and other contingencies may arise, which also could require additional capital. Sources of funds may include the issuance of common or preferred stock sold in a public offering or in private placements, or the issuance of debt or bank financing. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of such securities could result in dilution to the Company's stockholders. Warrants may also be issued in connection with debt or bank financing, which could also result in dilution to the Company's stockholders. In February 1998, the Company issued unsecured notes payable in the aggregate principal amount of $1,000,000. The notes mature February 1999 and bear interest at a rate of 12% per annum. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources." Under the terms of the Company's Amended and Restated Articles of Incorporation ("Articles of Incorporation"), subject to certain exceptions, holders of the Company's Series B Preferred Stock must consent to the incurrence of any debt (as defined therein) by the Company. Failure to obtain such consent could adversely affect the Company's ability to raise sufficient cash to pay operating expenses, if needed. There can be no assurance that the Company would be able to obtain capital on a timely basis, on favorable terms, or at all. If the Company is unable to obtain such financing, or generate funds from operations sufficient to meet its needs, the Company would be materially adversely affected. See "Use of Proceeds."

  Microsoft Relationship. The Company has in the past been given access by Microsoft to certain of its new software codes. This has given the Company the ability to quickly produce new software products that are adaptable to new Windows software. In connection with this grant of access, the Company has entered into a non-disclosure agreement with Microsoft. There can be no assurance that Microsoft will continue to give the Company access to its new software codes. In the event Microsoft does not continue to give the Company access to its new software codes, the Company's ability to adapt its products to new Windows software will be materially adversely impacted, which in turn could have a material adverse effect on the Company.

  Third-Party Distributor. The Company signed an agreement with Ingram Micro, Inc. ("Ingram Micro") on October 16, 1997 to handle sales and distribution to various computer resellers, value-added resellers ("VARs"), catalog distributors and smaller retail outlets. Under the distribution agreement, the Company has granted Ingram Micro the right to return unsold inventories in exchange for credit against open invoices. Likewise, price protection support is offered contractually, whereby the distributor is protected from price reductions. Returns of large amounts of unsold inventory, or a large amount of claims for refunds due to price reduction, could have a material adverse effect on the Company. See "Business--Sales--Computer Distributor."

  Uncertain Protection Of Intellectual Property; Risks Associated With Licensed Third-Party Technology. The Company's success depends in part on its ability to protect its proprietary software. The Company relies on a combination of trade secret, contract, copyright and trademark law to establish and protect its proprietary rights in its products and technology. The Company does not currently have any patent protection for its products. The Company's software products are sold pursuant to "shrink wrap" licenses which set forth the terms and conditions under which the purchaser can use the product and which bind the purchaser by its acceptance and purchase of the products to such terms and conditions. Such shrink wrap licenses are not signed by licensees and may be unenforceable under the laws of certain jurisdictions. The Company also licenses certain of its proprietary rights to third parties. There can be no assurance that the licensees of such licenses will abide by compliance and quality control guidelines with respect to such proprietary rights or that such licensees will not take actions that would materially adversely affect the Company's business.

  Although the Company relies to a great extent on trade secret protection for much of its technology and has obtained confidentiality agreements from most of its key employees, there can be no assurance that third parties will not independently develop the same or similar technology, obtain unauthorized access to the Company's proprietary technology or misuse technology to which the Company has granted access. The Company believes that the rapid pace of innovation in the industry renders the innovation, skill and creativity of its development staff more influential to the Company's competitive success than the various legal protections of its technology. The computer software industry is characterized by frequent and substantial intellectual property litigation that often is complex and expensive and involves a significant diversion of resources and uncertainty of outcome. In the future, the Company may need to pursue litigation to enforce and protect its intellectual property and trade secrets or to defend against a claim of infringement or invalidity.

  The Company attempts to avoid infringing known proprietary rights of third parties in its product development efforts. However, the Company has not conducted and does not conduct comprehensive patent or trademark searches to determine whether it infringes patents or other proprietary rights held by third parties. In addition, it is difficult to proceed with certainty in a rapidly evolving technological environment in which there may be numerous patent applications pending, many of which are confidential when filed, with regard to similar technologies. If the Company were to discover that its products violate third-party proprietary rights, there can be no assurance that it would be able to obtain licenses to continue offering such products without substantial reengineering or that any effort to undertake such reengineering would be successful, that any such licenses would be available on commercially reasonable terms, if at all, or that litigation regarding alleged infringement could be avoided or settled without substantial expense and damage awards. Any claims against the Company relating to the infringement of third-party proprietary rights, even if not meritorious, could result in the expenditure of significant financial and managerial resources and in injunctions preventing the Company from distributing certain products. Such claims could materially adversely affect the Company. Although the Company believes that its products and their use do not infringe the proprietary rights of third parties, the Company received a communication in December, 1997 from a third party asserting that one of the Company's product names, "Acoustics Modeler," infringes the proprietary rights of such third party. The Company disagrees with the position of the third party, but plans in any event to phase out use of the product name "Acoustics Modeler" over the next six months. The Company has also received communication from an additional third party relating to an alleged infringement of such third party's patent by the Company. The Company has not received any further communication from such third party since May 1996, and such third party's patent expires in May 1998; however, there can be no assurance that such third party will not take legal action against the Company. The Company may in the future receive communications from other third parties asserting that the Company's products infringe, or may infringe, the proprietary rights of such third parties.

  The Company also relies on certain technology that it licenses from third parties, including software that is integrated with the Company's internally developed software and used in the Company's products, to perform key functions. There can be no assurance that such third-party technology licenses will continue to be available to the Company on commercially reasonable terms. The loss of any of these technologies could have a material adverse effect on the Company. In addition, the Company has agreed to indemnify certain distributors and original equipment manufacturers ("OEMs") from claims that its technology infringes the proprietary rights of others. There can be no assurance that infringement or invalidity claims arising from the incorporation of third-party technology, and claims for indemnification from the Company's distributors and OEMs resulting from such claims, will not be asserted or prosecuted against the Company. Such claims, even if not meritorious, could result in the expenditure of significant financial and managerial resources in addition to potential product redevelopment costs and delays, all of which could materially adversely affect the Company. The Company has also signed nondisclosure agreements to protect the trade secrets and confidential information of other companies. While the Company has made and continues to make diligent efforts to protect such third party information, there can be no assurance that such information will be adequately protected, or that, notwithstanding the Company's efforts to protect such trade secrets and confidential information, a third party will not attempt to hold the Company liable for disclosure of such information. Any liability to a third party for failing to protect trade secrets or confidential information may have a material adverse effect on the Company. The laws of foreign countries treat the protection of proprietary rights of the Company in its products differently from and may not protect the Company's proprietary rights to the same extent as do laws in the United States. See "Business--Intellectual Property."

  Sales and Other Taxes. The Company currently does not collect sales or similar taxes with respect to the sale of products, license of technology, or provision of services in states and countries other than states in which the Company has offices. However, one or more states or foreign countries may seek to impose sales or other tax obligations on companies that engage in online commerce within their jurisdictions. A successful assertion by one or more states or any foreign country that the Company should collect sales or other taxes on the sale of products, license of technology, or provision of services, or remit payment of sales or other taxes for prior periods, could have a material adverse effect on the Company.

  Risks Associated With International Expansion. For the year ended December 31, 1996, the nine months ended September 30, 1997 and the three months ended December 31, 1997, approximately 18%, 27% and 18%, respectively, of the Company's total net revenues were generated from sources outside the United States. As a result, the Company is subject to the risks of doing business abroad, including unexpected changes in regulatory requirements, export and import restrictions, tariffs and other trade barriers, difficulties in staffing and managing foreign operations, longer payment cycles, problems in collecting accounts receivable, potential adverse tax consequences, exchange rate fluctuations, increased risks of piracy, limits on the Company's ability to enforce its intellectual property rights, limits on repatriation of funds and political risks that may limit or disrupt international sales. Such limitations and interruptions could have a material adverse effect on the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business--Sales."

  Dependence On Key Personnel. The Company's future success depends in large part on the continued services of Rimas Buinevicius, Monty R. Schmidt, and Curtis Palmer, the Company's Chief Executive Officer, President, and Chief Technology Officer, respectively, and on its ability to continue to attract, motivate and retain highly qualified employees. The Company has entered into employment agreements with Messrs. Buinevicius, Schmidt and Palmer, and the Company is the beneficiary of $1,000,000 key man life insurance policies on the lives of each of these individuals; however, one of the Company's lenders is an assignee of such policies. Competition for highly qualified employees is intense and the process of locating key technical and management personnel with the combination of skills and attributes required to execute the Company's strategy is often lengthy. There can be no assurance that the Company will be successful in attracting, motivating and retaining key personnel. The loss of the services of one or more members of management or key employees, or the inability to hire additional personnel as needed, could have a material adverse effect on the Company. See "Management."

  Lack Of Experience Of Representatives. Dirks & Company, Inc., one of the Representatives, commenced operations in July 1997, and Securities Capital Trading Inc., the other Representative, commenced operations in June 1995. Neither of the Representatives has co-managed or participated as an underwriter in any public offering of securities. Accordingly, neither of the Representatives have any experience as a co-manager or underwriter of public offerings of securities. See "Underwriting."

  Shares Eligible For Future Sale. 2,368,160 of the 2,468,160 shares of Common Stock (assuming no exercise of outstanding options or warrants) and 1,000,000 Warrants to be outstanding upon completion of this Offering (2,668,160 shares of Common Stock and 1,150,000 Warrants if the Over-Allotment Option is exercised in full) will be immediately freely tradeable without restriction under the Securities Act of 1933, as amended (the "Securities Act"), except for any securities purchased by an "affiliate" of the Company (as that term is defined in the Securities Act), which securities will be subject to the resale limitations of Rule 144 under the Securities Act. All of the 6,879,732 shares of Series B Preferred Stock outstanding are "restricted securities," as that term is defined in Rule 144 under the Securities Act, and may not be resold in a public distribution, except in compliance with the registration requirements of the Securities Act or unless converted into Common Stock and resold pursuant to Rule 144. The sale, or availability for sale, of substantial amounts of Common Stock resulting from conversion of the outstanding Series B Preferred Stock in the public market subsequent to this Offering pursuant to Rule 144 or otherwise could materially adversely affect the market price of the Securities and could impair the Company's ability to raise additional capital through the sale of its equity securities or debt financing.

  Each officer and director of the Company, all holders of the shares of Series B Preferred Stock and Common Stock, and all holders of options and warrants to acquire shares of Common Stock have agreed not to, directly or indirectly, offer, sell, transfer, pledge, assign, hypothecate or otherwise encumber or dispose of any of the Company's securities, whether or not presently owned, for a period of 12 months after the date of this Prospectus, or 90 days after the date of this Prospectus in the case of the Selling Stockholders, without the prior written consent of the Company and the Representatives. Beginning 12 months after the date of this Prospectus, all 3,439,866 shares of Common Stock issuable upon conversion of the 6,879,732 shares of Series B Preferred Stock, along with 100,000 shares of Common Stock previously acquired upon the exercise of options granted under the Company's Plan, may be sold in accordance with Rule 144. See "Shares Eligible for Future Sale."

  Portion of Offering Proceeds Benefiting Management. Net proceeds to the Company from the sale of the Securities offered hereby will be used to repay certain indebtedness guaranteed by Monty Schmidt and Curtis Palmer, the Company's President and Chief Technology Officer, respectively, thereby releasing such guarantees. See "Use of Proceeds" and "Certain Transactions."

  No Prior Public Market For The Securities; Arbitrary Determination Of Offering Price; Price Volatility. Prior to this Offering, there has been no public market for the Securities, and there can be no assurance that an active trading market for any of the Securities will develop or, if developed, be sustained after the Offering. See "Underwriting." The initial public offering prices of the Securities and the exercise price and terms of the Warrants have been determined arbitrarily by negotiations between the Company and the Representatives. Factors considered in such negotiations, in addition to prevailing market conditions, included the history of and prospects for the industry in which the Company competes, an assessment of the Company's management, the prospects of the Company, its capital structure and the market for initial public offerings. Therefore, the public offering prices of the Securities and the exercise prices and terms of the Warrants do not necessarily bear any relationship to the Company's assets, book value, results of operations or any other established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the Securities. See "Underwriting." The securities markets have from time to time experienced significant price and volume fluctuations that may be unrelated to the operating performance of particular companies. In addition, the market prices of the common stock of many publicly traded software companies have in the past been, and can in the future be expected to be, especially volatile. Economic and other external factors, as well as period-to-period fluctuations in the Company's financial results, may have a significant impact on the market prices of the Securities.

  Potential Adverse Effect Of Representatives' Warrants. At the consummation of the Offering, the Company will sell to the Representatives and/or their designees, for nominal consideration, warrants (the "Representatives' Warrants") to purchase up to 200,000 shares of Common Stock and/or 100,000 Warrants. The Representatives' Warrants will be exercisable for a period of four years commencing one year from the date of the Prospectus, at an exercise
price of $      per Share [165% of the public offering price of the Common
Shares] and at an exercise price of $    per Warrant [165% of the public
offering price of the Warrants]. The Warrants issuable upon exercise of the Representatives' Warrants will be initially exercisable, at an exercise price
of $       per share [100% of the exercise price of the Warrants]. For the term of the Representatives' Warrants, the holders thereof will have, at nominal cost, the opportunity to profit from a rise in the market price of the Securities without assuming the risk of ownership, with a resulting dilution in the interest of other security holders. As long as the Representatives' Warrants remain unexercised, the Company's ability to obtain additional capital might be adversely affected. Moreover, the Representatives may be expected to exercise the Representatives' Warrants at a time when the Company would, in all likelihood, be able to obtain any needed capital through a new offering of its securities on terms more favorable than those provided by the Representatives' Warrants. See "Underwriting."

  Speculative Nature Of The Warrants. The Warrants do not confer any rights of Common Stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of Common Stock at a fixed price for a limited period of time. Specifically,
commencing          , 1998 [six months after the date of this Prospectus],
holders of the Warrants may exercise their right to acquire Common Stock and
pay an exercise price of $        per share [150% of the initial public
offering price of the Common Stock], subject to adjustment upon the occurrence
of certain dilutive events, until             , 2003 [60 months after the date
of this Prospectus], after which date any unexercised Warrants will expire and have no further value. Moreover, following the completion of this Offering, the market value of the Warrants will be uncertain and there can be no assurance that the market value of the Warrants will equal or exceed their initial public offering price. There can be no assurance that the market price of the Common Stock will ever equal or exceed the exercise price of the Warrants and, consequently, whether it will ever be profitable for holders of the Warrants to exercise the Warrants.

  Potential Adverse Effect Of Redemption Of Warrants. Commencing
              , 1999 [18 months after the date of this Prospectus], the Warrants will be subject to redemption by the Company at $0.10 per Warrant on thirty days' prior written notice to the warrantholders if the average closing sale price of the Common Stock as reported on the Amex equals or exceeds $20.00 per share of Common Stock for any 20 trading days within a period of thirty (30) consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption. If the Warrants are redeemed, holders of the Warrants will lose their rights to exercise the Warrants after the expiration of the 30-day notice of redemption period. Upon receipt of a notice of redemption, holders would be required to: (i) exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for them to do so,
(ii) sell the Warrants at the current market price, if any, when they might otherwise wish to hold the Warrants or (iii) accept the redemption price which is likely to be substantially less than the market value of the Warrants at the time of redemption. See "Description of Securities--Warrants."

  Potential Adverse Effect Of Substantial Shares Of Common Stock Reserved. The Company has reserved a total of 5,839,866 shares of Common Stock for issuance as follows: (i) 110,000 shares for issuance upon exercise of the outstanding warrants; (ii) 200,000 shares for issuance upon exercise of the Representatives' Warrants; (iii) 100,000 shares for issuance upon exercise of the Warrants issuable upon exercise of the Representatives' Warrants; (iv) 1,000,000 shares reserved for issuance upon exercise of the Warrants; (v) 599,050 shares in the aggregate for issuance upon exercise of options granted pursuant to the Plan; (vi) 30,000 shares reserved for issuance upon exercise of options granted pursuant to the Directors' Stock Option Plan; (vii) 3,439,866 shares reserved for issuance upon the conversion of 6,879,732 shares of Series B Preferred Stock; (viii) 300,950 shares reserved for issuance pursuant to grants that may be made under the Plan; and (ix) 60,000 shares reserved for issuance pursuant to grants that may be made under the Directors' Stock Option Plan. The existence of the Warrants, the Representatives' Warrants and the other options or warrants, and the Series B Preferred Stock may adversely affect the Company's ability to consummate future equity financings. Further, the holders of the warrants and options may exercise them at a time when the Company would otherwise be able to obtain additional equity capital on terms more favorable to the Company. See "Shares Eligible for Future Sale."

  Legal Restrictions On Sales Of Shares Underlying The Warrants. The Warrants are not exercisable unless, at the time of the exercise, the Company has a current prospectus covering the shares of Common Stock issuable upon exercise of the Warrants, and such shares have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the exercising holder of the Warrants. Although the Company has agreed to use its best efforts to keep a registration statement covering the shares of Common Stock issuable upon the exercise of the Warrants effective for the term of the Warrants, if it fails to do so for any reason, the Warrants may be deprived of value.

  The Shares and Warrants are detachable and separately transferable immediately following completion of the Offering. Purchasers may buy Warrants in the aftermarket in or may move to jurisdictions in which the shares underlying the Warrants are not so registered or qualified during the period that the Warrants are exercisable. In this event, the Company would be unable to issue shares to those persons desiring to exercise their Warrants, and holders of Warrants would have no choice but to attempt to sell the Warrants in a jurisdiction where such sale is permissible or allow them to expire unexercised. See "Description of Securities."

  Limitations On Liability And Indemnification Matters. The Articles of Incorporation of the Company limit the liability of the directors of the Company to the Company or its stockholders (in their capacity as directors but not in their capacity as officers) to the fullest extent permitted by the Maryland General Corporation Law (the "MGCL"). Accordingly, pursuant to the terms of the MGCL as presently in effect, the Company may indemnify any director unless it is established that: (i) the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;
(ii) the director actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. In addition, the Company's Amended and Restated Bylaws (the "Bylaws"), require the Company to indemnify each person who is or was, a director, officer, employee or agent of the Company to the fullest extent permitted by the laws of the State of Maryland in the event he is involved in legal proceedings by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the Company's request as a director, officer, employee or agent of another corporation, partnership or other enterprise. The Company may also advance to such persons expenses incurred in defending a proceeding to which indemnification might apply, upon terms and conditions, if any, deemed appropriate by the Board of Directors upon receipt of an undertaking by or on behalf of such director or officer to repay all such advanced amounts if it is ultimately determined that he is not entitled to be indemnified as authorized by the laws of the State of Maryland. See "Description of Securities--Limitation on Directors' and Officers' Liability; Indemnification."

  Risks Associated With Forward-Looking Statements Included In This Prospectus. This Prospectus contains certain forward-looking statements, including, without limitation, the plans and objectives of management for future products and future operations. The forward-looking statements included herein are based on current expectations that involve numerous risks and uncertainties. The Company's plans and objectives are based on a successful execution of the Company's strategy, the assumption that the software industry will not change materially or adversely, and that there will be no unanticipated material adverse change in the Company's operations or business. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company.

  Although the Company believes that its assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the forward-looking statements included in this Prospectus will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, particularly in view of the Company's early stage of operations, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

  Dilution. Purchasers of Shares in this Offering will experience immediate and substantial dilution of $5.25 per share or 70% assuming an initial public offering price of $7.50 per Share and assuming all of the Series B Preferred Stock is converted into Common Stock. To the extent outstanding options and warrants to purchase shares of Common Stock are exercised, there will be further dilution. The current holders of Series B Preferred Stock of the Company, including officers and directors, acquired their shares of Series B Preferred Stock for nominal consideration or for consideration substantially less than the initial public offering price of the Shares offered hereby. As a result, new investors will bear substantially all of the risks inherent in an investment in the Company. See "Dilution."

  Dividend Policy. The Company has never declared or paid cash dividends on the Common Stock or Series B Preferred Stock and does not anticipate paying any cash dividends in the foreseeable future. Pursuant to the Company's Articles of Incorporation, no dividends may be paid on the Common Stock if the Company is in arrears in the payment of dividends on the Series B Preferred Stock. At December 31, 1997, the amount of dividends in arrears on the Series B Preferred Stock was $1,695. See "Dividend Policy."

  Anti-Takeover Considerations. Certain provisions of the Company's Articles of Incorporation and Bylaws may have the effect of discouraging, delaying or making more difficult a change in control of the Company or preventing the removal of incumbent directors even if some, or a majority, of the Company's stockholders were to deem such an attempt to be in the best interest of the Company. Among other things, the Articles of Incorporation provide for a classified Board of Directors and require the affirmative vote of holders of at least two-thirds of the Series B Preferred Stock to approve the creation of debt or certain classes of preferred stock, or to approve certain amendments to the Company's Articles of Incorporation. The Articles of Incorporation also allow the Board of Directors to issue up to five million shares of Preferred Stock and fix the rights, privileges and preferences of those shares without any further vote or action by the stockholders. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. See "Description of Securities--Certain Articles of Incorporation and By-Law Provisions."

                                USE OF PROCEEDS

  The net proceeds to the Company from the sale of the Securities offered hereby, after deduction of underwriting discounts and other estimated expenses relating to the Offering, are estimated to be approximately $12,637,000 (or $14,607,550 if the Over-Allotment Option is exercised in full). The Company intends to use the net proceeds as follows:

                                                   NET PROCEEDS PERCENT OF TOTAL
                                                   ------------ ----------------
Product development expenses...................... $ 4,500,000         36%
Sales and marketing expenditures..................   2,600,000         21
Facilities and other capital expenditures.........   1,700,000         13
Expansion of internal operations..................     750,000          6
Repayment of certain indebtedness.................     750,000          6
Working capital and general corporate purposes....   2,337,000         18
                                                   -----------        ---
    Total......................................... $12,637,000        100%
                                                   ===========        ===

  Product Development Expenses. The Company intends to use approximately $ 4,500,000 of the net proceeds of the Offering to significantly increase its investment in product development activities associated with the development of new products, including new products to be used on the Internet, the completion of the development of its ACID and VEGAS software products, and the continued enhancement of the Company's existing products, including enhancement of products for use on the Internet. The Company also expects to make expenditures for the licensing of technology, for the acquisition of additional software products, and for the hiring of additional, experienced, software engineers.

  Sales and Marketing Expenditures. The Company intends to use approximately $2,600,000 of the net proceeds of the Offering for the sale and marketing of the Company's existing and new products, including $1,600,000 for advertising and trade show related activities, $500,000 for expansion of the level of technical support offered to its dealers and customers and $500,000 for the opening of sales offices in several locations, including Europe and the eastern and western coasts of the United States.

  Facilities and Other Capital Expenditures. The Company intends to use approximately $1,000,000 of the net proceeds of the Offering to close on an option to acquire and to renovate a building adjacent to its principal facility for required expansion space. The purchase option was exercised on March 23, 1998 and requires payment of $340,000 by May 22, 1998. Additionally, the Company expects to use $700,000 of the net proceeds of the Offering to lease additional space for sales and administrative offices, and to invest in additional personal computers, networking systems, furniture, fixtures, leasehold improvements, and related equipment. See "Business--Facilities."

  Repayment of Certain Indebtedness. The Company intends to use approximately $750,000 of the net proceeds of the Offering to repay certain indebtedness of the Company. Such indebtedness consists of (i) a $620,000 term loan due January 3, 2003, bearing interest at 7.71% per annum, and (ii) an equipment loan due February 2002, bearing interest at 9.75% per annum, of which $129,000 was outstanding on February 28, 1998. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

  Expansion of Internal Operations. The Company intends to use approximately $750,000 of the net proceeds of the Offering for expansion of internal operations, including further improvement of the Company's management information systems and the continued development of the Company's website.

  Working Capital and General Corporate Purposes. The Company intends to use the remainder of the net proceeds of the Offering for working capital and general corporate purposes.

  The foregoing represents the Company's best estimate of its allocation of the net proceeds of the Offering, based on the current state of its operations, its current plans and current economic conditions. Proceeds may be reapportioned among the categories listed above. The amount and timing of expenditures will vary depending upon a number of factors, including progress of the Company's operations, technical advances, terms of collaborative arrangements, and changes in competitive conditions. The Company also expects, when the opportunity arises, to acquire or invest in complementary businesses, products or technologies. The Company has no present understandings, commitments or agreements with respect to any material acquisition or investment.

  The Company currently anticipates that the net proceeds of this Offering, along with cash provided by operations, will enable it to meet its operational and capital requirements for at least the 12 months following the date of this Prospectus. However, there can be no assurance that the net proceeds of this Offering and cash provided by operations will satisfy the Company's requirements for any particular period of time. To the extent capital resources are insufficient to meet future capital requirements, the Company will have to raise additional funds to satisfy the Company's requirements. There can be no assurance that such funds will be available on favorable terms, or at all. See "Risk Factors--Possible Need for Additional Financing."

  Pending application of the net proceeds of the Offering, the Company intends to invest such net proceeds in interest-bearing, short-term investment grade financial instruments.

                                DIVIDEND POLICY

  The Company has never declared or paid any cash dividends on its Common Stock or Series B Preferred Stock. The Company intends for the foreseeable future to reinvest earnings, if any, to fund the development and expansion of its business. The declaration of dividends in the future will be at the discretion of the Board of Directors and will depend upon the earnings, capital requirements and financial position of the Company, general economic conditions and other pertinent factors. In addition, pursuant to the Company's Articles of Incorporation, no dividends may be paid on the Company's Common Stock if the Company is in arrears in the payment of dividends on the Series B Preferred Stock. At December 31, 1997, the amount of dividends in arrears on the Series B Preferred Stock was $1,695.

                                CAPITALIZATION

  The following table sets forth the capitalization of the Company as of December 31, 1997, (a) on an actual basis and (b) on a pro forma as adjusted basis giving effect to (i) the sale of 5,000 shares of Common Stock in January, 1998, (ii) the exercise in March 1998 of 100,000 options under the Plan, (iii) the issuance in February 1998 of three unsecured notes payable in the aggregate principal amount of $1,000,000, and (iv) the receipt by the Company of the estimated net proceeds from the sale of the Shares and Warrants at the assumed initial public offering price of $7.50 per Share and $0.10 per Warrant, and the use of a portion of the net proceeds toward repayment of long-term debt. This table should be read in conjunction with the Company's Financial Statements and related notes thereto appearing elsewhere in this Prospectus.

                                                         DECEMBER 31, 1997
                                                      ------------------------
                                                                   PRO FORMA,
                                                        ACTUAL     AS ADJUSTED
                                                      -----------  -----------
Long-Term Debt....................................... $   701,656  $ 1,000,000
                                                      -----------  -----------
Stockholders' Equity:(1)
  Preferred Stock--$.01 par value, authorized
   5,000,000 shares; none issued and outstanding; 5%
   Preferred Stock, Series B, voting, cumulative,
   convertible, $.01 par value (liquidation
   preference at par), authorized 10,000,000 shares,
   issued and outstanding 6,879,732 shares actual and
   pro forma, as adjusted............................      68,797       68,797
  Common Stock, $.01 par value, authorized 20,000,000
   shares; issued and outstanding 363,160 shares,
   actual and 2,468,160 shares pro forma, as
   adjusted..........................................       3,632       24,682
  Common stock warrant...............................      78,000       78,000
  Additional paid-in capital.........................   2,029,566   14,674,116
  Retained earnings..................................  (1,152,088)  (1,152,088)
                                                      -----------  -----------
  Total stockholders' equity......................... $ 1,027,907  $13,693,507
                                                      -----------  -----------
    Total capitalization............................. $ 1,729,563  $14,693,507
                                                      ===========  ===========

--------

(1) Does not include: (i) 599,050 shares of Common Stock issuable upon the exercise of options granted under the Plan; (ii) 300,950 shares of Common Stock issuable upon the exercise of options that may be granted under the Plan; (iii) 30,000 shares of Common Stock issuable upon the exercise of options granted under the Directors' Stock Option Plan; (iv) 60,000 shares of Common Stock issuable upon the exercise of options that may be granted under the Directors' Stock Option Plan; (v) 3,439,866 shares of Common Stock issuable upon conversion of the 6,879,732 outstanding shares of Series B Preferred Stock; and (vi) 110,000 shares of Common Stock issuable upon the exercise of warrants currently outstanding. See "Management--1995 Stock Option Plan," "Management--Directors' Compensation" and "Description of Securities."

                                   DILUTION

  As of December 31, 1997, the pro forma net tangible book value of the Common Stock was $660,407, or approximately $0.17 per share of Common Stock, calculated as if the Series B Preferred Stock was converted into Common Stock and giving effect to (a) the sale of 5,000 shares of Common Stock in January 1998 and (b) the exercise in March 1998 of 100,000 options granted under the Plan. Pro forma net tangible book value per share represents the total amount of tangible assets less total liabilities divided by the number of shares of Common Stock issued and outstanding. After giving effect to the sale of the Shares and Warrants offered hereby and assuming conversion of the Series B Preferred Stock (after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company), the pro forma net tangible book value of the Company at December 31, 1997 would have been $13,297,407, or approximately $2.25 per share of Common Stock. This represents an immediate increase in net tangible book value of $2.08 per share of Common Stock to existing stockholders and an immediate dilution in net tangible book value of $5.25 per share of Common Stock or 70% to new investors. The following table illustrates this per share dilution:

      Assumed initial public offering price per Share.................... $7.50
      Pro forma net tangible book value per share prior to this
       Offering ................................................... $0.17
      Increase per share attributable to this Offering ............  2.08
                                                                    -----
      Pro forma net tangible book value per share after this Offering ...  2.25
                                                                          -----
      Dilution per share to new investors ............................... $5.25
                                                                          =====

  The computations in the table set forth above assume that the Over-Allotment Option is not exercised. If the Over-Allotment Option is exercised in full, the pro forma net tangible book value as of December 31, 1997 would have been $15,267,957 or $2.46 per share of Common Stock, resulting in dilution to new investors of $5.04 per share of Common Stock.

  The following table summarizes, on a pro forma basis to reflect the same adjustments described above, the number of shares of Common Stock purchased from the Company, the total consideration paid and the average price per share paid by (i) existing stockholders of Common Stock, and (ii) new stockholders in the Offering, assuming the sale of the Common Stock and Warrants offered hereby. The calculations are based upon total consideration given by new investors and existing stockholders before any deduction of underwriting discounts and offering expenses payable by the Company. All figures in this table are presented as if the Series B Preferred Stock was converted into Common Stock upon the purchase thereof.

                             SHARES PURCHASED  TOTAL CONSIDERATION
                             ----------------- ------------------- AVERAGE PRICE
                              NUMBER   PERCENT   AMOUNT    PERCENT   PER SHARE
                             --------- ------- ----------- ------- -------------
Existing stockholders....... 3,908,026   66%   $ 2,027,422   12%       $0.52
New investors(1)............ 2,000,000   34%    15,000,000   88%       $7.50
                             ---------  ----   -----------  ----
    Total................... 5,908,026  100%   $17,027,422  100%
                             =========  ====   ===========  ====

--------
(1)Attributes no value to the Warrants.

                            SELECTED FINANCIAL DATA

  The following table presents selected statement of operations and balance sheet data for the periods presented. The selected financial and operating data as of and for the nine months ended September 30, 1997 were derived from the Company's financial statements, which have been audited by Ernst & Young LLP, independent auditors. The selected financial and operating data as of and for the years ended December 31, 1995 and 1996 were derived from the Company's financial statements, which have been audited by Williams, Young & Associates LLC, independent auditors. The selected financial and operating data as of and for the nine months ended September 30, 1996 and the three month periods ended December 31, 1996 and 1997 have been derived from the Company's unaudited financial statements. In the opinion of management, such data for such interim period presented below includes all adjustments (consisting only of normal, recurring accruals) necessary to present fairly the financial position and results of operations of the Company as of the dates and for the periods indicated on a basis consistent with the Financial Statements. The results for any interim period are not necessarily indicative of results for a full year. The selected financial data set forth below is qualified in its entirety by, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's Financial Statements and notes thereto appearing elsewhere in this Prospectus.

                          YEAR ENDED DECEMBER     NINE MONTHS ENDED     THREE MONTHS ENDED
                                  31,               SEPTEMBER 30,          DECEMBER 31,
                          --------------------  ----------------------  --------------------
                            1995       1996        1996      1997(1)      1996       1997
                          --------  ----------  ----------  ----------  --------  ----------
STATEMENT OF OPERATIONS
 DATA:
Software license fees...  $757,579  $2,442,047  $1,623,066  $2,242,512  $818,981  $  931,477
Cost of software license
 fees...................    82,053     372,272     199,349     407,099   172,923     159,415
                          --------  ----------  ----------  ----------  --------  ----------
Gross profit............   675,526   2,069,775   1,423,717   1,835,413   646,058     772,062
                          --------  ----------  ----------  ----------  --------  ----------
Selling and marketing
 expenses...............   234,636     954,243     627,349   1,445,302   326,894     649,320
General and
 administrative
 expenses...............   256,417     717,664     467,940     834,934   249,724     317,275
Product development
 expenses...............   150,082     183,740      97,071     374,128    86,669     106,884
                          --------  ----------  ----------  ----------  --------  ----------
Total operating
 expenses...............   641,135   1,855,647   1,192,360   2,654,364   663,287   1,073,479
                          --------  ----------  ----------  ----------  --------  ----------
Income (loss) from
 operations.............    34,391     214,128     231,357    (818,951)  (17,229)   (301,417)
Other income (expense)..    (1,067)    (15,034)    (10,292)    (40,140)   (4,742)    (22,090)
                          --------  ----------  ----------  ----------  --------  ----------
Income (loss) before
 income taxes...........    33,324     199,094     221,065    (859,091)  (21,971)   (323,507)
Income tax expense
 (benefit)..............         0      20,000           0     (20,000)   20,000           0
                          --------  ----------  ----------  ----------  --------  ----------
Net income (loss).......  $ 33,324  $  179,094  $  221,065  $ (839,091) $(41,971) $ (323,507)
                          ========  ==========  ==========  ==========  ========  ==========
Pro forma net income
 (loss) per common
 share(2):
  Basic.................  $  25.65  $     5.82  $   134.91  $    (5.15) $   (.49) $    (1.36)
                          ========  ==========  ==========  ==========  ========  ==========
  Diluted...............  $    .23  $      .09  $      .49  $    (5.15) $   (.49) $    (1.36)
                          ========  ==========  ==========  ==========  ========  ==========

                                     DECEMBER 31,
                                  ------------------- SEPTEMBER 30, DECEMBER 31,
                                    1995      1996       1997(1)        1997
                                  -------- ---------- ------------- ------------
BALANCE SHEET DATA:
Working capital (deficit)........ $ 52,904 $  515,385  $ (264,853)   $  (50,323)
Total assets.....................  238,086  1,627,122   2,332,963     2,596,228
Long-term liabilities............        0     20,000     702,443       701,656
Stockholders' equity.............  175,316  1,076,705     684,414     1,027,907

--------

(1) On September 30, 1997, the Company changed its fiscal year end to September 30 of each year.

(2) See Note 1 to the Financial Statements of the Company.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

  The following discussion of the financial condition and results of operations of the Company should be read in conjunction with the financial statements and notes thereto included elsewhere in this Prospectus. This Prospectus contains forward-looking statements which involve risks and uncertainties. Actual events or results may differ materially from those discussed in forward-looking statements as a result of certain factors, including but not limited to, those set forth under "Risk Factors" and elsewhere in this Prospectus.

OVERVIEW

  The Company is a leading provider of PC-based software products designed to run under the Windows and Windows NT operating systems. The Company's current products allow musicians, audio engineers and home users the ability to create, record, edit and design digital audio files and record or master their own audio CD's.

  The Company was incorporated in 1994 and immediately began shipment of Sound Forge, an entry-level digital-based audio editor developed by one of the Company's founders. Initially, the Company's efforts were focused on research activities aimed at developing an improved version of Sound Forge that would meet the needs of musicians and audio engineers. In December 1994 the Company released Sound Forge 3.0 and shifted its efforts to developing complementary add-on products, marketing Sound Forge and recruitment of support and development personnel. The Company's product line expanded in 1995 with the introduction of Sound Forge XP, a scaled down version of Sound Forge, and again in August 1996 with the introduction of Sound Forge 4.0 and plug-in products whose functions include noise reduction, spectrum analysis and batch conversion. In late 1996 the Company raised capital from the sale of additional equity to fund continued investments in research, development and recruitment activities, to purchase operating assets and to significantly expand marketing and brand recognition efforts. The Company released CD Architect, an audio mastering software product, in June 1997 and an acoustics modeler, a plug-in software product that allows users to overlay the acoustics of any environment upon an audio file, in August 1997.

  In accordance with Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed," the Company capitalizes internal costs in developing software products upon determination that technological feasibility has been established for the product, whereas costs incurred prior to the establishment of technological feasibility are charged to product development expense. When the product is available for general release to customers, capitalization ceases and such costs are amortized on a product-by-product basis based on current and future revenue with an annual minimum equal to the straight-line amortization over the remaining estimated economic useful life of the product. Capitalized software development costs are reported at the lower of unamortized cost or net realizable value.

  The Company invested significant resources in sales, marketing, research and other operating activities during the nine-month period ended September 30, 1997 and the three-month period ended December 31, 1997. The Company believes that its success depends largely on building superior technology and quality into its products, extending its technological lead on the competition and developing brand recognition early in a product's life cycle. Accordingly, the Company expects to continue spending heavily on these activities in the near future. Despite these heavy investments in marketing and product development, the historical growth in software license fees may not be sustainable in the future. In light of the Company's limited operating history and rapid improvements in technology and marketing of its products, the Company believes that period-to-period comparisons of its revenues and operating results, including its gross profit and operating expenses as a percentage of total net revenues, are not necessarily meaningful and should not be relied upon as indications of future performance.

  The Company uses and expects to continue using sales promotions to encourage the purchase and use of its products. Additionally, the Company plans to build its brand awareness by expanding its efforts in developing OEM bundling arrangements with hardware and software developers which tend to have lower costs and much higher volumes than traditional distribution arrangements. The effect of such sales promotions and OEM transactions may be material in certain periods and are difficult to predict. No assurances can be given that discount pricing and high volume OEM transactions will not have a permanent negative effect on the pricing of the Company's products.

  For the year ended December 31, 1996, the nine months ended September 30, 1997 and the three months ended December 31, 1997, approximately 18%, 27% and 18%, respectively, of the Company's total revenues were generated from sources outside the U.S., including 4% and 6%, respectively, of the Company's total revenues which were generated from Asia. Although all products are priced in U.S. dollars, foreign currency fluctuations and general economic conditions abroad may have a significant impact on revenues. The Company does not expect the current economic situation in Asia to have a material impact on its results of operations.

  On September 30, 1997, the Company changed its fiscal year end to September 30 of each year. As a result, the Company's most recent fiscal year ended on September 30, 1997 and previous fiscal years ended on December 31, 1995 and 1996.

  The following table sets forth certain items from the Company's statement of operations as a percentage of net revenues for the periods indicated.

                           YEARS ENDED    NINE MONTHS     THREE MONTHS
                            DECEMBER         ENDED            ENDED
                               31,       SEPTEMBER 30,    DECEMBER 31,
                           ------------  --------------   ---------------
                           1995   1996    1996    1997     1996     1997
                           -----  -----  ------  ------   ------   ------
Software license fees..... 100.0% 100.0%  100.0%  100.0%   100.0%   100.0%
Cost of software license
 fees.....................  10.8   15.2    12.3    18.2     21.1     17.1
                           -----  -----  ------  ------   ------   ------
Gross profit..............  89.2   84.8    87.7    81.8     78.9     82.9
Operating expenses:
  Selling and marketing...  31.0   39.1    38.7    64.4     39.9     69.7
  General and
   administrative.........  33.8   29.4    28.8    37.2     30.5     34.1
  Product development.....  19.8    7.5     6.0    16.7     10.6     11.5
                           -----  -----  ------  ------   ------   ------
Total operating expenses..  84.6   76.0    73.5   118.3     81.0    115.3
                           -----  -----  ------  ------   ------   ------
Income (loss) from
 operations...............   4.6    8.8    14.2   (36.5)    (2.1)   (32.4)
Interest expense..........   0.0    0.9     0.8     1.9      1.0      2.3
Other income (expense)....  (0.2)   0.3     0.2     0.1       .4        0
                           -----  -----  ------  ------   ------   ------
Income before income
 taxes....................   4.4    8.2    13.6   (38.3)    (2.7)   (34.7)
Income tax expense
 (benefit)................   0.0    0.9     0.0    (0.9)     2.4        0
                           -----  -----  ------  ------   ------   ------
Net income (loss).........   4.4%   7.3%   13.6%  (37.4)%   (5.1)%  (34.7)%
                           =====  =====  ======  ======   ======   ======

RESULTS OF OPERATIONS

Three Months Ended December 31, 1996 and 1997

SOFTWARE LICENSE FEES

  The Company's revenues relate to software license fees, net of returns, charged for distribution of "shrink-wrapped" software packages sold to end users and dealers as well as license fees and royalties received from bundling of the Company's software with various hardware devices or software packages. Revenues for packaged software and OEM bundling arrangements are recorded when the product is delivered to the customer, net of any allowance for potential future returns and assuming no further significant obligations of the Company remain and collection is deemed probable. Royalty revenues are typically recorded quarterly upon acknowledgement from the licensee of amounts due.

  Software license fees increased by $112,000 to $931,000 for the three-month period ended December 31, 1997 from the $819,000 recorded in the three-month period ended December 31, 1996. The increase was largely attributable to the expanding suite of products offered by the Company and the increased emphasis in 1997 on advertising and other product marketing activities. In mid-1997, the Company released its acoustics modeler and CD Architect products.

  Software license fees to international customers accounted for 18% and 20% of software license fees for the three-month periods ended December 31, 1996 and 1997, respectively.

COST OF SOFTWARE LICENSE FEES

  Cost of software license fees include product material costs, assembly labor, freight and amortization of previously capitalized product development costs. Such costs decreased by $14,000 to $159,000 for the three-month period ended December 31, 1997 from $173,000 during the three month period ended December 31, 1996 and were 21.1% and 17.1% as a percentage of software license fees during the 1996 and 1997 periods, respectively. The decrease resulted primarily from reduced costs of materials associated with improved purchasing and inventory management during the quarter ended December 31, 1997 over the comparable 1996 period.

SELLING AND MARKETING EXPENSES

  Selling and marketing expenses include wages and commissions of sales, marketing and technical support personnel as well as advertising, direct mail, trade show and various promotional expenses. Such expenses increased by $322,000 to $649,000 during the three-month period ended December 31, 1997 from $327,000 during the three-month period ended December 31, 1996. Selling and marketing expenses as a percentage of software license fees were 39.9% and 69.7% for the 1996 and 1997 periods, respectively. The increase in absolute dollars was primarily related to increased advertising, trade show and personnel costs incurred to support the increased growth in revenues. The higher level of selling and marketing expenses as a percentage of software license fees was primarily due to the Company's decision to hire additional sales, marketing and technical support personnel and incur other advertising and marketing costs in advance of the introduction of new products.

GENERAL AND ADMINISTRATIVE EXPENSES

  General and administrative expenses consist of costs associated with facilities, finance, management information systems and various employee benefits not fully allocated to functional areas. These costs increased by $67,000 to $317,000 during the three-month period ended December 31, 1997 from $250,000 during the three-month period ended December 31, 1996. General and administrative expenses as a percentage of software license fees were 30.5% and 34.1% during the 1996 and 1997 periods, respectively. The increase was primarily attributable to increases in salaries, benefits, rent, utilities, depreciation and other expenses required to build an infrastructure to support the increased suite of products.

PRODUCT DEVELOPMENT EXPENSES

  Product development expenses include salaries and wages of the software research and development staff and an allocation of benefits, facility and administrative expenses, net of product development expenses capitalized pursuant to SFAS No. 86, "Accounting for the Cost of Computer Software to be Sold, Leased, or Otherwise Marketed." Product development expenses increased by $20,000 to $107,000 during the three-month period ended December 31, 1997 from $87,000 during the three-month period ended December 31, 1996. Product development expenses as a percentage of software license fees were 10.6% and 11.5% for the 1996 and 1997 periods, respectively. The level of development effort expended on software products that had reached the level of technological feasibility but were not ready for general release had increased significantly during the three-month period ended December 31, 1997 over the comparable period in 1996. The Company's ACID product fell into this category during the entire three-month period ended December 31, 1997 while no products met this definition during the 1996 period. The Company capitalized $125,000 of software development costs pursuant to SFAS Number 86 relating primarily to the ACID product during the three-month period ended December 31, 1997. The combined increase in product development costs incurred during the 1997 period over the comparable 1996 period was due to an increase in the number of software engineers needed to accelerate development of the Company's expanding line of software products.

INCOME TAX EXPENSE (BENEFIT)

  In October 1996 the Company elected to terminate its election to be treated as a sub-chapter S Corporation for Federal and State income tax purposes. Prior to that, the income tax impact of earnings and losses flowed through to the individual returns of the owners of the Company. The tax impact of the two-month period ended December 31, 1996 resulted in a charge of $20,000 to record deferred income taxes. The deferred nature of the charge resulted primarily from book and tax differences associated with the treatment of capitalized software development and depreciation costs.

Nine Months Ended September 30, 1996 and 1997

SOFTWARE LICENSE FEES

  Net software license fees increased by $620,000 to $2,243,000 for the nine-month period ended September 30, 1997 from $1,623,000 for the nine-month period ended September 30, 1996. The 1997 period realized the full impact of sales of Sound Forge 4.0 and plug-ins which were released in August 1996 as well as improved revenues associated with the appointment of additional dealers representing the Company's products in the music industry channel. To a lesser extent, the 1997 period was also impacted by the introduction of CD Architect and the Company's acoustics modeler product, released in June and August 1997, respectively.

  Software license fees to international customers accounted for 17% and 27% of software license fees for the nine-month periods ended September 30, 1996 and 1997, respectively.

COST OF SOFTWARE LICENSE FEES

  Cost of software license fees increased by $208,000 to $407,000 for the nine-month period ended September 30, 1997 from $199,000 for the nine-month period ended September 30, 1996. Cost of software license fees were 12.3% and 18.2% of software license fees for the 1996 and 1997 periods, respectively. The increase in absolute dollars was primarily due to the substantial growth in revenues experienced during the 1997 period. Cost of license fees and the increase in costs as a percentage of software license fees were also affected by an increase in the amount of amortization of capitalized software development costs associated with the release of several new products in August 1996. Total amortization increased from $16,000 during the nine-month period ended September 30, 1996 to $86,000 for the nine-month period ended September 30, 1997. To a lesser extent, cost of software license fees were also affected by increased freight charges in the 1997 period as compared to the 1996 period due in part to the switch to more expensive freight carriers during the United Parcel Service strike.

SELLING AND MARKETING EXPENSES

  Selling and marketing expenses increased by $818,000 to $1,445,000 during the nine-month period ended September 30, 1997 from $627,000 for the nine-month period ended September 30, 1996. Selling and marketing expenses, as a percentage of software license fees were 38.7% and 64.4% for the 1996 and 1997 periods, respectively. The increase in absolute dollars was primarily related to increased advertising, trade show and personnel costs incurred to support the increased growth in revenues. The higher level of selling and marketing costs as a percentage of software license fees resulted primarily from the Company's decision to hire and train sales and technical support personnel in advance of the introduction of new products. In addition, the Company expanded its presence at trade shows in an effort to build brand awareness, attract prospective dealers and distributors and expand its OEM business.

GENERAL AND ADMINISTRATIVE EXPENSES

  General and administrative expenses increased by $367,000 to $835,000 during the nine-month period ended September 30, 1997 from $468,000 for the nine-month period ended September 30, 1996. General and administrative expenses, as a percentage of software license fees were 28.8% and 37.2% for the 1996 and 1997 periods, respectively. Increased costs primarily related to increases in salaries, benefits, rent, utilities, depreciation, bad debts and professional fees required to build an infrastructure to support the Company's new products.

PRODUCT DEVELOPMENT EXPENSES

  Product development costs, less capitalized development costs increased by $277,000 to $374,000 during the nine-month period ended September 30, 1997 from $97,000 for the nine-month period ended September 30, 1996. Product development expenses, as a percentage of software license fees were 6.0% and 16.7% for the 1996 and 1997 periods, respectively. The percentage of total development effort expended on products that had reached the level of technological feasibility but were not ready for general release was significantly greater during the nine-month period in 1996 than in 1997, which contributed to the increase as a percentage of software license fees. Total product development costs capitalized in the 1996 period was $176,000 as compared to $114,000 in the 1997 period. The combined increase in product development expenses in the 1997 period as compared to the 1996 period, inclusive of capitalized product development costs, resulted primarily from an increase in the number of software developers needed to accelerate the release of products in 1996 and 1997 and to expand research efforts in the area of multi-threading and multi-processor implementations.

INCOME TAX EXPENSE (BENEFIT)

  Income tax expense was affected by the Company's decision to terminate its election to be treated as a sub-chapter S Corporation for Federal and State income tax purposes as of October 31, 1996. Accordingly, during the nine-month period ended September 30, 1996, the income tax impact of earnings was passed through to the individual returns of the owners of the Company. The pre-tax loss of $859,091 during the nine-month period ended September 30, 1997 resulted in a reversal benefit of a deferred charge recorded in November and December 1996.

Years Ended December 31, 1995 and 1996

SOFTWARE LICENSE FEES

  Software license fees increased by $1,684,000 to $2,442,000 in 1996 from $758,000 in 1995. The 1996 increase was primarily due to improved marketing efforts, growing market acceptance of the Company's products and the expanding suite of products available. In late 1995 the Company released its scaled down OEM oriented audio editor, Sound Forge XP, and in August 1996 released Sound Forge 4.0 and the noise reduction, spectrum analysis and batch converter plug-in products.

  Software license fees to international customers accounted for 25% and 18% of software license fees for the fiscal years ended December 31, 1995 and 1996, respectively.

COST OF SOFTWARE LICENSE FEES

  Cost of software license fees increased by $290,000 to $372,000 in 1996 from $82,000 in 1995 and were 10.8% and 15.2% of software license fees for 1995 and 1996, respectively. The increase in absolute dollars was primarily due to the substantial growth in revenues experienced during 1996. Cost of software license fees and the increase in costs as a percentage of software license fees were also affected by increased amortization of previously capitalized software development costs consistent with the release of several new products in 1996. Total amortization increased from $12,000 in 1995 to $41,000 in 1996.

SELLING AND MARKETING EXPENSES

  Selling and marketing expenses increased by $719,000 to $954,000 in 1996 from $235,000 in 1995. Selling and marketing expenses, as a percentage of software license revenues were 31.0% and 39.1% for 1995 and 1996, respectively. The increase in absolute dollars was primarily related to increased advertising, trade show and personnel costs incurred to market and support the increased growth in revenues. The higher level of sales and marketing expenses as a percentage of software license fees resulted primarily from the Company's decision to incur certain advertising costs and hire sales and technical support personnel in advance of the introduction of new products. In addition, the Company expanded its presence at trade shows in an effort to build brand awareness, attract prospective dealers and distributors and expand its OEM business.


GENERAL AND ADMINISTRATIVE EXPENSES

  General and administrative expenses increased by $462,000 to $718,000 in 1996 from $256,000 in 1995. General and administrative expenses, as a percentage of software license fees were 33.8% and 29.4% for 1995 and 1996, respectively. The increase in absolute dollars primarily related to increases in salaries, benefits, rent, utilities, depreciation and other expenses required to build an infrastructure to support the Company's new products. To a lesser extent, general and administrative expenses increased in 1996 in connection with costs associated with the granting of warrants and other consulting fees paid to the Company's stockholder relations consultant.

PRODUCT DEVELOPMENT EXPENSES

  Product development expenses, less any costs capitalized pursuant to SFAS No. 86, increased by $34,000, to $184,000 in 1996 from $150,000 in 1995.
Product development expenses as a percentage of software license fees were 19.8% and 7.5% for 1995 and 1996, respectively. The level of effort expended on products that had reached the level of technological feasibility but were not ready for general release significantly increased in 1996 resulting in an increase in the amount of capitalization of software development from $0 in 1995 to $176,000 in 1996. The combined increase in research and development costs incurred in 1996 over 1995, inclusive of capitalized software development costs, resulted primarily from an increase in the number of software developers needed to accelerate the release of a new suite of audio products released in August 1996.

INCOME TAX EXPENSE (BENEFIT)

  Income tax expense was affected in 1995 and through October 1996 by the Company's election to be treated as a sub-chapter S Corporation for Federal and State income tax purposes. During those periods, the income tax impact of earnings was passed through to the individual returns of the owners of the Company. The tax impact on pre-tax profits for the two-month period ended December 31, 1996 resulted in a deferred charge of $20,000 for Federal and state income taxes. The deferred nature of the charge resulted primarily from tax and book differences in treatment of depreciation and software development costs.

 Factors Affecting Operating Results

  As a result of the Company's limited operating history and the emerging nature of the markets in which it competes, the Company is unable to forecast its revenues accurately. The Company's expense levels are based in part on its expectations for future revenues. The Company may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. As a result, any significant shortfall in demand for the Company's products relative to the Company's expectations would have an immediate material adverse effect on the Company's business, financial condition and results of operations. Further, as a strategic response to changes in the competitive environment, the Company may from time to time implement pricing, service or marketing changes that could have a material adverse effect on its business, financial condition and results of operations.

  The Company expects to experience significant fluctuations in its future quarterly operating results due to a variety of factors, many of which are outside the Company's control, including (i) demand for the Company's products, (ii) introduction or enhancement of products by the Company and its competitors, (iii) market acceptance of new products of the Company and its competitors, (iv) price reductions by the Company or its competitors or changes in how products and services are priced, (v) the mix of products sold by the Company and its competitors, (vi) the mix of distribution channels through which the Company's products are licensed and sold, (vii) the mix of international and North American revenues, (viii) costs of litigation and intellectual property protection, (ix) the growth in the use of the Internet,
(x) the Company's ability to attract and retain qualified personnel, (xi) the amount and timing of operating costs and capital expenditures related to expansion of the Company's business, operations and infrastructure, (xii) technical difficulties with respect to the use of the Company's products,
(xiii) governmental regulations and (xiv) general economic conditions and economic conditions specifically related to the Internet. It is often difficult to forecast what the effect of such factors would be, or the effect that any such factors or any combination thereof would have on the Company's results of operations for any given fiscal quarter. The Company has used, and expects to continue to use, price promotions to increase trial, purchase and use of its products, as well as to increase the overall brand awareness of the Company. The effect of such promotions on revenues in a particular period may be significant and extremely difficult to forecast. Based on the foregoing, the Company believes that its quarterly revenues, expenses and operating results could vary significantly in the future and the period-to-period comparisons should not be relied upon as indications of future performance.

  Due to the foregoing factors, it is likely that in some future quarters the Company's operating results will fall below the expectations of securities analysts and investors, which would likely have a material adverse affect on the trading price of the Securities.

LIQUIDITY AND CAPITAL RESOURCES

  Since inception, the Company has funded its operations largely through private sales of common stock and proceeds from issuances of notes payable.

  Cash provided by operating activities of $45,000 and $185,000 for fiscal years ended December 31, 1995 and 1996, respectively, were largely affected by net income of $33,000 and $179,000, respectively. Both periods were also impacted by the add-back of non-cash depreciation, amortization, deferred tax and stock compensation charges of $43,000 and $223,000, respectively, additional investments in accounts receivable and other assets of $64,000 and $500,000, respectively, and partially offset by increased trade credit from suppliers of $32,000 and $283,000, respectively. Cash provided by operating activities of $289,000 during the nine-month period ended September 30, 1996 was largely attributable to net income of $221,000, add-back of non-cash depreciation, amortization and stock compensation charges of $160,000, and additional credit obtained from trade creditors of $203,000 which was partially offset by an additional investment in accounts receivable and other assets of $295,000. The nine-month period ended September 30, 1997 resulted in cash used from operating activities of $325,000 largely attributable to the net loss of $839,000. The loss was partially offset by an add-back of non-cash depreciation, amortization and deferred tax charges of $164,000 and additional credit obtained from trade creditors of $325,000. Cash used in operating activities of $104,000 and $317,000 for the three-month periods ended December 31, 1996 and 1997, respectively, were largely affected by net losses of $42,000 and $324,000, respectively. Also affecting cash used in operating activities were additional investments in accounts receivable, inventory and other assets of $204,000 and $181,000 for the three-month periods ended December 31, 1996 and 1997, respectively, partially offset by additional credit obtained from creditors of $80,000 and $116,000 and $62,000 and $72,000, respectively, representing the add-back of non-cash depreciation, amortization and deferred tax charges.

  Cash used in investing activities of $68,000 during the year ended December 31, 1995 was largely due to purchases of computer and office equipment. Cash used in investing activities of $560,000 during the year ended December 31, 1996 and $362,000 and $1,255,000 during the nine-month periods ended September 30, 1996 and 1997, respectively, were impacted by the purchase of computer and office equipment as well as the capitalization of software development costs of $176,000 in each of the 1996 periods and $212,000 during the nine-month period ended September 30, 1997. In addition, the Company spent $835,000 during the 1997 period to acquire and complete the renovation of a 10,000 square foot building to expand operations for sales, marketing, administrative and engineering efforts. Cash used in investing activities of $198,000 and $200,000 for the three-month periods ended December 31, 1996 and 1997, respectively, related primarily to purchases of computers, furniture and other equipment of $198,000 and $75,000, respectively, and from the capitalization of software development costs of $125,000 in the 1997 quarter.

  Cash provided by financing activities of $805,000 during 1996 and $185,000 during the nine-month period ended September 30, 1996 were both impacted by the proceeds received from the issuance of notes payable in the principal amount of $100,000 and proceeds from a line of credit in the principal amount of $85,000. Cash provided by financing activities of $1,240,000 during the nine-month period ended September 30, 1997 were primarily affected by the proceeds of long-term notes payable of $748,000 and $510,000 in proceeds from the sale of Common Stock. Cash provided by financing activities of $620,000 and $471,000 for the three-month periods ended December 31, 1996 and 1997 related primarily to issuances of shares of common stock which were partially offset by repayments under the line of credit of $150,000 in 1997.

  In July 1996 the Company offered shares of Common Stock for sale in a private placement at a price of $5.00 per share. A total of 360,160 shares were sold as of January 31, 1998 with net proceeds to the Company of $1,782,000. Of the total sold, 127,800 shares ($620,000), was sold in the fourth quarter of 1996, 101,960 shares ($510,000), was sold during the nine-month period ended September 30, 1997, 125,400 shares ($627,000), was sold during the quarter ended December 31, 1997, and 5,000 shares ($25,000) was sold in January, 1998.

  In February 1997 the Company entered into a $620,000 construction loan with a bank to fund the purchase and renovation of a 10,000 square foot facility to house the Company's expanded operations. On January 8, 1998, the Company converted the construction loan into a term loan due January 3, 2003. The loan pays principal and interest monthly assuming a twenty year amortization and interest of 7.71% per annum. The Company intends to repay the construction loan with a portion of the net proceeds of this Offering. See "Use of Proceeds."

  In February 1997 the Company repaid two $100,000 notes, one to a bank and the other to a group of private investors with the proceeds from a $250,000 revolving line of credit issued by a bank and bearing interest at prime plus 1% per annum (9.5% at December 31, 1997). As of December 31, 1997, there was $70,000 outstanding under the line of credit, which was repaid in February, 1998.

  In February 1997 the Madison Development Corporation provided the Company with a $150,000 equipment loan to fund the acquisition of computer and office equipment. The loan pays principal and interest monthly assuming a five-year amortization and an interest rate of 9.75% per annum and matures February, 2002. As of February 28, 1998, $129,000 was outstanding under such loan. The Company intends to repay the equipment loan with a portion of the net proceeds of this Offering. See "Use of Proceeds."

  In February 1998, the Company issued unsecured notes payable in the aggregate principal amount of $1,000,000. The notes mature February 1999 and bear interest at a rate of 12% per annum. In connection with the issuance of the notes, the Company also issued a total of 50,000 common stock purchase warrants, each exercisable for one share of Common Stock at an exercise price of $5.00 per share. Such warrants are exercisable for a period of four years beginning in February 1999. See "Description of Securities--Outstanding Warrants."

  The Company received the proceeds of a $40,000 unsecured note in August 1997 from certain relatives of a Company officer. The note paid interest monthly at 15% per annum and was convertible into Common Stock at

$5.00 per share at the election of the Company. The Company exercised its right and converted the note into 8,000 shares of Common Stock in October 1997.

  Although the Company has no substantial commitments for capital expenditures, management anticipates there will be a need for increased capital expenditures and lease commitments in the 12 months following the date of this Prospectus consistent with its anticipated growth in operations and infrastructure. The Company has exercised a purchase option on approximately 8,000 square feet of partially heated storage space in a building adjacent to its principal facility, which it currently leases. The Company expects to expend approximately $1,000,000 to close on the purchase option and renovate the space for office use in mid-1998. See "Risk Factors--Possible Need for Additional Financing," "Use of Proceeds" and "Business--Facilities."

  The Company has significantly increased its operating expenses since its inception and expects the need for significant investment in marketing and other support staff and associated costs to continue. Management believes that the net proceeds of this Offering and cash provided by operations will enable it to meet its operational and capital requirements for at least the 12 months following the date of this Prospectus.

NET OPERATING LOSS CARRYFORWARDS

  At December 31, 1997, the Company had federal and state net operating loss carryforwards of approximately $1,295,000 and $1,302,000, respectively, available to offset future federal taxable income, expiring in 2012. In addition, the Company has research and development credits totaling approximately $50,000 which can be used to reduce federal and state taxable income through 2012. Federal and State tax laws limit the use of such carryforward benefits in certain circumstances. Although no event has taken place that would limit the Company's use of its net operating loss benefits, no assurances can be made that the Company will ultimately utilize them.

NEW ACCOUNTING STANDARDS

  In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes the standards for reporting and displaying comprehensive income and its components (revenues, expenses, gains and losses) as part of a full set of financial statements. This statement requires that all elements of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The statement is effective for fiscal years beginning after December 15, 1997. Since this standard applies only to the presentation of comprehensive income, it will not have any impact on the Company's results of operations, financial position or cash flows.

  In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which is effective for years beginning after December 15, 1997. SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas and major customers. SFAS No. 131 is effective for financial statements for fiscal years beginning after December 15, 1997, and therefore the Company will adopt the new requirements retroactively in 1999. Management has not completed its review of SFAS No. 131, but does not anticipate that the adoption of this statement will have a significant effect on the Company's reported segments.

YEAR 2000 IMPACT

  The Company has inventoried and evaluated the software applications it uses in its operations. In its evaluation, the Company assessed the age of the software, its sophistication with which it stores and uses dates and its relative importance to the Company's operations. Based on its evaluation, the Company believes the cost of any testing or remediation will not have a material adverse effect on the Company's financial condition or results of operations.

                                   BUSINESS

  The Company is a leading provider of PC-based software products that enable users to easily work with and edit digital media. The Company's products are designed to run under both the Windows and Windows NT operating systems. Current products include (i) Sound Forge 4.0 and Sound Forge XP, both of which allow users to create, record, edit and design digital audio files, (ii) CD Architect, which gives musicians, audio engineers and home users the ability to record and master their own audio CD's; and (iii) Soft Encode, which encodes audio to the Dolby AC-3 multi-speaker format for playback in movie theaters and on home theater systems. The Company is currently developing two new products, ACID and VEGAS, which are expected to dramatically impact the digital media industry. ACID, currently in Beta-testing, will allow musicians and non-musicians an easy way to create and play-back sound samples via a computer in a multi-track format. VEGAS will allow users to store, edit, manipulate, and transfer multiple tracks of audio data, along with video data, via Windows NT. ACID and VEGAS are expected to be released by the summer of 1998.

  The Company believes that there is a wide variety of markets and customers within these markets which require digital-based media authoring tools. These markets include the music, multimedia, digital video, audio/video and broadcast industries, and the Internet, which the Company believes will be a point of convergence for the other markets. Customers within these markets can be as diverse as a musician desiring the best in audio editing software to an automotive engineer who desires sound frequency analysis capability, to a website or multimedia developer who desires an enhanced overall presentation.

  In attempting to meet the needs of its customers in a variety of markets, the Company strives to give its products features which can be tailored to individual specific needs, are reliable and can be expanded upon. The Company believes it can achieve long term commitment to its products from its target customers by obtaining the endorsement of industry opinion leaders such as audio professionals and writers of trade magazine articles, and by emphasizing quality, maintaining stringent compatibility with Windows, gaining development efficiency through a common code base and being able to adapt and address new market opportunities by bringing new products to market quickly.

  The Company's objective is to be the leading digital-based media software company to every industry and market in which the Company competes. The Company plans to achieve this objective by extending its technology leadership, maximizing its market penetration and brand recognition and continuing to develop products for the digital based media software market for professional and consumer use. In addition, the Company plans to strengthen and expand its strategic relationships with companies such as Microsoft and Dolby and pursue other strategic relationships. In this connection, the Company entered into a letter of intent with Microsoft in January 1998 pursuant to which Microsoft will license to the Company NetShow software production and rendering tools to enable the Company to develop and distribute production tools, such as Sound Forge and ACID, to create NetShow content. NetShow is Microsoft's proprietary format to view media on demand over the Internet. In addition, the letter of intent provides that the Company will be designated a preferred independent software vendor partner of NetShow with benefits including technical, marketing and sales assistance to the Company from Microsoft in connection with NetShow. The letter of intent is subject to a definitive agreement to be negotiated between the parties and there can be no assurance that a definitive agreement will be entered into, or if entered into, be on favorable terms to the Company. Management believes that developing products based on the NetShow platform will allow it to expand its customer base in the Internet market. Designation as a preferred independent software vendor partner of NetShow, as well as Microsoft technical, marketing and sales assistance, is also expected to have significant competitive benefits to the Company, which the Company believes will allow it to reach more potential customers by being included in Microsoft mailings, product groupings and references on Microsoft's website.

INDUSTRY BACKGROUND

  In the past, audio production system users relied upon analog tape-based solutions. Analog tape-based systems suffered from relatively poor fidelity, crude editing capabilities, and poor process integration. The poor

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

fidelity of analog tapes was due to their limited frequency range, hiss and distortion. The process of mixing each audio track often resulted in significant degradation of the audio as it passed through various audio mixing and processing devices. Moreover, due to the linearity of analog tapes, editing was difficult and time-consuming. These problems were particularly pronounced with low-cost analog systems. As a result, artists generally patronized commercial studios to create commercial quality recordings.

  In an effort to overcome the limitations of conventional analog recording, audio production users are increasingly adopting digital technologies. In recent years, numerous technological trends have made digital audio production systems increasingly practical. Powerful, cost-effective personal computers with graphical user interfaces, featuring either the Windows or MacIntosh operating systems, have become widely available. Relatively low cost, high capacity hard disk drives that are capable of storing audio recordings have also become available. The development of the Internet and other computer networks have given users the ability to transfer files instantaneously regardless of geographical distance. Finally, high speed processors like the Pentium and Alpha brands, when used in conjunction with software running under the Windows and Windows NT operating systems, enable real time digital mixing and processing of multi-channel audio and other digital media.

MARKET OPPORTUNITY

  The Company believes that there are a wide variety of markets and customers within these markets which require digital-based media authoring tools. Customers can have as diverse needs as a musician desiring optimal audio editing software to an automotive engineer who desires sound frequency analysis capability. The common thread among the Company's potential customers centers on processing audio or other digital media through a personal computer based on the Windows operating systems. Therefore, even though a web developer may have little in common with a musician, both desire an easy to use software application that can manipulate sound and other digital media quickly and in a professional manner, all through the use of their personal computer. The Company believes that its products can meet the needs of its customers in the following markets:

  Music. Music industry customers typically in the past have conducted their editing in professional music recording studios, mastering studios, post-production firms or home studios. The Company's audio software tools appeal to music industry customers by providing these customers with a PC-based alternative to traditional studio analog recording and editing methods, resulting in cost savings and increased time efficiency.

  Multimedia. Multimedia is the incorporation and assembly of video, photos, illustrations and audio to produce a presentation. Multimedia developers require audio and other digital-based media authoring tools to help enhance a computer-based media production. Multimedia professionals consist of a wide range of users, including game developers and corporate presentation specialists. The end application produced can include presentations, interactive advertising kiosks, or web pages that achieve vitality through interactivity and motion. In almost all cases, the end product will have audio incorporated as a component, and will require audio and other digital-based media tools, such as the Company's, to help enhance their overall production.

  Digital Video. Digital video professionals use Windows NT-based systems to create digital video content for television, movies, the Internet, DVD, or computer-based media. Digital video users create a video montage which is synchronized with audio tracks. Because of the broad use of computer-based systems, these users require software tools which allow both audio and video manipulation and editing capabilities. They may use software to add dialogue, change the sound ambiance, or eliminate background noise. These users tend to demand the highest performance features in an editing, recording, mixing, and processing system. One of the Company's products, Soft Encode, gives end-users the ability to encode audio files on a personal computer for digital video and the DVD market. See "--Current Products--Soft Encode."


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

  Audio/Video and Broadcast. Audio/video and broadcast industry customers consist primarily of radio, television and broadcast engineers who perform editing and production work for television and radio networks and independent stations. The Company's audio and other digital-based media tools provide these cost-sensitive users with a relatively inexpensive means to edit and produce their work.

  The Internet. The Internet has grown rapidly in recent years, driven by the development of the Worldwide Web and graphically intuitive Web browsers, the proliferation of multimedia PCs, increasingly robust network architectures and the emergence of compelling Web-based content and commerce applications. International Data Corporation ("IDC") estimates that the number of Web users worldwide may continue to grow rapidly from 50 million in 1997 to 90 million by the end of 1998.

  The Internet market consists of a wide variety of potential users, including website developers, who wish to enhance their websites with high quality audio, and television networks, who wish to broadcast live media over interactive online services, such as MSNBC. The Company views the Internet market as a point of convergence for all of the Company's other markets. While the traditional broadcasting entities are expected to continue to exist, the adoption of the Internet as a broadcast, cable and interactive news combination is redefining the way people create and receive information. As an example, societies, clubs, towns, and schools now have the capability to broadcast on the Internet because of ease of production and low cost of entry. Similarly, the music, multimedia, and digital video industry are also converging on the Internet, in the form of "live" concerts and elaborate, sophisticated web pages. The Company believes its products will give users in all of these markets an enhanced ability to edit and manipulate audio and other digital media over the Internet.

THE SONIC FOUNDRY ADVANTAGE

  The Company creates highly sophisticated software products designed to address the needs of customers in a variety of media markets. The present and future growth of the Company's product line is expected to result in a "product suite" offering of digital-based media software products, a market niche which to date the Company believes has not been fully addressed. It is the Company's belief that rather than "cherry picking" products from numerous vendors, consumers prefer to purchase their software from one company in order to meet their need for reliability. By expanding functionality, incorporating reliability, and offering a variety of tailored products, the Company believes it can achieve long term commitment from its target customers. The Company believes it can achieve this goal through obtaining the endorsement of industry opinion leaders, emphasizing quality, maintaining stringent compatibility with Windows, gaining development efficiency through a common code base, and being able to adapt to and address new market opportunities.

  Industry-Leading Technology. The Company has been a pioneer in the development of audio-based software and continues to develop and offer leading audio-based software products. By developing its products initially to appeal to the professional market, the Company believes it has been able to lead its competitors in the development of new technologies in the digital-based media software field. The Company has won numerous awards for its products, including:

  . Byte Magazine Award of Merit (Sound Forge 4.0, awarded in 1997)

  . Windows Source Multimedia Product Choice (Sound Forge 4.0, 1997)

  . Seymour R. Cray Award of Excellence granted by the Wisconsin Society of
    Professional Engineers (Sound Forge 4.0, 1997)

  . Digital Video Magazine Award of Excellence (Sound Forge 4.0, 1996)

  . New Media Magazine Hyper Award (Sound Forge 3.0, 1996)

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

  Emphasis on Quality. The Company adheres to a strict design and development methodology that requires extensive testing and proven reliability prior to product shipment. The Company believes that extensive Alpha and Beta-testing of its products prior to release reduces any future software problems. The Company's emphasis on quality helps achieve and maintain customer satisfaction and reduces the costs associated with recalls and technical support.

  Windows Compatibility. The Company focuses its product development effort on digital-based media authoring tools designed to run exclusively under the Windows and Windows NT operating systems. The Company's products provide optimized speed and performance with specific enhancements designed for such systems. In addition, the user interface for the Company's various products are designed to conform to standard industry design practices, giving the user immediate familiarity and comfort. Moreover, the Company's product development group includes three former Microsoft employees who have extensive knowledge of Windows, as well as a clearly defined understanding of user interface design. Based on this knowledge and understanding of the workings and general nature of Windows, the Company has charted a product development cycle that is designed to meet the need for quality digital-based media tools used specifically for the Windows environment. The Company intends to continue this focus by developing quality products based on the Windows and Windows NT operating systems, which the Company believes will remain dominant in the industry.

  Common Code Base. From its inception, the Company has strived to develop and build its product line from a common code base. Because of its common code base and time-tested software, the Company believes it can develop new products quickly and efficiently. In addition, the Company believes that users will benefit from the common user interface, reliability, and functionality of the Company's products, all of which are designed to work together. The Company anticipates its product line will evolve further and will eventually provide a single source solution to meet a wide variety of audio and digital-based media processing needs.

  Adaptability to New Markets. Because of the efficiency in reusing and sharing a common code base, the Company believes it has a strong advantage in bringing new products to market quickly. Likewise, the Company believes it possesses one of the strongest software engineering groups in the audio software industry. These strengths translate into quick, efficient code writing and integration of new applications as the audio and digital-based media software market evolves.

STRATEGY

  The Company's objective is to be the leading digital-based media software company to every industry and market in which the Company competes. To achieve this objective, the Company's strategy includes the following key elements:

  Extend Technology Leadership. The Company believes it has established itself as a leader in the development of audio-based software and intends to build upon its reputation for quality and innovation by expanding the features and breadth of its software products. The Company's planned release of its ACID and VEGAS products demonstrates the Company's commitment to extending its technology leadership. The Company also intends to continue to broaden its product line by supporting and developing products for newly emerging Internet streaming standards and by offering its Soft Encode product for the DVD market. In developing its products, the Company solicits opinions from, and attempts to meet the needs of, the professional market. Through its rapport with professional users, its investment in product development, and its hiring of experienced software engineers, the Company believes it will stay on the leading edge of development.

  Maximize Market Penetration and Brand Recognition. The Company believes that its Sonic Foundry brand is one of the most widely recognized brands in the music software industry. The Company has consistently sought to achieve rapid and broad adoption of its technologies and strong brand recognition. This strategy has been pursued through various means, such as concentrating its products initially on the professional user and having the professional user attest to the quality of the product. The Company also pursues its strategy of brand recognition by extensive advertising in key trade publications, offering its products via the Internet, and combining the Company's products with those of other major vendors and using multiple distribution channels, including both direct sales and indirect OEM and retail relationships. The Company recently has intensified its efforts to broaden the distribution of its audio and other digital-based media software products by entering into a sales and distribution agreement with Ingram Micro. See "Risk Factors--Third-Party Distributor."

  Leverage Market Position to Expand Model. Management believes that the Company's technology leadership, market position and brand name are significant assets that the Company can leverage to maintain and increase its market share and diversify its revenue base. The Company intends to leverage these assets as follows:

  . Grow Digital Audio Software Business. The Company intends to capitalize on the growth in demand for digital-based audio software by continuing to develop, market and support products for the entire digital-based media software market. The Company also plans to strengthen its marketing, sales and customer support efforts as the size of its market opportunity and customer base increases.

  . Offer Products That Meet The Needs of The Consumer Market. After establishing brand recognition and meeting the needs of the professional market, the Company believes it will be able to define the features and functions that will appeal to the general consumer. The goal of the Company's consumer effort is to offer the same functionality offered in the professional product line, but with a simplified function/feature set.

  . Develop and Market Digital-Based Media Software Products For Windows. The
    Company's rapid growth is attributable in part to the popularity of the digital-based audio software products it has developed for the Windows market. In January 1998, a letter of intent was entered into between the Company and Microsoft pursuant to which Microsoft is to license NetShow software production and rendering tools to the Company, in order for the Company to integrate these tools with its Sound Forge and ACID software products. The letter of intent also provides that the Company will be a preferred independent software vendor for Microsoft NetShow. Certain of the Company's existing products, and its products in development, could be utilized in other significant and rapidly developing markets, such as the Internet and DVD. See "--Microsoft Relationship."

  . Expand Internal Operations. The Company intends to invest substantially in operations and systems in anticipation of future growth. This effort includes improving its management information systems, opening sales offices in several locations, integrating sales activities, investing in customer service, expanding its activities at trade shows, and developing on-line training programs which will help support an outside network of dealers and distributors.

  . Expand Internationally. The Company intends to expand its international customer base over the next several years by opening a European sales office, hiring additional employees, developing international distribution and sales networks, and increasing its expenditures for marketing.

  Strengthen Strategic Relationships. The Company has established strategic relationships with a variety of industry participants, including software and hardware vendors and audio laboratories. The Company's relationship with Microsoft, for example, has given the Company early access to key technologies and software codes. In addition, the Company has formed strategic relationships with other companies. For example, the Company has licensed the AC-3 Dolby digital technology from Dolby Laboratories Licensing Corporation ("Dolby Licensing") and has developed its Soft Encode product in collaboration with Dolby. The Company pursues strategic relationships for a variety of purposes, such as maximizing rapid penetration, validation and adoption of its technologies, and expanding the range of commercial activities based on its technology and brand name.

CURRENT PRODUCTS

  The Company develops and markets software products that allow audio and other digital data to be stored, edited, manipulated and transferred efficiently and economically for a variety of professional and non-professional uses.


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

  Sound Forge 4.0 and Sound Forge XP. The Sound Forge products can be used by professionals and non-professionals for a variety of digital audio editing needs. Just as a word-processor can store, edit and transfer textual data more effectively and efficiently than a typewriter, Sound Forge 4.0 and its scaled down consumer version, Sound Forge XP, can store, edit, manipulate, and transfer audio data more effectively and efficiently than traditional analog editing tools can, using the memory and processing power of a home or office computer. The advantages of the ability of Sound Forge to handle audio data digitally are several. First, digital files can be edited non-linearly, whereas in order to edit an analog recording, a user would have to rewind the tape to find the spot that needs editing. Second, editing on a digital audio file can be non-destructive, whereas audio analog editing destroys a portion of the tape. Third, digital audio files do not deteriorate over time, as opposed to the serious problem of degradation of audio tapes. Fourth, digital audio files can be transferred electronically, whereas audio tapes must be mailed or shipped. Fifth, multiple users can work on digital audio files on a shared basis, an impossibility with analog audio tapes. Finally, through the use of plug-ins, digital audio files can be manipulated in ways that analog audio tapes cannot.

  Plug-Ins. The Company has developed several plug-ins which enhance its products to address various specialized needs. Several of the Company's plug-ins employ "real-time" capability, i.e. the ability to process and produce special effects to digital audio at a rate which is as fast or faster than the actual event. One product, a real-time noise reduction plug-in, allows users to eliminate background noise from a prerecorded event. Examples of the many uses of the real-time noise reduction plug-in include broadcast users eliminating background noise and consumer users eliminating the hissing and clicking noises produced by vinyl phonograph records.

  Another useful and technologically sophisticated plug-in is known as an acoustics modeler plug-in. This product allows a user to manipulate digital audio so that sound will appear to emanate from any given site that has been pre-selected by the user. Customers have found varied uses for this product. For example, movie studios can use it to incorporate voice-over work after finishing production, and CD producers can use it to mimic the sound of a "live" concert. By using the impulses recorded on site, the acoustics modeler works by duplicating the acoustical signature of the original environment. By recording a "dry" recording in the studio and applying the signature to the voice over, the acoustics modeler is able to duplicate the reverberant sound of the original environment, essentially fooling the listener into believing the recording is authentic.

  In addition to a real-time noise reduction plug-in and an acoustics modeler plug-in, other plug-ins developed and offered by the Company include the XFX real-time plug-in, the batch converter plug-in and a spectrum analysis plug-in. The XFX real-time plug-in allows Sound Forge, and certain other software known as Direct X enabled software, to operate in real-time. The batch converter plug-in allows for audio files to be converted, processed, and/or effected in an automated manner. Finally, the spectrum analysis plug-in can graphically analyze sound sequences.

  CD Architect. The Sound Forge products, along with the Company's various plug-ins, provide for the storage, editing, transfer and electronic manipulation of audio inputs. The end audio product produced is an audio "file" that can be outputted through the Internet or through certain broadcast mediums, but is otherwise stored in the computer. In order to address the needs of musicians, audio engineers and home users to have an easy way to output their completed audio file, the Company developed CD Architect. This device in effect converts a computer into a CD tape-recorder by allowing a completed audio file to be transferred to a CD. With CD Architect, users can create multiple copies of their completed audio work. A band, for example, can record their music direct to CD-R (CD Recordable) media without utilizing the services of traditional studios or production houses. Another use for CD Architect is to input an existing CD into a computer, where Sound Forge, in conjunction with the Company's plug-ins, can further edit, store or manipulate the audio file. Taken together, the CD Architect and the various plug-ins have enhanced the basic Sound Forge products and have made them available for a variety of users in markets such as music, multimedia, digital video, audio/visual and broadcast, and the Internet.

  Soft Encode. The Company has developed Soft Encode, in collaboration with Dolby, and has licensed AC-3 technology from Dolby Licensing to help create certified AC-3 files. Soft Encode has been certified by Dolby Licensing as a product which creates and adheres to the AC-3 file format. Prior to Soft Encode's availability, users have relied on dedicated hardware encoding systems priced higher than most professional recording studios were able to afford. Soft Encode offers an economical method of authoring Dolby certified AC-3 files and unburdens the user from more expensive hardware based systems.

  The Company believes that AC-3 will be incorporated as the standard audio format in use for the rapidly emerging DVD market, as well as for use as a compression format on the Internet. A DVD disk is equivalent in size to a standard audio CD, but is able to hold seven times more audio, video, and/or data information. As a result of its increased storage capacity, movies and other mixed media can be recorded to DVD. The Company believes that Soft Encode is important not only for its technical sophistication, but also because it demonstrates the ability of the Company to develop products in conjunction with prestigious audio laboratories. These type of relationships serve to strengthen the prestige and brand-impact of the Company's name.

PRODUCTS CURRENTLY IN DEVELOPMENT

  The Company is currently developing two new products, ACID and VEGAS, which are expected to be released by the summer of 1998.

  ACID will offer both the musician and the non-musician an easy way to create and play back sound samples via a computer in a multi-track format. ACID will allow a user to merge audio "loops," such as drums, tunes, cymbals, piano snippets, or any other relatively small bits of audio information into another audio file or with each other. ACID will also allow the user to change the tempo, add new rhythms, and add vocals by embedding samples wherever desired, all in real-time. This product can be used on a stand-alone basis or in conjunction with Sound Forge or CD Architect by musicians who wish to edit and record music loops for output in a different format. The Company believes ACID will appeal to the consumer, to music markets such as the rap market and the techno market, and to anyone who wishes to create quality music quickly and easily. The Company will sell ACID with a small library of audio loops, but will have additional audio loop libraries available for sale.

  VEGAS is a multi-track editor and recorder which takes advantage of the latest advances in computer processing power. Whereas Sound Forge 4.0 and Sound Forge XP provide for processing only two audio tracks (stereo) at any given time, VEGAS will be able to store, edit, manipulate and transfer multiple tracks of audio data, along with video data. The number of tracks available for editing will only be limited by the processing power of the computer itself. By using the processing power of the personal computer, VEGAS will relieve users of the need to buy dedicated turnkey systems. In addition, by providing software-based upgrades, VEGAS will minimize the cost of obsolescence. VEGAS is expected to transcend multiple user categories by targeting the musician, audio engineer, and video engineer. Because of the broad range capability of the product, users will be able to eliminate many dissimilar or difficult to use products, while also being able to customize the product through the purchase of the Company's plug-in products.

PRODUCT DEVELOPMENT

  The Company devotes a substantial portion of its resources to developing new products and product features, to enhancing the Company's existing products, and to testing and integrating third party hardware and software. During the fiscal year ended December 31, 1996, the nine months ended September 30, 1997 and the three months ended December 31, 1997, the Company expended approximately $360,000, $488,000 and $232,000, or 14.7%, 21.8% and 24.9%,
respectively, of its total net revenues on product development activities. The Company intends to devote approximately $4,500,000 of the net proceeds of the Offering toward product development and to continue to devote substantial resources toward product development over the next several years. See "Use of Proceeds." As of December 31, 1997, the Company had 15 employees, or approximately 35% of its workforce, engaged in product development activities.

  The product development group includes individuals with extensive experience designing Windows software. Areas of expertise include user interface design, digital signal processing, integration with third party hardware, and low-level driver work. The Company's engineers have had experience developing music software, media and graphics software, games, multimedia applications and operating system components, as well as hardware. The Company estimates the Company-owned codes have taken over 40 staff years of development time. The Company intends to continue to hire qualified employees. However, competition for highly qualified employees is intense and the process of locating key technical personnel with the combination of skills and attributes required to develop new software is extensive. There can be no assurance that the Company will be successful in attracting, motivating and retaining additional software engineers. See "Risk Factors--Dependence on Key Personnel."

MANUFACTURING

  The production of the Company's software products includes CD duplication, component purchases (manuals, boxes, and inserts), and final packaging. CD duplication is currently performed by Maxell Corporation. User manuals, boxes, and inserts are printed and assembled by a variety of third-party manufacturers. The Company performs quality inspection, assembly, and shipment directly from its facilities. In some instances, particularly with OEM contracts, third parties may be involved in the actual production, assembly, and fulfillment process. The Company believes there are numerous sources and alternatives to the existing production process. To date, the Company has not experienced any material difficulties or delays in the manufacture and assembly of its products, or material returns due to product defects.

SALES

  The Company currently sells and distributes its products through professional dealers, a direct sales force, computer distributors, OEMs, and the Internet. The Company also sells a large portion of its products internationally through a worldwide distribution network. As of December 31, 1997, the Company had 21 employees, or approximately 49% of its workforce, engaged in sales and marketing activities. During the fiscal year ended December 31, 1996, the nine months ended September 30, 1997 and the three months ended December 31, 1997, 18%, 27% and 18% of the Company's net revenues, respectively, were derived from international sales.

  Professional. The Company's dealers in the music and professional audio industries provide a demonstration site for the Company's family of products. The Company, when dealing with the professional consumer, utilizes extensive sales training by its own network of representatives, and provides a large degree of marketing and promotion support. Training is an integral aspect of the entire sales and marketing process and is expected to become more important as the product line broadens.

  Direct Sales. The Company's direct sales force markets the Company's products to customers who will typically purchase more than ten units of software for an entire media production activity. These customers typically request on-site or remote training for their employees. The Company intends to address this opportunity by both building its direct sales force and its training and support efforts. The Company intends to explore the possibility of charging fees for training and support services.

  Computer Distributor. The Company entered into an agreement on October 16, 1997 with Ingram Micro to handle sales and distribution of certain of the Company's products to various computer resellers, VAR's, catalog distributors and smaller retail outlets. Under the distribution agreement, the Company has granted Ingram Micro the right to return unsold inventories of outdated products in exchange for credit against open invoices. Likewise, price protection support is offered contractually, whereby the distributor is protected from price reductions. The Company supports this distribution relationship by employing the services of Micro Tech Marketing Services, Inc. ("Micro Tech"). Micro Tech provides sales and marketing support by contacting large distributors and retailers and assisting them in the placement of orders and the management of inventory of the Company's products. Monthly sales and inventory reports are provided by Ingram Micro, Micro Tech, and the major retailers directly to the Company. See "Risk Factors--Third-Party Distributor."

  OEMs. The Company has entered into various distribution relationships with third parties pursuant to which the Company's products are incorporated into, or bundled with, the third party's products for delivery by the third party to end users. Such third parties include Event Electronics, LLC, Pinnacle Systems, Vivo Software, Inc., Macromedia, Inc., Intergraph Corporation and Intervoice, Inc.

  Electronic Commerce. The Company has recently developed a capacity to handle on-line sales via the Internet. Likewise, third parties have been granted licenses on their sites which allow for the sale and distribution of both electronic and fulfillment based orders. The Company expects sales over the Internet to become an increasingly important component of overall sales of the Company. Electronic distribution provides the Company with a low-cost, globally accessible 24-hour sales channel.

  International. Internationally, the Company maintains a network of over 25 worldwide music and professional audio distributors who handle various sales and marketing efforts in their respective countries. The Company's international distributors also provide product support to customers, local marketing efforts, and local language translation services for product literature and manuals. The Company provides its distributors with services similar to those the Company provides to its North American dealer network. See "Risk Factors--Risks Associated with International Expansion."

  New Sales Offices. The Company expects to open several regional sales offices in several locations, including Europe and the eastern and western coasts of the United States. See "Risk Factors--Risks Associated with International Expansion" and "Use of Proceeds."

MARKETING

  The Company participates in trade shows, advertising, press tours, public relations, dealer events, and Internet advertising. The Company engages in direct mail efforts by sending newsletters, new product announcements, and special promotions to existing and prospective customers. The Company's Internet web site also is expected to be a critical marketing component as the Internet matures as a viable marketing medium.

  The Company's customers vary from high end professionals to general consumers. Because of this, different marketing methods are used to reach each respective audience. For the professional audience who tend to be early adopters, the Company relies on press announcements, product reviews and advertising in publications such as Keyboard, Electronic Musician, Mix, EQ, and Pro Audio Review to help spread product awareness. The Company also uses "Not For Resale" copies of its software installed on computers within dealer stores as a promotional means of educating potential customers. On-site dealer training and clinics are also used to help market and promote the advantages of the Company's product line.

  Computer industry customers are reached through the Internet, advertising in publications such as New Media, Music and Computers, Interactivity, DV, and by direct mail. The Company informs distributors and end users about the benefits of its products through informative dealer kits and product brochures. The Company's direct mail process involves maintaining a database of over 40,000 dealers, distributors, opinion leaders, and customers who are sent information on new products, product enhancements, and trade show schedules. The Company also publishes a newsletter with the title "Sample This" which assists in providing information and generating brand awareness.

  Various OEM relationships with hardware and software vendors help spread broad-based brand awareness to the consumer channel. The Company requires the proper placement and use of its logos and trademarks on third party products and literature. Continued expansion of its OEM presence will assist the Company in establishing greater brand identity and generate awareness that the Company's various products conform to industry specifications and are designed to operate with a variety of third party hardware.

  Marketing related functions such as graphic design, literature preparation, product launch planning, advertising preparation and placement are all provided for by the Company's marketing staff. The Company maintains tight controls over the creative process and management believes these controls have allowed the Company to respond quickly and economically to the ever-changing technology industry.

MICROSOFT RELATIONSHIP

  In January 1998, the Company entered into a letter of intent with Microsoft pursuant to which Microsoft granted the Company a non-exclusive license to NetShow software production and rendering tools, for the purpose of allowing the Company to integrate these tools with its Sound Forge and ACID products. Pursuant to the letter of intent, Microsoft will provide appropriate non-exclusive, royalty free source code licenses in the various parts of the NetShow software platform to enable the Company to develop and distribute production tools based on the NetShow platform. The letter of intent also names the Company as a preferred independent software vendor ("ISV") partner of Microsoft NetShow. In connection with the Company's ISV partner status with Microsoft NetShow, Microsoft has agreed to make efforts to: (i) raise the visibility of the Company through press releases; (ii) assist the Company in its development efforts, and in particular, to include the Company in its beta program for NetShow 3.0; (iii) raise the visibility of the Company through the Worldwide Web, and in particular, to designate the Company as an ISV partner in the NetShow Website and potentially in other Microsoft Websites; (iv) assist the Company in its sales efforts, and in particular to include the Company in one or more pilot programs with Microsoft NetShow customers, to include the Company in any case studies which arise from such pilots, and to connect the Company with appropriate Microsoft sales representatives responsible for accounts targeted by the Company; (v) assist the Company in its marketing efforts by including the Company in: a) the NetShow Tools Pack CD program; b) Microsoft booths, as a preferred ISV, at trade shows; c) the launch efforts of NetShow 3.0; d) NetShow demonstrations at technical educational programs such as Tech Ed and Professional Developers Conferences;
e) the marketing collateral which accompanies NetShow 3.0; and f) seminars, training, and roadshows for NetShow 3.0.

  The letter of intent also provides that the Company is to perform development efforts to enable its ACID and Sound Forge product lines to integrate with NetShow 3.0 and generate Active Streaming Format ("ASF") content. The letter of intent is subject to a definitive agreement to be negotiated between the parties, and there is no assurance that a definitive agreement will be entered into, or, if entered into, be on favorable terms to the Company.

CUSTOMER SUPPORT

  The Company intends to use approximately $500,000 of the net proceeds from this Offering to expand the level of technical support, training and telephone support offered to its dealers and customers. This plan includes establishing an on-site training facility at the Company's corporate offices in Madison, Wisconsin. Likewise, remote training will be offered through the Company's own representatives or third party representatives, dealers or distributors who handle the Company's product line. See "Use of Proceeds."

  The Company provides free customer support for a 90-day period following product purchase. After the initial 90 day term, customers are able to receive technical information through the Company's website, newsletters, and third party articles and technical notes. The Company currently does not offer extended maintenance contracts to its customers, but may do so in the future.

  The Company offers a 30-day money-back guarantee on all of its software products. The Company also provides a 90 day replacement warranty covering product defects, shipping damage, or missing materials. Under these circumstances, dealers, distributors, and customers may return their software directly to the Company for free replacement.

  In the case of upgrades, the Company attempts to offer incentives to sell existing inventory. The Company replaces existing inventory with new inventory after a product is upgraded. As a result of the signing of the distribution agreement with Ingram Micro, the Company expects greater sales to occur in the computer retail channel, and as a result, the Company will allocate a greater allowance for product returns. There can be no assurance that the level of returns will not exceed the budgeted allowance. See "Risk Factors--Third-Party Distributor."

COMPETITION

  The markets for the Company's products are intensely competitive. Pricing pressure, rapid development, feature upgrades, and undefined new technologies characterize the industry. Numerous companies including Adaptec, Avid, Cakewalk, Creamware, Digidesign, Euphonix, InSync, Sonic Solutions, and Steinberg offer products which compete directly or indirectly with one or more of the Company's own products, although none of these companies can independently offer a matching product line which competes one for one with the Company's own product line. Most of the Company's competitors or potential competitors have significantly greater financial, management, technical and marketing resources than the Company. The Company could also face future competition from Microsoft, Adobe, Macromedia, Autodesk, or Oracle. Each of these potential competitors has substantially greater resources than the Company and could become a significant competitor. The primary factors on which the Company competes are system independence, quality, pricing, product features, cross-platform file support, brand marketing, and customer support. The relative importance of each factor is dependent on the market and customer group targeted. The Company believes it competes favorably with respect to these factors, but there can be no assurance that it will continue to do so.

  In addition, the Company's Internet-based products may compete with companies such as Adobe, Macromedia, Microsoft, and RealNetworks, Inc. These companies are currently providing low cost web authoring tools which offer some features which satisfy the media authoring requirements of professionals, corporate users, and serious hobbyists. Although the Company has chosen to carve out distinct product niches, there can be no assurance that these companies will not introduce products which are more directly competitive or undercut the Company's own products. Moreover, many of the Company's competitors and potential competitors offer software products for the MacIntosh operating system, which many musicians have traditionally utilized. There can be no assurance that such potential customers will accept the Company's Windows-based software products. Likewise, there can be no assurance that market sentiment for MacIntosh or other competing operating systems, such as Java, will not overtake the current dominant market position of Windows-based systems, upon which the Company's products are based. In addition, due to the low barriers to entry in the computer software market, there can be no assurance that a new company will not be able to effectively compete with the Company.

  The Company's competitors may be able to develop products comparable or superior to those offered by the Company or adapt more quickly than the Company to new technologies or evolving customer requirements. Accordingly, there can be no assurance that the Company will be able to compete effectively in its target markets, that competition will not intensify or that future competition will not have a material adverse effect on the Company.

INTELLECTUAL PROPERTY

  The Company's success depends in part on its ability to protect its proprietary software. The Company relies on a combination of trade secret, contract, copyright and trademark law to establish and protect its proprietary rights in its products and technology. The Company does not currently have any patent protection for its products. The Company's software products are sold pursuant to "shrink wrap" licenses which sets forth the terms and conditions under which the purchaser can use the product and which bind the purchaser by its acceptance and purchase of the products to such terms and conditions. Such shrink wrap licenses are not signed by licensees and may be unenforceable under the laws of certain jurisdictions. The Company also licenses certain of its proprietary rights to third parties.

  Although the Company relies to a great extent on trade secret protection for much of its technology and has obtained confidentiality agreements from most of its key employees, there can be no assurance that third parties will not independently develop the same or similar technology, obtain unauthorized access to the Company's proprietary technology or misuse technology to which the Company has granted access. The Company believes that the rapid pace of innovation in the industry renders the innovation, skill and creativity of its development staff more influential to the Company's competitive success than the various legal protections of its technology.

  The computer software industry is characterized by frequent and substantial intellectual property litigation that often is complex and expensive and involves a significant diversion of resources and uncertainty of outcome. In the future, the Company may need to pursue litigation to enforce and protect its intellectual property and trade secrets or to defend against a claim of infringement or invalidity.

  The Company attempts to avoid infringing known proprietary rights of third parties in its product development efforts. However, the Company has not conducted and does not conduct comprehensive patent or trademark searches to determine whether it infringes patents or proprietary rights held by third parties. In addition, it is difficult to proceed with certainty in a rapidly evolving technological environment in which there may be numerous patent applications pending, many of which are confidential when filed, with regard to similar technologies. If the Company were to discover that its products violate third-party proprietary rights, there can be no assurance that it would be able to obtain licenses to continue offering such products without substantial reengineering or that any effort to undertake such reengineering would be successful, that any such licenses would be available on commercially reasonable terms, if at all, or that litigation regarding alleged infringement could be avoided or settled without substantial expense and damage awards. Any claims against the Company relating to the infringement of third-party proprietary rights, even if not meritorious, could result in the expenditure of significant financial and managerial resources and in injunctions preventing the Company from distributing certain products. Such claims could materially adversely affect the Company. Although the Company believes that its products and their use do not infringe the proprietary rights of third parties, the Company received in December, 1997 a communication from a third party asserting that one of the Company's product names, "Acoustics Modeler," infringes the proprietary rights of such third party. The Company disagrees with the position of the third party, but plans in any event to phase out use of the product name "Acoustics Modeler" over the next six months. The Company has also received communications from an additional third party relating to an alleged infringement of such third party's patent by the Company. The Company has not received any further communication from such third party since May 1996 and such third party's patent expires in May 1998, however, there can be no assurance that such third party will not take legal action against the Company. The Company may in the future receive communications from other third parties asserting that the Company's products infringe, or may infringe, the proprietary rights of such third parties. See "Risk Factors--Uncertain Protection of Intellectual Property; Risks Associated with Licensed Third Party Technology."

  The Company also relies on certain technology that it licenses from third parties, including software that is integrated with the Company's internally developed software and used in the Company's products, to perform key functions. There can be no assurance that such third-party technology licenses will continue to be available to the Company on commercially reasonable terms. The loss of any of these technologies could have a material adverse effect on the Company. In addition, the Company has agreed to indemnify certain distributors and OEMs from claims that its technology infringes the proprietary rights of others. There can be no assurance that infringement or invalidity claims arising from the incorporation of third-party technology, and claims for indemnification from distributors and OEMs resulting from such claims, will not be asserted or prosecuted against the Company. Such claims, even if not meritorious, could result in the expenditure of significant financial and managerial resources in addition to potential product redevelopment costs and delays, all of which could materially adversely affect the Company. The Company has also signed nondisclosure agreements to protect the trade secrets and confidential information of other companies. While the Company has made and continues to make diligent efforts to protect such third party information, there can be no assurance that such information will be adequately protected, or that, notwithstanding the Company's efforts to protect such trade secrets and confidential information, a third party will attempt to hold the Company liable for disclosure of such information.

Any liability to a third party for failing to protect trade secrets or confidential information may have a material adverse effect on the Company. The laws of foreign countries may treat the protection of proprietary rights of the Company in its products differently from and may not protect the Company's proprietary rights to the same extent as do laws in the United States. See "Risk Factors--Uncertain Protection of Intellectual Property; Risks Associated with Licensed Third-Party Technology."

LEGAL PROCEEDINGS

  The Company currently is not involved in any legal proceedings.

EMPLOYEES

  As of December 31, 1997, the Company had 43 full-time employees, including 12 in product development, 21 in sales, marketing and customer support, 3 in manufacturing and 7 in administration and finance. The Company's employees are not represented by a labor union, nor are they subject to a collective bargaining agreement. The Company has never experienced a work stoppage and believes that its employee relations are satisfactory.

FACILITIES

  The Company owns its principal facility, located in Madison, Wisconsin, consisting of approximately 10,000 square feet of office space. This space is used for product development, sales and marketing, customer support and administration. The Company has exercised an option to purchase an 8,000 square foot building directly adjacent to its principal facility, which it currently leases. This space is currently used for storage, however, the Company intends to renovate the space and use it for future expansion. The Company also has leased an additional 8,000 square feet in a third property located in the same complex as its principal facility. The Company intends to open additional sales offices both domestically and internationally as needed. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

                                  MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS, AND KEY EMPLOYEES

  The following table sets forth information with respect to each director, executive officer and key employee of the Company.

      NAME                             AGE POSITION
      ----                             --- --------
      Rimas P. Buinevicius............  35 Chief Executive Officer and Chairman
      Monty R. Schmidt................  34 President and Director
      Curtis J. Palmer................  28 Chief Technology Officer and Director
      Kenneth A. Minor................  36 Chief Financial Officer
      Roy Elkins......................  38 Vice President, Sales and Marketing
      Frederick H. Kopko, Jr..........  42 Director
      Arnold Pollard..................  55 Director
      David C. Kleinman...............  62 Director

  Rimas P. Buinevicius has been the Chairman of the Board since October, 1997 and Chief Executive Officer since January, 1997. Mr. Buinevicius joined the Company in 1994 as General Manager and Director of Marketing. Prior to joining the Company, from 1991 to 1994, Mr. Buinevicius was employed by Alkar, Division of DEC International, in Lodi, Wisconsin, where he was responsible for project development and management of industrial control systems. From 1990 to 1991, Mr. Buinevicius was employed as a Senior Electrical Engineer with Arzco Medical Electronics in Vernon Hills, Illinois, where he was responsible for both hardware and software design of cardiac pacing equipment. Mr. Buinevicius has an M.B.A. degree from the University of

Chicago; a Master's degree in Electrical Engineering from the University of Wisconsin, Madison; and a Bachelor's degree in Electrical Engineering from the Illinois Institute of Technology, Chicago. Mr. Buinevicius has been elected as a Class 4 director.

  Monty R. Schmidt has been President since March 1994 and a director of the Company since February 1994. From October 1991 to February 1994, Mr. Schmidt performed certain pre-incorporation services for the Company. From March 1991 to September 1991, Mr. Schmidt worked with Lunar Corporation, Madison, Wisconsin where he was involved in the design of ultrasonic bone densitometry equipment. From 1988 to 1991 Mr. Schmidt held a position as a design engineer, designing hardware and software for the Berg Company in Madison, Wisconsin. Mr. Schmidt has a B.S. degree in Electrical Engineering from the University of Wisconsin, Madison. Mr. Schmidt has been elected as a Class 5 director. Mr. Schmidt is a co-founder of the Company.

  Curtis J. Palmer has been the Chief Technology Officer since January 1997 and a director of the Company since February 1994. From June 1990 to January 1994, Mr. Palmer was employed by Microsoft as a Software Design Engineer in the Multimedia Technologies group, where he worked on the Windows 3.0 and 3.1 operating system support for multimedia applications. In 1990, Mr. Palmer held a position as a Software Development Support Engineer at Microsoft, where he was responsible for assisting third party Windows driver developers in their development of communications, network and sound drivers for Windows 3.0. Mr. Palmer studied software engineering at the Oregon Institute of Technology. Mr. Palmer has been elected as a Class 5 director. Mr. Palmer is a co-founder of the Company.

  Kenneth A. Minor has been the Chief Financial Officer of the Company since June 1997. From September 1993 to April 1997, Mr. Minor was employed as Vice President and Treasurer for Fruehauf Trailer Corporation, a manufacturer and global distributor of truck trailers and related aftermarket parts and service. From May 1988 to September 1993 he was employed as Assistant Treasurer and Controller for Autodie Corporation, an automotive stamping die company. From 1984 to 1987 Mr. Minor was employed with Deloitte Haskins & Sells as a staff accountant. Mr. Minor is a certified public accountant and has a B.B.A. degree in accounting from Western Michigan University.

  Roy Elkins has been the Vice President of Sales and Marketing of the Company since February 1997. From April 1987 to January 1997, Mr. Elkins was employed with Ensoniq Corporation, a manufacturer of music and multimedia hardware located in Malvern, Pennsylvania. At Ensoniq, Mr. Elkins held various positions including Director of Training, Director of Artist Relations, and manager of Ensoniq's dealer training program.

  Frederick H. Kopko, Jr. has been the Secretary of the Company since April 1997 and a director of the Company since December 1995. Mr. Kopko is a partner of the law firm of McBreen, McBreen & Kopko, Chicago, Illinois, and has been a partner of that firm since January, 1990. Mr. Kopko practices in the area of corporate law. He has been a director of Butler International, Inc. since 1985 and a director of Mercury Air Group, Inc. since 1992. Mr. Kopko received a B.A. degree in economics from the University of Connecticut, a J.D. degree from Notre Dame Law School, and an M.B.A. degree from the University of Chicago. Mr. Kopko has been elected as a Class 3 director.

  Arnold Pollard has been a director of the Company since December 1997 and a director of GKN Securities Corp. since August 1996. Since 1993, he has been the President and Chief Executive Officer of Chief Executive Group, which publishes "Chief Executive" magazine. For nearly 20 years, he has been President of Decision Associates, a management consulting firm specializing in organizational strategy and structure. Since 1996, Mr. Pollard has served as a director and a member of the compensation committee of Delta Financial Corp., a public company engaged in the business of home mortgage lending and the International Management Education Foundation, a non-profit educational organization. He also serves on the advisory board of Sequel Technology. From 1989 to 1991, Mr. Pollard served as Chairman and Chief Executive Officer of Biopool International, a biodiagnostic public company focusing on blood related testing; and previously served on the boards of Lillian Vernon Corp. and DEBE Systems Corp. From 1970 to 1973, Mr. Pollard served as adjunct professor at the Columbia Graduate School of Business. Mr. Pollard graduated from Cornell University (Tau Beta Pi), and holds a doctorate in Engineering-Economic systems from Stanford University. Mr. Pollard has been elected as a Class 2 director.

  David C. Kleinman has been a director of the Company since December 1997 and an Adjunct Professor of Strategic Management in the Graduate School of Business at the University of Chicago since 1971. Mr. Kleinman has been a director (Trustee) of the Acorn Funds since 1972 (of which he is also Chairman of the Audit Committee and a member of the Committee on the Investment Advisory Agreement), a director of the Irex Corporation (a contractor and distributor of insulation materials) since 1984, a director of the Plymouth Tube Company (a manufacturer of seamless and welded tubing) since 1993, a director of the Wisconsin Paper and Products Company (a jobber and distributor of paper and paper products) since 1994, and a director of the InterAmericas Communications Corporation (a developer, builder and operator of telecommunication facilities) since May 1997 and the Organics Management Company (an operator of a network of organic waste processing facilities) since April 1997. From 1964 to 1971, Mr. Kleinman was a member of the finance staff of the Ford Motor Company. Mr. Kleinman received a B.S. in mathematical statistics and a Ph.D. in business from the University of Chicago. Mr. Kleinman has been elected as a Class 1 director.

  Prior to December 1997, each director was elected to serve until the next annual meeting of stockholders or until the election and qualification of his or her successor or his or her earlier resignation or removal. In December 1997, the Company established a classified Board of Directors with five classes (Class 1, Class 2, Class 3, Class 4 and Class 5), each class as nearly equal in number of directors as possible. Each of the current directors was elected in December 1997 to one of these five classes. Mr. Kleinman was elected to Class 1 with a term expiring at the annual stockholders meeting in 1998; Mr. Pollard was elected to Class 2 with a term expiring at the annual stockholders meeting in 1999; Mr. Kopko was elected to Class 3 with a term expiring at the annual stockholders meeting in 2000; Mr. Buinevicius was elected to Class 4 with a term expiring at the annual stockholders meeting in 2001; and Messrs. Schmidt and Palmer were elected to Class 5 with terms expiring at the annual stockholders meeting in 2002. Commencing with the annual stockholders meeting in 1998 and thereafter, each newly elected director shall serve for a term ending at the fifth annual meeting of stockholders following such director's election.

DIRECTORS' COMPENSATION

  The directors of the Company who are not full-time employees of the Company will receive a fee of $1,500 for attendance at each meeting of the Board of Directors and $850 per Committee meeting attended. Such directors will also be reimbursed for their out-of-pocket expenses in connection with their attendance. No directors' fees have been paid to date.

  The Company has granted to each Non-Employee Director, upon initial appointment to the Board of Directors, in the case of Messrs. Pollard and Kleinman, and on December 1, 1997, in the case of Mr. Kopko, a stock option to purchase 10,000 shares of Common Stock pursuant to the Directors' Stock Option Plan, at a price of $5.00 per share. In addition, on the date of the 1998 annual meeting and each subsequent annual meeting of the Company's stockholders, the Company will grant to each Non-Employee Director who is then reelected or who is continuing as a member of the Board of Directors a stock option to purchase 10,000 shares of Common Stock. The exercise price of each stock option will be equal to the market price of Common Stock on the date the stock option is granted. Stock options issued under the Directors' Stock Option Plan generally will vest fully on the first anniversary of the date of grant and expire after five years. An aggregate of 90,000 shares are reserved for issuance under the Directors' Stock Option Plan.

COMMITTEES OF DIRECTORS

  The Audit Committee consists of Messrs. Kopko, Pollard and Kleinman. The functions of the Audit Committee are to review with the Company's independent public auditors the scope and adequacy of the audit to be performed by such independent public auditors; the accounting practices, procedures, and policies of the Company; and all related party transactions. The Committee was organized in December 1997.

  The Executive Compensation Committee consists of Messrs. Kopko, Pollard and Kleinman. The Committee makes recommendations to the Board with respect to salaries of employees and is responsible for determining the amount and allocation of any incentive bonuses among the employees. In addition, the Committee is authorized to grant stock options under the Plan. The Committee was organized in December 1997.

EXECUTIVE COMPENSATION

  The following table sets forth all the cash compensation paid by the Company during 1996 to the individual who served as Chief Executive Officer in 1996 and to the individual who is currently serving as Chief Executive Officer (the "Named Executive Officers"). Other than as set forth below, no executive officer of the Company received compensation in excess of $100,000 during 1996.

                                                          ANNUAL COMPENSATION
                                                          ---------------------
      NAME AND PRINCIPAL POSITION                    YEAR SALARY($)   BONUS($)
      ---------------------------                    ---- ----------  ---------
      Rimas Buinevicius (1)......................... 1996     64,616      37,149
      Chairman and Chief Executive Officer
      Monty Schmidt (2)............................. 1996     64,616       6,462
      President and Director

--------
(1) Mr. Buinevicius has been serving as Chief Executive Officer since January, 1997.
(2) Mr. Schmidt served as Chief Executive Officer from February 1994 (inception of the Company) until January 1997.

  None of the Named Executive Officers exercised options to purchase Common Stock during the fiscal year ended December 31, 1996, and no Named Executive Officer had exercised or unexercised stock options as of December 31, 1996.

1995 STOCK OPTION PLAN

  The Company has adopted the Plan pursuant to which it has awarded and may in the future award stock options to those individuals who have made significant contributions to the Company, including officers and directors who are employees of the Company.

  The Plan, as adopted on December 1, 1995 and made effective as of January 1, 1995, provides for the issuance to employees, including employee directors, of up to 1,000,000 shares of Common Stock pursuant to the grant of stock options. The maximum aggregate number of shares of stock that shall be subject to grants under the Plan may not exceed 1,000,000. The Plan is administered by the Executive Compensation Committee of the Board of Directors (the "Committee"). Subject to the provisions of the Plan, the Committee has the authority to determine to whom stock options will be granted and the terms of the awards granted.

  As of December 31, 1997, options to purchase a total of 699,050 shares of Common Stock, at a weighted average exercise price per share of $1.04, were outstanding. Of these options, options to purchase 320,000 shares were fully vested and exercisable as of December 31, 1997. Options to purchase 100,000 shares were exercised in March 1998. As of December 31, 1997, the Company had an additional 300,950 shares of Common Stock available for future grants under the Plan.

  The option price per share of stock under the Plan is to be determined by the Committee at the time of each grant. The term of each stock option shall be fixed by the Committee, but may not exceed ten years. Stock options may be exercisable at such time or times as is to be determined by the Committee. Payment for the exercise of an option shall be made by cash, check or other instrument as the Committee may accept, including, in the discretion of the Committee, a non-interest bearing promissory note or stock of the Company.

  The Committee may amend or revise the terms of the Plan in any respect whatsoever, provided that certain amendments of the Plan are subject to stockholder approval. No grant of any option is valid under the Plan unless granted prior to January 1, 2005.

EMPLOYMENT AGREEMENTS

  The Company has entered into employment agreements with Rimas Buinevicius, the Company's Chairman and Chief Executive Officer, Monty R. Schmidt, the Company's President, and Curtis Palmer, the Company's Chief Technology Officer. Each agreement continues in effect until January 1, 2001, unless earlier terminated pursuant to its terms. The salary of each of Messrs. Buinevicius, Schmidt and Palmer is $125,000 per year, subject to increase each year at the discretion of the Board of Directors. Messrs. Buinevicius, Schmidt, and Palmer are also entitled to incidental benefits of employment under the agreements. Each of the employment agreements provides that if (i) the Company breaches its duty under such employment agreement, (ii) the employee's status or responsibilities with the Company has been reduced, (iii) the Company fails to perform its obligations under such employment agreement, or (iv) after a Change in Control of the Company, the financial prospects of the Company have significantly declined, the employee may terminate his employment and receive all salary and bonus owed to him at that time, prorated, plus three times the highest annual salary and bonus paid to him in any of the three years immediately preceding the termination. If the employee becomes disabled, he may terminate his employment and receive all salary owed to him at that time, prorated, plus a lump sum equal to the highest annual salary and bonus paid to him in any of the three years immediately preceding the termination. Pursuant to the employment agreements, each of Messrs. Buinevicius, Schmidt and Palmer has agreed not to disclose the Company's confidential information and not to compete against the Company during the term of his employment agreement and for a period of two years thereafter. Such non-compete clauses may not be enforceable, or may only be partially enforceable, in state courts of relevant jurisdictions.

  A "Change in Control" is defined in the employment agreements to mean: (i) a change in control of a nature that would have had to have been reported in the Company's proxy statement, if the Company were required to have filed proxy statements under the Securities Exchange Act of 1934 (the "Exchange Act");
(ii) the Company is merged or consolidated or reorganized into or with another corporation or other legal person and as a result of such merger, consolidation or reorganization less than 75% of the outstanding voting securities or other capital interests of the surviving, resulting or acquiring corporation or other legal person are owned in the aggregate by the stockholders of the Company immediately prior to such merger, consolidation or reorganization; (iii) the Company sells all or substantially all of its business and/or assets to any other corporation or other legal person, less than 75% of the outstanding voting securities or other capital interests of which are owned in the aggregate by the stockholders of the Company, directly or indirectly, immediately prior to or after such sale; (iv) any person (as the term "person" is used in Section 13(d) (3) or Section 14(d) (2) of the Exchange Act) had become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 25% or more of the issued and outstanding shares of voting securities of the Company; or (v) during any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination or election by the Company's stockholders, of each new director of the Company was approved by a vote of at least two-thirds of such directors of the Company then still in office who were directors of the Company at the beginning of any such period.

                             CERTAIN TRANSACTIONS

  The Chicago law firm of McBreen, McBreen & Kopko has performed legal services for the Company in connection with this Offering and may perform legal services for the Company following this Offering. Frederick H. Kopko, Jr., a director of the Company, is a partner in McBreen, McBreen & Kopko. During the twelve month periods ended December 31, 1997 and December 31, 1996, McBreen, McBreen & Kopko received $9,596 and $19,500, respectively, as compensation for legal services rendered. Pursuant to the Directors' Stock Option Plan, Mr. Kopko was granted an option to purchase 10,000 shares of Common Stock at an exercise price of $5.00 per share on December 1, 1997.

  The Company borrowed $100,000 in January 1996 from an affiliate of Frederick
H. Kopko, Jr. The loan was in the form of a promissory note which was secured by a second position in all the Company's assets. The note accrued interest at the rate of 18% per annum and was paid in full in February 1997.

  Monty Schmidt and Curtis Palmer each guaranteed the Company's obligations pursuant to a certain promissory note in the principal amount of $150,000. Messrs. Schmidt and Palmer also each guaranteed the Company's obligations under a line of credit in the maximum amount of $250,000. See "Risk Factors-- Portion of Offering Proceeds Benefiting Management" and "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources."

                            PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information regarding the beneficial ownership of the Common Stock and the Series B Preferred Stock of the Company as of March 18, 1998, by (a) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock or the Series B Preferred Stock, (b) each of the Company's executive officers, directors and key employees, and (c) all executive officers, directors, and key employees of the Company as a group. No shares of Common Stock or Series B Preferred Stock are being sold by the Principal Stockholders in this Offering.

                                NUMBER OF SHARES      PERCENTAGE OF CLASS
                                    OF CLASS           BENEFICIALLY OWNED
                                  BENEFICIALLY   ------------------------------
NAME OF BENEFICIAL OWNER(1)          OWNED       BEFORE OFFERING AFTER OFFERING
---------------------------     ---------------- --------------- --------------
COMMON STOCK(2)
Rimas Buinevicius(3)...........      535,548          13.7%            9.1%
 754 Williamson Street
 Madison, WI 53703
Monty Schmidt(4)...............    1,410,963          36.1            23.9
 754 Williamson Street
 Madison, WI 53703
Curtis Palmer(4)...............    1,410,963          36.1            23.9
 754 Williamson Street
 Madison, WI 53703
Kenneth A. Minor(5)............            0           --              --
 754 Williamson Street
 Madison, WI 53703
Roy Elkins(6)..................       10,000             *               *
 754 Williamson Street
 Madison, WI 53703
Frederick H. Kopko, Jr.(7).....       82,392           2.1             1.4
 20 North Wacker Drive
 Chicago, IL 60606
Arnold Pollard(8)..............            0           --              --
 733 Third Avenue
 New York, NY 10017
David Kleinman(8)..............            0           --              --
 1101 East 58th Street
 Chicago, IL 60637
All Executive Officers and
 Directors as a Group
 (5 persons)(9)................    3,449,866          88.3%           58.4%

                                NUMBER OF SHARES      PERCENTAGE OF CLASS
                                    OF CLASS           BENEFICIALLY OWNED
                                  BENEFICIALLY   ------------------------------
NAME OF BENEFICIAL OWNER(1)          OWNED       BEFORE OFFERING AFTER OFFERING
---------------------------     ---------------- --------------- --------------
SERIES B PREFERRED STOCK(10)
Rimas Buinevicius..............    1,071,096          15.6%           15.6%
 754 Williamson Street
 Madison, WI 53703
Monty Schmidt..................    2,821,926          41.0            41.0
 754 Williamson Street
 Madison, WI 53703
Curtis Palmer..................    2,821,926          41.0            41.0
 754 Williamson Street
 Madison, WI 53703
Frederick H. Kopko, Jr.........      164,784           2.4             2.4
 20 North Wacker Drive
 Chicago, IL 60606
All Executive Officers and         6,879,732           100%            100%
 Directors as a group (4
 persons)......................

--------
*less than 1%
(1) The Company believes that the persons named in the table above, based upon information furnished by such persons, have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them.
(2) Beneficial ownership of the Common Stock is presented as if the shares of Series B Preferred Stock have been converted into shares of Common Stock.
(3) Consists of 535,548 shares of Common Stock issuable upon conversion of 1,071,096 shares of Series B Preferred Stock. Does not include 10,000 shares of Common Stock subject to stock options which become exercisable on October 30, 1998.
(4) Consists of 1,410,963 shares of Common Stock issuable upon conversion of 2,821,926 shares of Series B Preferred Stock. Does not include 10,000 shares of Common Stock subject to stock options which become exercisable on October 30, 1998.
(5) Does not include 30,000 shares of Common Stock subject to stock options, 10,000 shares of which will become exercisable on each of June 1, 1998, June 1, 1999, and June 1, 2000.
(6) Consists of 10,000 shares of Common Stock issuable pursuant to presently exercisable stock options. Does not include 30,000 shares of Common Stock subject to stock options, 10,000 shares of which will become exercisable on each of February 1, 1999, February 1, 2000, and February 1, 2001.
(7) Consists of 82,392 shares of Common Stock issuable upon conversion of 164,784 shares of Series B Preferred Stock. Does not include 10,000 shares of Common Stock subject to stock options which become exercisable on December 1, 1998.
(8) Does not include 10,000 shares subject to stock options which become exercisable on December 1, 1998.
(9) Includes 10,000 shares of Common Stock issuable pursuant to presently exercisable stock options.
(10) Series B 5% Cumulative Convertible Preferred Stock ("Series B Preferred Stock") consists of 6,879,732 outstanding shares, convertible into 3,439,866 shares of Common Stock. No shares of Series B Preferred Stock are being registered in this Offering. See "Description of Securities-- Series B Preferred Stock."

                             SELLING STOCKHOLDERS

  The registration statement, of which this Prospectus forms a part, also relates to the registration by the Company, for the account of the Selling Stockholders, of an aggregate of 368,160 shares of Common Stock. The Selling Stockholders Shares are not being underwritten by the Representatives in connection with this Offering. The Selling Stockholders have agreed with the Company not to directly or indirectly offer, sell, transfer or otherwise encumber or dispose of any of their Common Stock for a period of 90 days after the date of this Prospectus. See "Shares Eligible for Future Sale" and "Underwriting."

  The sale of the Selling Stockholders Shares by the Selling Stockholders may be effected from time to time in transactions (which may include block transactions by or for the account of the Selling Stockholders) in the over-the-counter market or in negotiated transactions, or through the writing of options on the Selling Stockholders Shares, a combination of such methods of sale, or otherwise. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices.

  The Selling Stockholders may effect such transactions by selling the Selling Stockholders Shares directly to purchasers, through broker-dealers acting as agents for the Selling Stockholders, or to broker-dealers who may purchase shares as principals and thereafter sell the Selling Stockholders Shares from time to time in the over-the-counter market, in negotiated transactions, or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchaser for whom such broker-dealers may act as agents or to whom they may sell as principals or both (which compensation as to a particular broker-dealer may be in excess of customary commissions).

  The Selling Stockholders and broker-dealers, if any, acting in connection with such sales, might be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act and any commission received by them and any profit upon the resale of such securities might be deemed to be underwriting discounts and commissions under the Securities Act.

  Sales of any shares of Common Stock by the Selling Stockholders may depress the price of the Common Stock in any market that may develop for the Common Stock.

  The following table sets forth certain information with respect to Selling Stockholders for whom the Company is registering shares of Common Stock for resale of the public. Except for Algimantas and Cleopatra Buinevicius, Aris Buinevicius, and Tom and Pam Thieding who are the parents, brother and in-laws of Rimas Buinevicius, Kyle Brandon and Doug Nestler, who are employees of the Company, and VenCap, Inc., which is the Company's stockholder relations consultant, none of the Selling Stockholders has had any position with, held any office, or had any other material relationship with the Company.

                                             NUMBER OF SHARES NUMBER OF SHARES OF
NAME OF BENEFICIAL       NUMBER OF SHARES OF OF COMMON STOCK  COMMON STOCK OWNED
OWNER(1)                 COMMON STOCK OWNED  BEING REGISTERED  AFTER OFFERING(2)
------------------       ------------------- ---------------- -------------------
William D. Evans Trust..       32,000             32,000                0
CCI International.......       20,000             20,000                0
VenCap, Inc.............       19,000             19,000                0
Valukin Trust dated 1-
 18-97..................       16,000             16,000                0
Net Gain International..       15,000             15,000                0
EBI Ltd.................       14,000             14,000                0
Bank of Commerce Cust.
 FBO Charles A. McCue
 IRA No. 5659...........       12,300             12,300                0
John Kennedy............       12,000             12,000                0
Greg Gentling...........       10,000             10,000                0
Brett Berkowitz.........       10,000             10,000                0

                                              NUMBER OF SHARES NUMBER OF SHARES OF
NAME OF BENEFICIAL        NUMBER OF SHARES OF OF COMMON STOCK  COMMON STOCK OWNED
OWNER(1)                  COMMON STOCK OWNED  BEING REGISTERED  AFTER OFFERING(2)
------------------        ------------------- ---------------- -------------------
Interbac................        10,000             10,000                0
Algimantas L. and
 Cleopatra A.
 Buinevicius Living
 Trust Dated 2/19/98....         8,000              8,000                0
Eric Ebacher............         8,000              8,000                0
Mark and Virginia
 Ebacher................         8,000              8,000                0
Todd Rizzo..............         6,500              6,500                0
Harrison Trust..........         6,400              6,400                0
James Justinger.........         6,000              6,000                0
George F. Sterne Savings
 Plan Retirement Trust..         6,000              6,000                0
Everen Clearing Corp.
 Cust. F/B/O Robert B.
 Ruether IRA............         5,000              5,000                0
Mark Ebacher............         5,000              5,000                0
Miyamoto Investment
 Company................         5,000              5,000                0
Masaji Ota & Naomi Ota..         5,000              5,000                0
Daniel Dimacale and
 Denise Dimacale........         5,000              5,000                0
Robert C.K. Lee.........         5,000              5,000                0
The Back Center Profit
 Sharing Plan...........         5,000              5,000                0
Phil Jones..............         5,000              5,000                0
Charles Schwab & Co.
 Inc.
 FBO David Steven Bruck
 Contr. IRA.............         5,000              5,000                0
Sprau Family Limited
 Partnership............         5,000              5,000                0
Souza Investments.......         5,000              5,000                0
Michael Moore...........         5,000              5,000                0
H. Hertner Associates,
 Inc. Defined Benefit
 Plan...................         5,000              5,000                0
J. Robert Gunther.......         5,000              5,000                0
Clinton Beachem.........         5,000              5,000                0
Jay Kopf................         5,000              5,000                0
Douglas E. and Alejandra
 E. Nestler.............         5,000              5,000                0
Richard Christopherson..         4,400              4,400                0
Kyle Brandon............         4,000              4,000                0
John Phillip Hinderaker
 and Virginia
 Hinderaker.............         4,000              4,000                0
OTF Music Profit Sharing
 Plan...................         4,000              4,000                0
Joseph L. Knobbe
 Revocable Living Trust
 dated 12/28/95.........         3,500              3,500                0
Roger Klima.............         3,000              3,000                0
Harold Havenga Family
 Trust..................         3,000              3,000                0
Bruce Wendorff..........         3,000              3,000                0
Mary E. Hildebrand......         3,000              3,000                0
Knobbe Living Trust U/A
 Dated 6/29/95..........         2,500              2,500                0
William Owens...........         2,500              2,500                0
Wilma Streaker..........         2,500              2,500                0
Steve Marker and Cindy
 Kahn...................         2,000              2,000                0
Steven D. & Dana I.
 Coutts.................         2,000              2,000                0
David Bruck.............         2,000              2,000                0
Robert T. Baker and
 Nancy Goodson..........         2,000              2,000                0
John Sullivan and Mary
 Sullivan...............         2,000              2,000                0
Doug Erikson............         2,000              2,000                0
Patty Lew and Butch Vig.         2,000              2,000                0
Martin Wimmer and
 Suzanne Wimmer.........         2,000              2,000                0

                                             NUMBER OF SHARES NUMBER OF SHARES OF
NAME OF BENEFICIAL       NUMBER OF SHARES OF OF COMMON STOCK  COMMON STOCK OWNED
OWNER(1)                 COMMON STOCK OWNED  BEING REGISTERED  AFTER OFFERING(2)
------------------       ------------------- ---------------- -------------------
Tom and Pam Thieding....        1,760             1,760                 0
Carter Family Trust.....        1,200             1,200                 0
Barbara Chrysler........        1,000             1,000                 0
Donaldson, Lufkin, and
 Jenrette: Custodian
 Donald Terrian.........        1,000             1,000                 0
Robert Hanson...........        1,000             1,000                 0
Nick and Lisa Cable.....        1,000             1,000                 0
Robert Zykofsky.........        1,000             1,000                 0
Aris Buinevicius........          400               400                 0
John Jurkowski..........          200               200                 0

--------
(1) The Company believes the persons named in the table above, based upon information furnished by such persons, have sole voting and investment power with respect to the number of shares beneficially owned by them.
(2) Assumes that all shares of Common Stock being registered will be sold.

                        SHARES ELIGIBLE FOR FUTURE SALE

  Upon completion of this Offering, the Company will have 2,468,160 shares of Common Stock and 6,879,732 shares of Series B Preferred Stock outstanding. The 2,000,000 shares of Common Stock sold in this Offering will be freely tradeable without restriction under the Securities Act, except for any shares purchased by an "affiliate" of the Company (as that term is defined under the rules and regulations of the Securities Act), which will be subject to the resale limitations of Rule 144 under the Securities Act. All of the presently outstanding shares of Series B Preferred Stock are "restricted securities" for purposes of Rule 144 and may not be resold in a public distribution, except in compliance with the registration requirements of the Securities Act or unless the Series B Preferred Stock is converted into Common Stock and resold pursuant to Rule 144.

  In general, under Rule 144(e), as currently in effect, a stockholder (or stockholders whose shares are aggregated), including an affiliate, who has beneficially owned for at least one year shares of Common Stock that are treated as "restricted securities," would be entitled to sell publicly, within any three-month period, up to the greater of 1% of the then outstanding shares of Common Stock (24,681 shares immediately after the completion of this Offering) or the average weekly reported trading volume in the Common Stock during the four calendar weeks preceding the date on which notice of sale is given, provided certain requirements are satisfied. In addition, affiliates of the Company must comply with additional requirements of Rule 144 in order to sell shares of Common Stock (including shares acquired by affiliates in this offering). Under Rule 144, a stockholder deemed not to have been an affiliate of the Company at any time during the 90 days preceding a sale by him, and who has beneficially owned for at least two years shares of Common Stock that are treated as "restricted securities," would be entitled to sell those shares without regard to the foregoing requirements.

  Each officer and director of the Company, all holders of the shares of Series B Preferred Stock and Common Stock, and all holders of options and warrants to acquire shares of Common Stock have agreed not to, directly or indirectly, offer, sell, transfer, pledge, assign, hypothecate or otherwise encumber or dispose of any of the Company's securities, whether or not presently owned, for a period of 12 months after the date of this Prospectus, or 90 days after the date of this Prospectus in the case of the Selling Stockholders, without the prior written consent of the Company and the Representatives. Beginning 12 months after the date of this Prospectus, all 3,439,866 shares of Common Stock issuable upon conversion of the 6,879,732 of such shares of Series B Preferred Stock, along with 100,000 shares of Common Stock previously acquired upon the exercise of options granted under the Company's Plan, may be sold in accordance with Rule 144.

                           DESCRIPTION OF SECURITIES

  The following description of the securities of the Company and certain provisions of the Company's Articles of Incorporation and Bylaws is a summary and is qualified in its entirety by the provisions of the Articles of Incorporation and Bylaws, which have been filed as exhibits to the Company's Registration Statement of which this Prospectus is a part.

  The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, $.01 par value and 15,000,000 shares of Preferred Stock, $.01 par value (the "Preferred Stock"), of which 10,000,000 shares are designated as Series B Preferred Stock. Upon completion of the Offering, there will be 2,468,160 shares of Common Stock issued and outstanding, 6,879,732 shares of Series B Preferred Stock issued and outstanding and 1,000,000 Warrants issued and outstanding.

COMMON STOCK

  Holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders of the Company. Subject to the preferences of the Series B Preferred Stock and to the other preferences that may be applicable to any future shares of Preferred Stock outstanding, the holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the prior liquidation rights of the Series B Preferred Stock and of any future shares of Preferred Stock outstanding. The holders of Common Stock have no preemptive, redemption, conversion, sinking fund or other subscription rights. The outstanding shares of Common Stock are, and the shares offered by the Company in the Offering will be, when issued and paid for, fully paid and nonassessable. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of Series B Preferred Stock and of shares of any series of Preferred Stock which the Company may designate and issue in the future.

PREFERRED STOCK

  Upon the closing of this Offering, the Board of Directors will have the authority, without further action by the stockholders, to issue up to 8,120,268 shares of Preferred Stock in one or more series and to fix the right, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, (which may be greater or lessor than the voting rights of the Common Stock), rights and terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series without any further vote or action by the stockholders. The issuance of such shares of Preferred Stock could adversely affect the voting power of holders of Common Stock and the likelihood that such holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control of the Company. The Company has no present plans to issue any additional shares of Preferred Stock.

SERIES B PREFERRED STOCK

  Ranking. The Series B Preferred Stock ranks senior to the Common Stock with respect to payment of dividends, and with respect to rights upon liquidation, dissolution, or winding up of the Company.

  Dividends. The Series B Preferred Stock accrues dividends at a rate of 5% per annum (the "Series B Dividend Rate") based on a Series B Liquidation Value of $.01 per share, payable in cash or in kind, at the option of the holder or the Company, on the dividend payment dates. Such dividends are fully cumulative to the extent not paid and will compound semi-annually at the Series B dividend rate.

  Conversions. Each share of Series B Preferred Stock is convertible at the option of the holder thereof at any time into shares of Common Stock determined by multiplying the number of shares of Series B Preferred Stock to be converted by the Series B Applicable Conversion Rate. The initial Series B Applicable Conversion Rate is equal to 0.5. The Series B Applicable Conversion Rate is subject to adjustment from time to time in the event of: (i) non-pro rata Common Stock dividends to security holders other than Common Stock holders, (ii) Common Stock dividends to Common Stock holders, or (iii) Common Stock splits or combinations.

  Voting Rights. Holders of Series B Preferred Stock are entitled to one vote per share (voting as one class with holders of the Common Stock, subject to certain exceptions) on each matter submitted to a vote of stockholders. Holders of Series B Preferred Stock are not entitled to cumulative voting rights with respect to the election of directors. The holders of 66 2/3% of the outstanding shares of Series B Preferred Stock, voting as a separate class, must approve any proposed amendment to the Company's Articles of Incorporation which would materially affect the rights of the holders of the Series B Preferred Stock.

  Liquidation Rights. In the event of any liquidation, dissolution or winding up of the affairs of the Company, the holders of Series B Preferred Stock are entitled to be paid out of the assets or surplus funds of the Company, before any distribution or payment to the holders of the Common Stock, an amount equal to the liquidation value thereof in cash (plus any accrued and unpaid dividends) for each share (or a pro rata portion thereof with respect to fractional shares) outstanding. If the assets of the Company are insufficient to pay in full the liquidation payments payable to the holder of the Series B Preferred Stock and any other class or series of class of capital stock of the Company the terms of which expressly provide that the shares thereof rank on a parity as to the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding up of the Company with the Series B Preferred Stock, such holders will share ratably in such distribution of assets or proceeds in proportion to the amount that would be payable in such distribution.

  Restriction on Dividends Payable on Common Stock. So long as there is any arrearage in the payment of dividends on Series B Preferred Stock, the Company may not pay dividends on any Common Stock (other than dividends payable solely in shares of Common Stock) nor may the Company redeem or retire any shares of Common Stock.

  Special Voting Rights. The terms of the Series B Preferred Stock provide that the Company shall not create, incur, permit or assume any Debt (as defined therein) or create, authorize or issue any class or series of preferred stock ranking senior to or pari passu with the Series B Preferred Stock unless such action is approved by the vote of at least 66 2/3% of the Series B Preferred Stock, voting as a separate class. This restriction does not apply to Debt or Preferred Stock the net proceeds of which are used, among other things, (i) for investments in working capital, or otherwise for the benefit of, the Company, or (ii) for acquisitions of, or mergers or consolidations with, any person in a similar line of business to that of the Company.

OUTSTANDING WARRANTS

  VenCap, Inc. ("VenCap") currently serves as the Company's stockholders relations consultant under a contract for the period August 1, 1996 to August 1, 1998. As partial consideration for VenCap's performance of services under such contract, the Company issued a warrant to VenCap on August 1, 1996, which gives VenCap the right until July 24, 2001 to purchase 60,000 shares of Common Stock at an exercise price of $5.00 per share. The exercise price and the number of shares of Common Stock purchasable upon the exercise of the warrant is subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, stock subdivisions, combinations or reclassifications of the Company's Common Stock, mergers, consolidations, or distributions of assets of the Company to the Company's stockholders. VenCap has piggyback registration rights with respect to the Common Stock issuable upon exercise of the warrant for the term of the warrant. VenCap has waived its registration rights in connection with the registration of the Securities offered hereby.

  In connection with the issuance in February 1998 of unsecured notes in the aggregate principal amount of $1,000,000, the Company issued 50,000 common stock purchase warrants. The warrants give the holders the right from February 1999 to February 2003 to purchase 50,000 shares of Common Stock at an exercise price of $5.00 per share. The exercise price and the number of shares of Common Stock purchasable upon the exercise of the warrant is subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, stock subdivisions, combinations or reclassifications of the Company's Common Stock, mergers, consolidations, or distributions of assets of the Company to the Company's stockholders. Effective February 1999, the holders will have piggyback registration rights with respect to the Common Stock issuable upon exercise of the warrants for the term of the warrants.

WARRANTS

  The following is a brief summary of certain provisions of the Warrants but such summary does not purport to be complete and is qualified in all respects by reference to the actual text of the Warrant Agreement between the Company and Continental Stock Transfer & Trust Company (the "Warrant Agent"), a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. See "Additional Information."

  Exercise Price and Terms. Each Warrant entitles the registered holder
thereof to purchase, at any time commencing        , 1998 [6 months after date
of this Prospectus] until             , 2003 [60 months after
the date of this Prospectus] one share of Common Stock at a price of $
[150% of the initial public offering price of the Common Stock] per share, subject to adjustment in accordance with the anti-dilution and other provisions referred to below. The holder of any Warrant may exercise such Warrant by surrendering the certificate representing the Warrant to the Warrant Agent, with the subscription form thereon properly completed and executed, together with payment of the exercise price. No fractional shares will be issued upon the exercise of the Warrants. The exercise price of the Warrants bears no relationship to any objective criteria of value and should in no event be regarded as an indication of any future market price of the Securities offered hereby.

  Adjustments. The exercise price and the number of shares of Common Stock purchasable upon the exercise of the Warrants are subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, combinations or reclassifications of the Common Stock or the sale by the Company of its Common Stock or other securities convertible into Common Stock at a price below the exercise price of the Warrants. Additionally, an adjustment would be made in the case of a reclassification or exchange of Common Stock, consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving corporation) or sale of all or substantially all of the assets of the Company, in order to enable warrantholders to acquire the kind and number of shares of stock or other securities or property receivable in such event by a holder of the number of shares of Common Stock that might otherwise have been purchased upon the exercise of the Warrant.

  Redemption Provisions. Commencing      , 1999 [18 months after date of this
Prospectus], the Warrants will be subject to redemption by the Company, in whole but not in part, at $.10 per Warrant on thirty (30) days' prior written notice to the warrantholders, if the average closing sale price of the Common Stock as reported on the Amex equals or exceeds $20.00 per share for any twenty (20) trading days within a period of thirty (30) consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption. In the event the Company exercises the right to redeem the Warrants, such Warrants will be exercisable until the close of business on the business day immediately preceding the date for redemption fixed in such notice. If any Warrant called for redemption is not exercised by such time, it will cease to be exercisable and the holder will be entitled only to the redemption price.

  Transfer, Exchange and Exercise. The Warrants are in registered form and may be presented to the Warrant Agent for transfer, exchange or exercise at any time on or prior to their expiration date sixty (60) months after the date of this Prospectus, at which time the Warrants will become wholly void and of no value. If a market for the Warrants develops, the holder may sell the Warrants instead of exercising them. There can be no assurance, however, that a market for the Warrants will develop or, if developed, will continue.

  Warrantholder Not a Stockholder. The Warrants do not confer upon holders thereof any voting, dividend or other rights as stockholders of the Company.

  Modification of Warrants. The Company and the Warrant Agent may make such modifications to the Warrants as they deem necessary and desirable that do not adversely affect the interests of the warrantholders. The Company may, in its sole discretion, lower the exercise price of the Warrants for a period of not less than thirty (30) days on not less than thirty (30) days' prior written notice to the warrantholders and the Representatives. Modification of the number of securities purchasable upon the exercise of any Warrant, the exercise price (other than as provided in the preceding sentence) and the expiration date with respect to any Warrant requires the consent of two-thirds of the warrantholders.

  The Warrants are not exercisable unless, at the time of the exercise, the Company has a current prospectus covering the shares of Common Stock issuable upon exercise of the Warrants, and such shares have been registered, qualified or deemed to be exempt under the securities or "blue sky" laws of the state of residence of the exercising holder of the Warrants. Although the Company has undertaken to use its best efforts to have all of the shares of Common Stock issuable upon exercise of the Warrants registered or qualified on or before the exercise date and to maintain a current prospectus relating thereto until the expiration of the Warrants, there can be no assurance that it will be able to do so.

  Although the Securities will not knowingly be sold to purchasers in jurisdictions in which the Securities are not registered or otherwise qualified for sale, investors in such jurisdictions may purchase Warrants in the secondary market or investors may move to jurisdictions in which the shares underlying the Warrants are not so registered or qualified during the period that the Warrants are exercisable. In such event, the Company would be unable to issue shares to those persons desiring to exercise their Warrants, and holders of Warrants would have no choice but to attempt to sell the Warrants in a jurisdiction where such sale is permissible or allow them to expire unexercised.

CERTAIN ARTICLES OF INCORPORATION AND BY-LAW PROVISIONS

  The Articles of Incorporation and the Bylaws of the Company contain provisions that could have an anti-takeover effect. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors of the Company and in the policies formulated by the Board of Directors and to discourage certain types of transactions which may involve an actual or threatened change of control of the Company. The provisions are designed to reduce the vulnerability of the Company to an unsolicited proposal for a takeover of the Company that does not contemplate the acquisition of all of its outstanding shares or an unsolicited proposal for the restructuring or sale of all or part of the Company. The provisions are also intended to discourage certain tactics that may be used in proxy contests. Set forth below is a description of such provisions in the Articles of Incorporation and the Bylaws. The Board of Directors has no current plans to formulate or effect additional measures that could have an anti-takeover effect.

  The Articles of Incorporation of the Company provide for the Board of Directors to be divided into five classes, with staggered five-year terms. As a result, only one class of directors will be elected at each annual meeting of stockholders of the Company, with the other classes continuing for the remainder of their respective five-year term. The classification of the Board of Directors makes it more difficult to replace the Board of Directors as well as for another party to obtain control of the Company by replacing the Board of Directors. Since the Board of Directors has the power to retain and discharge officers of the Company, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.

  In addition, the Company's Articles of Incorporation provide that in addition to any other vote required by law, the following actions involving the Company and an interested stockholder (an "interested stockholder" is defined in the Articles of Incorporation to generally include any person, entity or group which beneficially owns 10% or more of the outstanding Voting Stock of the Company) shall require the affirmative vote of the holders of shares constituting 66 2/3% of the Voting Stock of the Company, given in person or by proxy at a meeting called for such purpose: (a) any merger, consolidation or reorganization, (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of (1) the Company's or its subsidiaries' assets to an interested stockholder or (2) an interested stockholder's assets to the Company or its subsidiaries, (c) any issuance, sale, exchange, disposition or other transfer or any reclassification or recapitalization of any securities of the Company or its subsidiaries to an interested stockholder in exchange for cash, securities or other property having an aggregate value of $1.0 million or more, and (d) certain other material corporate transactions with an interested stockholder; provided, however, in the event either (y) more than 66 2/3% of the Company's directors shall have expressly approved the transaction or (z) the stockholders receive a fair price for their holdings and other requirements are fulfilled as set forth in the Articles of Incorporation, such special vote of the stockholders shall not be required. A "fair price" shall be deemed to be an amount equal to the highest amount of consideration paid by the interested stockholder for a share of Common Stock at any time within a two year period immediately prior to the date such interested stockholder became an interested stockholder and during any time while such interested stockholder was an interested stockholder.

LIMITATION ON DIRECTORS' AND OFFICERS' LIABILITY; INDEMNIFICATION

  The Articles of Incorporation of the Company limit the liability of the directors of the Company to the Company or its stockholders (in their capacity as directors but not in their capacity as officers) to the fullest extent permitted by the MGCL. Accordingly, pursuant to the terms of the MGCL as presently in effect, the

Company may indemnify any director unless it is established that: (i) the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the director actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. In addition, the Company's Bylaws require the Company to indemnify each person who is or was, a director, officer, employee or agent of the Company to the fullest extent permitted by the laws of the State of Maryland in the event he is involved in legal proceedings by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the Company's request as a director, officer, employee or agent of another corporation, partnership or other enterprise. The Company may also advance to such persons expenses incurred in defending a proceeding to which indemnification might apply, upon terms and conditions, if any, deemed appropriate by the Board of Directors upon receipt of an undertaking by or on behalf of such director or officer to repay all such advanced amounts if it is ultimately determined that he is not entitled to be indemnified as authorized by the laws of the State of Maryland.

TRANSFER AGENT AND REGISTRAR

  The transfer agent and registrar for the Common Stock and Series B Preferred Stock, and the warrant agent for the Warrants, is Continental Stock Transfer & Trust Company, New York, New York.

                                 UNDERWRITING

  The Underwriters named below (the "Underwriters"), for whom Dirks & Company, Inc., and Security Capital Trading Inc. are acting as Representatives, have severally agreed, subject to the terms and conditions contained in the Underwriting Agreement (the "Underwriting Agreement") to purchase from the Company, and the Company has agreed to sell to the Underwriters on a firm commitment basis, the respective number of shares of Common Stock and number of Warrants set forth opposite their names:

                                                             NUMBER OF NUMBER OF
                           UNDERWRITER                        SHARES   WARRANTS
                           -----------                       --------- ---------
      Dirks & Company, Inc..................................
      Security Capital Trading Inc..........................
                                                             --------- ---------
          Total............................................. 2,000,000 1,000,000
                                                             ========= =========

  The Underwriters are committed to purchase all the Securities offered hereby, if any of the Securities are purchased. The Underwriting Agreement provides that the obligations of the several Underwriters are subject to the conditions precedent specified therein.

  The Company has been advised by the Representatives that the Underwriters initially propose to offer the Shares and Warrants to the public at the public offering price set forth on the cover page of this Prospectus and to certain
dealers concessions not in excess of $     per Share and $     per Warrant.
Such dealers may reallow a concession not in excess of $    per Share and
$     per Warrant to certain other dealers. After the commencement of the
Offering, the public offering price, concessions and reallowances may be changed by the Representatives. The Representatives have informed the Company that they do not expect sales to discretionary accounts by the Underwriters to exceed five percent of the Shares or Warrants offered by the Company hereby.

  The Company has granted to the Underwriters the Over-Allotment Option, exercisable during the 45-day period from the date of this Prospectus, to purchase from the Company up to an additional 300,000 Shares and/or

150,000 Warrants at the initial public offering prices, less underwriting discounts and the non-accountable expense allowance. Such option may be exercised only for the purpose of covering over-allotments, if any, incurred in the sale of the Shares and Warrants offered hereby. To the extent such option is exercised in whole or in part, each Underwriter will have a firm commitment, subject to certain conditions, to purchase the number of the additional Securities proportionate to its initial commitment.

  The Company has agreed to pay to the Representatives a non-accountable expense allowance equal to three percent of the gross proceeds derived from the sale of the Securities underwritten, of which $25,000 has been paid to date. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make. The Company has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

  In connection with this Offering, certain Underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such persons may bid for or purchase the Common Stock and/or Warrants for the purpose of stabilizing their respective market prices. The Underwriters also may create a short position for the account of the Underwriters by selling more Securities in connection with the Offering than they are committed to purchase from the Company, and in such case may purchase Securities in the open market following completion of the Offering to cover all or a portion of such short position. The Underwriters may also cover all or a portion of such short position, up to 300,000 Shares and/or 150,000 Warrants, by exercising the Over-Allotment Option referred to above. In addition, the Representatives may impose "penalty bids" under contractual arrangements with the Underwriters whereby it may reclaim from an Underwriter (or dealer participating in the Offering) for the account of other Underwriters, the selling concession with respect to the Securities that are distributed in the Offering but subsequently purchased for the account of the Underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the prices of the Securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are undertaken, they may be discontinued at any time.

  The Company's directors and executive officers, and all holders of shares of Series B Preferred Stock, Common Stock, options, warrants or other securities convertible, exercisable or exchangeable for Common Stock, except for the Selling Stockholders, have, pursuant to certain lock-up agreements (the "Lock-up Agreements"), agreed not to offer, sell or otherwise dispose of any shares of Common Stock for a period of 12 months following the date of this Prospectus without the prior written consent of the Representatives and the Company. An appropriate legend shall be placed on the certificates representing such securities. The Representatives have no general policy with respect to the release of shares prior to the expiration of the lock-up period and no present intention to waive or modify any of these restrictions on the sale of Company securities. The Selling Stockholders have agreed to Lock-up Agreements for a period of 90 days following the date of this Prospectus. There are no current or future plans, proposals, arrangements or understandings known to the Underwriters with respect to engaging in any transactions with the Selling Stockholders.

  In connection with this Offering, the Company has agreed to sell to the Representatives, and/or their designees, for nominal consideration, Representatives' Warrants to purchase from the Company up to 200,000 shares of Common Stock and/or 100,000 Warrants. The Representatives' Warrants are initially exercisable at any time during a period of four (4) years commencing
one year from the date of the Prospectus at a price of $          [165% of the
public offering price of the Common Stock] per share of Common Stock, and
$     [165% of the public offering prior of the Warrants] per Warrant. The
Warrants issuable upon exercise of the Representatives' Warrants are initially
exercisable at a price of $      [100% of the exercise price of the Warrants]
per Share. The Representatives' Warrants provide for adjustment in the number of securities issuable upon the exercise thereof as a result of certain subdivisions and combinations of the Common Stock. The Representatives' Warrants grant to the holders thereof certain rights of registration for the securities issuable upon exercise thereof.

  Prior to this Offering, there has been no public market for the Common Stock or the Warrants. Consequently, the initial public offering price of the Common Stock, the initial public offering price of the Warrants, and the terms of the Warrants have been determined by negotiation between the Company and the Representatives and does not necessarily bear any relationship to the Company's asset value, net worth or other established criteria of value. The factors considered in such negotiations, in addition to prevailing market conditions, included the history of and prospects for the industry in which the Company competes, an assessment of the Company's management, the prospects of the Company, its capital structure and such other factors as were deemed relevant.

  Dirks & Company, Inc., one of the Representatives, commenced operations in July 1997, and Security Capital Trading Inc., the other Representative, commenced operations in June 1995. Neither of the Representatives has co-managed or participated as an underwriter in any public offering of securities. Accordingly, neither of the Representatives has experience as a co-manager or underwriter of public offerings of securities.

  The foregoing is a summary of the principal terms of the agreements described above and does not purport to be complete. Reference is made to a copy of each such agreement which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. See "Additional Information."

                                 LEGAL MATTERS

  The validity of the Securities being offered by this Prospectus will be passed upon for the Company by McBreen, McBreen & Kopko, Chicago, Illinois. Frederick H. Kopko, Jr., a member of that firm and a director of the Company, beneficially owns 164,784 shares of the Company's Series B Preferred Stock and has an option to purchase 10,000 shares of the Company's Common Stock. Orrick, Herrington & Sutcliffe LLP, New York, New York has acted as counsel to the Underwriters in connection with this Offering.

                                    EXPERTS

  The financial statements of Sonic Foundry, Inc. at September 30, 1997, and for the nine months then ended, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors and at December 31, 1996, and for each of the two years in the period ended December 31, 1996, by Williams, Young & Associates, LLC, independent auditors, as set forth in their respective reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

  The decision to change accountants was made mutually by the Company and Williams, Young & Associates, LLC and was effective as of September 30, 1997. The Company's decision was recommended by the Company's board of directors. The report on the financial statements by Williams, Young & Associates, LLC for each of the two years ended December 31, 1996, did not contain an adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope, or accounting principles. The Company had no disagreement with Williams, Young & Associates, LLC, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Williams, Young & Associates, LLC, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

                            ADDITIONAL INFORMATION

  The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 (together with all amendments, exhibits, schedules and supplements thereto, the "Registration Statement") under the Securities Act with respect to the Securities offered hereby. This Prospectus, which forms a part of the Registration Statement, does not contain all the information set forth in the

Registration Statement, as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Securities offered hereby, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document that has been filed as an exhibit to the Registration Statement are qualified in their entirety by reference to such exhibits for a complete statement of their terms and conditions. The Registration Statement and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street N.W., Washington, D.C. 20549 or at certain of the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, upon payment of the fees prescribed by the Commission. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web site (http://www.sec.gov) through which the Registration Statement and other information can be retrieved.

                              SONIC FOUNDRY, INC.

                    INDEX TO HISTORICAL FINANCIAL STATEMENTS


Report of Ernst & Young LLP, Independent Auditors..........................  F-2
Report of Williams, Young & Associates LLC, Independent Auditors...........  F-3
Balance Sheets as of September 30, 1997 and December 31, 1997 (unaudited)..  F-4
Statements of Operations for the years ended December 31, 1995 and 1996, for the nine months ended September 30, 1996 (unaudited) and 1997 and for the three months ended December 31, 1996 (unaudited) and 1997 (unaudited).  F-6
Statements of Stockholders' Equity for the years ended December 31, 1995 and 1996 and for the nine months ended September 30, 1997.................  F-7
Statements of Cash Flows for the years ended December 31, 1995 and 1996, for the nine months ended September 30, 1996 (unaudited) and 1997, and for the three months ended December 31, 1996 (unaudited) and 1997 (unaudited).  F-8
Notes to Financial Statements..............................................  F-9

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholders
 Sonic Foundry, Inc.

  We have audited the accompanying balance sheet of Sonic Foundry, Inc. (the Company) as of September 30, 1997, and the related statements of operations, stockholders' equity and cash flows for the nine months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at September 30, 1997, and the results of its operations and its cash flows for the nine months then ended, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Milwaukee, Wisconsin
November 7, 1997, except for
Note 2 as to which the date
is January 8, 1998

                         INDEPENDENT AUDITORS' REPORT

Stockholders and Board of Directors
Sonic Foundry, Inc.
Madison, Wisconsin

  We have audited the accompanying balance sheets of Sonic Foundry, Inc. as of December 31, 1995 and 1996, and the related statements of income and retained earnings, stockholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provided a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sonic Foundry, Inc. as of December 31, 1995 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          WILLIAMS, YOUNG & ASSOCIATES, LLC

Madison, Wisconsin
May 28, 1997

                              SONIC FOUNDRY, INC.

                                 BALANCE SHEETS

                                                       SEPTEMBER 30 DECEMBER 31
                                                           1997        1997
                                                       ------------ -----------
                                                                    (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents...........................  $  114,737  $   68,338
  Accounts receivable, net of allowance, of $20,090
   and $68,028 at September 30, 1997 and December 31,
   1997, respectively.................................     428,484     464,885
  Inventories.........................................      56,662     149,368
  Prepaid expenses and other current assets...........      81,370     133,751
                                                        ----------  ----------
    Total current assets..............................     681,253     816,342
Property and equipment:
  Land................................................      95,000      95,000
  Buildings and improvements..........................     734,575     768,657
  Equipment...........................................     674,695     704,043
  Furniture and fixtures..............................      36,877      48,551
                                                        ----------  ----------
                                                         1,541,147   1,616,251
  Less accumulated depreciation.......................     190,193     232,465
                                                        ----------  ----------
  Net property and equipment..........................   1,350,954   1,383,786
Capitalized software development costs, net...........     300,078     395,485
Other assets..........................................         678         615
                                                        ----------  ----------
    Total assets......................................  $2,332,963  $2,596,228
                                                        ==========  ==========

                              SONIC FOUNDRY, INC.

                                 BALANCE SHEETS

                                                       SEPTEMBER 30 DECEMBER 31
                                                           1997        1997
                                                       ------------ -----------
                                                                    (UNAUDITED)
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Line of credit......................................  $  220,000  $   70,000
  Note payable to related party.......................      40,000         --
  Accounts payable....................................     570,650     737,479
  Accrued liabilities.................................      84,282      33,553
  Current portion of long-term obligations............      31,174      25,633
                                                        ----------  ----------
Total current liabilities.............................     946,106     866,665
Long-term obligations.................................     702,443     701,656
Deferred income taxes.................................         --          --
Stockholders' equity:
  5% preferred stock, Series B, voting, cumulative,
   convertible, $.01 par value (liquidation preference
   at par), authorized 10,000,000 shares, issued and
   outstanding 6,879,732 shares at September 30, 1997
   and December 31, 1997, respectively................      68,797      68,797
  Common stock, $.01 par value, authorized 20,000,000
   shares; issued and outstanding 229,760 and 363,160
   shares at September 30, 1997 and December 31, 1997,
   respectively.......................................       2,298       3,632
  Common stock warrant................................      78,000      78,000
  Additional paid-in capital..........................   1,363,900   2,029,566
  Retained deficit....................................    (828,581) (1,152,088)
                                                        ----------  ----------
                                                           684,414   1,027,907
                                                        ----------  ----------
Total liabilities and stockholders' equity............  $2,332,963  $2,596,228
                                                        ==========  ==========



                            See accompanying notes.

                              SONIC FOUNDRY, INC.

                            STATEMENTS OF OPERATIONS

                              YEARS ENDED         NINE MONTHS ENDED        THREE MONTHS ENDED
                              DECEMBER 31            SEPTEMBER 30              DECEMBER 31
                          --------------------  -----------------------  -----------------------
                            1995       1996        1996         1997        1996        1997
                          --------  ----------  -----------  ----------  ----------- -----------
                                                (UNAUDITED)              (UNAUDITED) (UNAUDITED)
Software license fees...  $757,579  $2,442,047  $1,623,066   $2,242,512   $818,981    $ 931,477
Cost of software license
 fees...................    82,053     372,272     199,349      407,099    172,923      159,415
                          --------  ----------  ----------   ----------   --------    ---------
                           675,526   2,069,775   1,423,717    1,835,413    646,058      772,062
Selling and marketing
 expenses...............   234,636     954,243     627,349    1,445,302    326,894      649,320
General and
 administrative
 expenses...............   256,417     717,664     467,940      834,934    249,724      317,275
Product development
 expenses...............   150,082     183,740      97,071      374,128     86,669      106,884
                          --------  ----------  ----------   ----------   --------    ---------
                           641,135   1,855,647   1,192,360    2,654,364    663,287    1,073,479
                          --------  ----------  ----------   ----------   --------    ---------
Income (loss) from
 operations.............    34,391     214,128     231,357     (818,951)   (17,229)    (301,417)
Other income (expense):
  Interest expense......      (159)    (21,928)    (13,445)     (42,771)    (8,483)     (22,090)
  Other income (ex-
   pense)...............      (908)      6,894       3,153        2,631      3,741          --
                          --------  ----------  ----------   ----------   --------    ---------
                            (1,067)    (15,034)    (10,292)     (40,140)    (4,742)     (22,090)
                          --------  ----------  ----------   ----------   --------    ---------
Income (loss) before
 income taxes...........    33,324     199,094     221,065     (859,091)   (21,971)   $(323,507)
Income tax expense
 (benefit)..............       --       20,000         --       (20,000)    20,000          --
                          --------  ----------  ----------   ----------   --------    ---------
Net income (loss).......  $ 33,324  $  179,094  $  221,065   $ (839,091)  $(41,971)   $(323,507)
                          ========  ==========  ==========   ==========   ========    =========
Pro forma data
 (unaudited):
  Income (loss) before
   income taxes.........  $ 33,324  $  199,094  $  221,065   $ (859,091)  $(21,971)   $(323,507)
  Income tax expense
   (benefit)............     7,000      70,000      79,000      (20,000)    20,000          --
                          --------  ----------  ----------   ----------   --------    ---------
  Net income (loss).....  $ 26,324  $  129,094  $  142,065   $ (839,091)  $(41,971)   $(323,507)
                          ========  ==========  ==========   ==========   ========    =========
  Net income (loss) per
   common share:
    Basic...............  $  25.65  $     5.82  $   134.91   $    (5.15)  $   (.49)   $   (1.36)
                          ========  ==========  ==========   ==========   ========    =========
    Diluted.............  $    .23  $      .09  $      .49   $    (5.15)  $   (.49)   $   (1.36)
                          ========  ==========  ==========   ==========   ========    =========


                            See accompanying notes.

                              SONIC FOUNDRY, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                 YEARS ENDED DECEMBER 31, 1995 AND 1996 AND THE
                      NINE MONTHS ENDED SEPTEMBER 30, 1997


                         PREFERRED STOCK-SERIES B   COMMON STOCK     COMMON  ADDITIONAL   RETAINED
                         ------------------------------------------   STOCK   PAID-IN     EARNINGS
                            SHARES       DOLLARS   SHARES   DOLLARS  WARRANT  CAPITAL     (DEFICIT)     TOTAL
                         ------------- -------------------  -------  ------- ----------  -----------  ----------
Balance, January 1,
 1995...................           --  $       --    1,000  $   10   $   --  $  151,990  $    (1,230) $  150,770
 Stock issued for
  services..............           --          --       53       1       --       7,221          --        7,222
 Net income.............           --          --      --      --        --         --        33,324      33,324
 Subchapter S
  distributions.........           --          --      --      --        --         --       (16,000)    (16,000)
                         ------------- ----------- -------  ------   ------- ----------  -----------  ----------
Balance, December 31,
 1995...................           --          --    1,053      11       --     159,211       16,094     175,316
 Stock issued for
  services..............           --          --      124       1       --      23,800          --       23,801
 Exchange of common
  stock for preferred
  stock.................     6,680,000      66,800  (1,177)    (12)      --     (66,788)         --          --
 Issuance of common
  stock, net............           --          --  127,800   1,278       --     619,216          --      620,494
 Issuance of common
  stock warrant.........           --          --      --      --     78,000        --           --       78,000
 Net income.............           --          --      --      --        --         --       179,094     179,094
                         ------------- ----------- -------  ------   ------- ----------  -----------  ----------
Balance, December 31,
 1996...................     6,680,000      66,800 127,800   1,278    78,000    735,439      195,188   1,076,705
 Issuance of common
  stock, net............           --          --  101,960   1,020       --     508,780          --      509,800
 Subchapter S
  distributions.........           --          --      --      --        --         --       (63,000)    (63,000)
 Preferred stock
  dividend..............       199,732       1,997     --      --        --         --        (1,997)        --
 Undistributed
  Subchapter S
  Corporation earnings..           --          --      --      --        --     119,681     (119,681)        --
 Net loss...............           --          --      --      --        --         --      (839,091)   (839,091)
                         ------------- ----------- -------  ------   ------- ----------  -----------  ----------
Balance, September 30,
 1997...................     6,879,732      68,797 229,760   2,298    78,000  1,363,900     (828,581)    684,414
  Issuance of common
   stock, net
   (unaudited)..........           --          --  133,400   1,334       --     665,666          --      667,000
  Net loss (unaudited)..           --          --      --      --        --         --      (323,507)   (323,507)
                         ------------- ----------- -------  ------   ------- ----------  -----------  ----------
Balance, December 31,
 1997 (unaudited).......     6,879,732 $    68,797 363,160  $3,632   $78,000 $2,029,566  $(1,152,088) $1,027,907
                         ============= =========== =======  ======   ======= ==========  ===========  ==========



                            See accompanying notes.

                              SONIC FOUNDRY, INC.

                            STATEMENTS OF CASH FLOWS

                            YEARS ENDED        NINE MONTHS ENDED       THREE MONTHS ENDED
                            DECEMBER 31           SEPTEMBER 30             DECEMBER 31
                          -----------------  ----------------------  -----------------------
                           1995      1996       1996        1997        1996        1997
                          -------  --------  ----------- ----------  ----------- -----------
                                             (UNAUDITED)             (UNAUDITED) (UNAUDITED)
OPERATING ACTIVITIES
Net income (loss).......  $33,324  $179,094   $221,065   $ (839,091)  $(41,971)   $(323,507)
Adjustments to reconcile
 net income (loss) to
 net cash provided by
 (used in) operating
 activities:
  Depreciation and
   amortization.........   23,483    59,371     42,028       98,630     17,343       42,335
  Amortization of
   capitalized software
   development costs....   12,000    41,345     16,336       85,718     25,009       29,434
  Deferred income taxes.      --     20,000        --       (20,000)    20,000          --
  Noncash charges for
   stock issued.........    7,221   101,801    101,801          --         --           --
  Loss on disposal of
   equipment............      908       --         --           --         --           --
  Changes in operating
   assets and
   liabilities:
    Accounts receivable.  (63,620) (395,844)  (213,160)      41,541   (182,684)     (36,401)
    Inventories.........     (107)  (26,692)   (62,929)     (11,435)    36,237      (92,706)
    Prepaid expenses and
     other current
     assets.............      --    (76,976)   (19,190)      (4,394)   (57,786)     (52,381)
    Accounts payable and
     accrued
     liabilities........   32,269   282,647    202,937      324,515     79,710      116,100
                          -------  --------   --------   ----------   --------    ---------
Total adjustments.......   12,154     5,652     67,823      514,575    (62,171)       6,381
                          -------  --------   --------   ----------   --------    ---------
Net cash provided by
 (used in) operating
 activities.............   45,478   184,746    288,888     (324,516)  (104,142)    (317,126)
INVESTING ACTIVITIES
Purchases of property
 and equipment..........  (72,654) (383,556)  (185,518)  (1,042,665)  (198,038)     (75,104)
Proceeds from sale of
 equipment..............      350       --         --           --         --           --
Capitalized software
 development costs......      --   (176,068)  (176,068)    (212,073)       --      (124,841)
Other...................    4,076       --         --           --         --           --
                          -------  --------   --------   ----------   --------    ---------
Net cash used in
 investing activities...  (68,228) (559,624)  (361,586)  (1,254,738)  (198,038)    (199,945)
FINANCING ACTIVITIES
Proceeds from sale of
 common stock, net of
 issuance costs.........      --    620,494        --       509,800    620,494      627,000
Proceeds from (payments
 on) note payable to
 related party..........      --    100,000    100,000      (60,000)       --           --
Proceeds from line of
 credit.................   15,000    85,000     85,000      120,000        --      (150,000)
Proceeds from long-term
 debt...................      --        --         --       747,800        --        (6,328)
Payments on long-term
 debt...................      --        --         --       (14,183)       --           --
Subchapter S
 distributions..........  (16,000)      --         --       (63,000)       --           --
                          -------  --------   --------   ----------   --------    ---------
Net cash provided by
 (used in) financing
 activities.............   (1,000)  805,494    185,000    1,240,417    620,494      470,672
                          -------  --------   --------   ----------   --------    ---------
Net increase (decrease)
 in cash................  (23,750)  430,616    112,302     (338,837)   318,314      (46,399)
Cash and cash
 equivalents at
 beginning of year......   46,708    22,958     22,958      453,574    135,260      114,737
                          -------  --------   --------   ----------   --------    ---------
Cash and cash
 equivalents at end of
 year...................  $22,958  $453,574   $135,260   $  114,737   $453,574    $  68,338
                          =======  ========   ========   ==========   ========    =========
Supplemental cash flow
 information:
  Interest paid.........  $   159  $ 21,928   $ 13,445   $   41,451   $  8,483    $  23,410
  Noncash transactions:
    Exchange of common
     stock for preferred
     stock..............      --    183,023        --           --     183,023          --
    Conversion of notes
     payable into common
     stock..............      --        --         --           --         --        40,000
    Stock issued for
     services...........    7,222    23,801     23,801          --         --           --
    Warrant issued for
     services...........      --     78,000     78,000          --         --           --
    Preferred stock
     dividend...........      --        --         --         1,997        --           --

                            See accompanying notes.

                              SONIC FOUNDRY, INC.

                         NOTES TO FINANCIAL STATEMENTS


             SEPTEMBER 30, 1997 AND DECEMBER 31, 1997 (UNAUDITED)


1. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

 Business and Concentration of Credit Risk

  Sonic Foundry, Inc. (the Company) develops and licenses the use of digital-based media software. It sells to both retail and wholesale markets, primarily in North America, Asia and Europe. All domestic and international sales are denominated in U.S. dollars.

  The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral.

 Change in Year End

  On September 30, 1997, the Company changed its fiscal year so as to end on September 30 of each year. As a result, the Company's current fiscal year ended on September 30, 1997 and previous fiscal years ended on December 31, 1995 and 1996.

 Cash and Cash Equivalents

  For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

 Revenue Recognition

  Revenue is recognized when the product is shipped, in accordance with the provisions of AICPA Statement of Position (SOP) 91-1, "Software Revenue Recognition." The Company does not sell service, support, or upgrade contracts.

  In October 1997, SOP 97-2, "Software Revenue Recognition," was issued and supercedes SOP 91-1 for transactions entered into in fiscal years beginning after December 15, 1997. The Company has adopted SOP 97-2 in its fiscal year beginning October 1, 1997. The Company believes adoption of SOP 97-2 would not have had a material impact on historically reported revenue.

 Inventory Valuation

  Inventories are carried at the lower of cost or market with cost determined on a first-in, first-out (FIFO) basis.

 Software Development Costs

  In accordance with Statement of Financial Accounting Standards (SFAS) No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed," the Company capitalizes internal costs in developing software products upon determination that technological feasibility has been established for the product, whereas costs incurred prior to the establishment of technological feasibility are charged to product development expense. When the product is available for general release to customers, capitalization ceases and

                           SONIC FOUNDRY, INC.

1. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

such costs are amortized on a product-by-product basis based on current and future revenue with an annual minimum equal to the straight-line amortization over the remaining estimated economic useful life of the product. Capitalized software development costs are reported at the lower of unamortized cost or net realizable value.

  Capitalized software development costs at December 31, 1996 and September 30, 1997, are net of accumulated amortization of $62,345 and $148,063, respectively.

 Advertising Costs

  Advertising costs are expensed at the time the advertising takes place. Advertising costs were $148,795, $501,786 and $520,865 for the years ended December 31, 1995 and 1996 and the nine months ended September 30, 1997, respectively.

 Interim Financial Data

  The unaudited balance sheet as of December 31, 1997 and the unaudited statements of operations and cash flows for the nine-month period ended September 30, 1996 and the three-month period ended December 31, 1996 and 1997 have been prepared in accordance with generally accepted accounting principles for interim financial information and with Article 10 of Regulation S-X.

  Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of adjustments of a normal and recurring nature) considered necessary for a fair presentation of the results of operations have been included. Operating results for the three month period ended December 31, 1997 are not necessarily indicative of the results that might be expected for the year ended September 30, 1998.

 Property and Equipment

  Property and equipment are recorded at cost and are depreciated using the straight-line method for financial reporting purposes. The estimated useful lives used to calculate depreciation are as follows:

                                                                       YEARS
                                                                   -------------
      Building and improvements................................... 5 to 40 years
      Equipment...................................................  3 to 5 years
      Furniture and fixtures......................................       7 years

 Income Taxes

  Effective November 1, 1996, the Company became a taxable entity. Previously, under the provisions of Subchapter S of the Internal Revenue Code, its earnings and losses were included in the personal tax returns of the stockholders, and the Company did not record an income tax provision. Effective with the change, current income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due. Deferred taxes are provided for temporary differences between financial reporting and income tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred taxes also arise from the tax effect of net operating loss carryforwards. In 1997, a valuation allowance equal to 100% of the net deferred tax assets has been recognized since future realization is not assured.

  The pro forma income tax expense as presented for the years ended December 31, 1995 and 1996 and for the nine months ended September 30, 1996 is computed as if the Company had been a taxable entity in those periods.

                           SONIC FOUNDRY, INC.

1. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

 Pro Forma Net Income (Loss) Per Share

  In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share." SFAS No. 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Earnings per share amounts for all periods have been presented and, where appropriate, restated to conform to SFAS No. 128 requirements.

  The following table sets forth the computation of basic and diluted earnings per share.

                              YEAR ENDED      NINE MONTHS ENDED   THREE MONTHS ENDED
                             DECEMBER 31,       SEPTEMBER 30,        DECEMBER 31,
                          ------------------- ------------------  --------------------
                            1995      1996      1996     1997       1996       1997
                          -------- ---------- -------- ---------  ---------  ---------
NUMERATOR
Pro forma net income
 (loss) used in
 computing basic
 earnings per share.....  $ 26,324 $  129,094 $142,065 $(839,091) $ (41,971) $(323,507)
Preferred stock
 dividends declared.....       --         --       --     (1,997)       --         --
Interest on convertible
 debt...................       --         --       --        718        --         --
                          -------- ---------- -------- ---------  ---------  ---------
Adjusted pro forma net
 income (loss) used in
 computing diluted
 earnings per share.....  $ 26,324 $  129,094 $142,065 $(840,370) $ (41,971) $(323,507)
                          ======== ========== ======== =========  =========  =========
DENOMINATOR
Denominator for basic
 earnings per share--
 weighted average common
 shares.................     1,026     22,178    1,053   163,231     85,551    237,427
Effect of dilutive
 securities--stock
 options and warrants...   111,330    297,398  286,080       --         --         --
Effect of weighted
 average shares issuable
 upon conversion of
 Series B Preferred
 Stock..................       --   1,113,333      --        --         --         --
                          -------- ---------- -------- ---------  ---------  ---------
Denominator for diluted
 earnings per share--
 adjusted weighted
 average common shares..   112,356  1,432,909  287,133   163,231     85,551    237,427
                          ======== ========== ======== =========  =========  =========
Securities that could
 potentially dilute
 basic earnings per
 share in the future
 that are not included
 in the computation of
 diluted earnings per
 share as their impact
 is antidilutive
 (treasury stock method)
 Options and warrants...       --         --       --    348,962    337,696    365,839
 Convertible debt.......       --         --       --      8,000        --         --
 Convertible Series B
  Preferred Stock.......       --         --       --  3,439,866  3,340,000  3,439,866

                           SONIC FOUNDRY, INC.

1. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

 Fair Value of Financial Instruments

  The Company's financial instruments consist primarily of cash and cash equivalents, trade receivables, trade payables and debt instruments. The book values of cash and cash equivalents, trade receivables, and trade payables are considered to be representative of their respective fair values. None of the Company's debt instruments that are outstanding at September 30, 1997, have readily ascertainable market values; however, the carrying values are considered to approximate their respective fair values. See Note 2 for the terms and carrying values of the Company's various debt instruments.

 New Accounting Standards

  In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes the standards for reporting and displaying comprehensive income and its components (revenues, expenses, gains and losses) as part of a full set of financial statements. This statement requires that all elements of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The statement is effective for fiscal years beginning after December 15, 1997. Since this standard applies only to the presentation of comprehensive income, it will not have any impact on the Company's results of operations, financial position or cash flows.

  In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which is effective for years beginning after December 15, 1997. SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas and major customers. SFAS No. 131 is effective for financial statements for fiscal years beginning after December 15, 1997, and therefore the Company will adopt the new requirements retroactively in 1999. Management has not completed its review of SFAS No. 131, but does not anticipate that the adoption of this statement will have a significant effect on the Company's reported segments.

 Reclassifications

  Certain reclassifications have been made to the 1995 and 1996 financial statements to conform to the 1997 presentation.

                           SONIC FOUNDRY, INC.

2. LONG-TERM DEBT AND NOTES PAYABLE

  Long-term obligations consist of the following:

                                                       DECEMBER 31 SEPTEMBER 30
                                                          1996         1997
                                                       ----------- ------------
   Line of credit payable to a bank, paid in February
    1997..............................................  $100,000     $    --
   Line of credit payable to a bank, secured by
    substantially all assets, due February 1998, plus
    interest payable monthly at prime plus 1% per
    annum (9.5% at September 30, 1997)................       --       220,000
   Note payable to related party, paid in February
    1997..............................................   100,000          --
   Construction loan payable to a bank, secured by a
    mortgage on the Company's principal facility, due
    February 1998, interest payable monthly at prime
    plus 1% per annum (9.5% at September 30, 1997)....       --       597,800
   Note payable to the Madison Development
    Corporation, due February 2002, principal and
    interest payable monthly at 9.75% per annum,
    amortized over five years.........................       --       135,817
   Convertible unsecured note payable to related
    party, payable on demand, plus interest payable
    monthly at 15% per annum..........................       --        40,000
                                                        --------     --------
                                                         200,000      993,617
   Less amounts due within one year...................   200,000      291,174
                                                        --------     --------
   Long-term debt.....................................  $    --      $702,443
                                                        ========     ========

  In February 1997, the Company repaid both the line of credit with a bank and the $100,000 note payable related party with the proceeds of a $250,000 revolving line of credit with another bank and a $150,000 five-year equipment loan with the Madison Development Corporation. The revolving line of credit facility is collateralized by substantially all the Company's assets, guarantees from two of the Company's principal stockholders and assignment of $1 million life insurance policies on each of their lives. The facility allows for the borrowing of $250,000. At September 30, 1997, the balance of the line was $220,000.

  In February 1997, the Company entered into a $620,000 construction loan with a bank to fund the purchase and renovation of a 10,000 square foot facility to house the Company's expanded operations. On January 8, 1998, the Company converted the construction loan into a term loan due January 3, 2003. The loan pays principal and interest monthly assuming a twenty-year amortization and interest of 7.71% per annum, and is collateralized by a first real-estate mortgage on the Company's principal facility.

  In February 1997, the Madison Development Corporation provided the Company with a $150,000 five-year equipment loan. The loan is payable monthly with interest at 9.75%. The loan is collateralized by a second position on substantially all the Company's assets, including a second real estate mortgage on the Company's principal facility, and personal guarantees of two of the Company's principal stockholders. The loan requires that the Company create a minimum number of new jobs for low and moderate income persons during the term of the loan.

  The Company received the proceeds of a $40,000 unsecured note in August 1997 from certain relatives of a Company officer. The note pays interest monthly at 15% per annum and is convertible into common stock at $5.00 per share at the election of the Company. The Company exercised its right and converted the note into 8,000 shares of common stock on October 17, 1997.

                           SONIC FOUNDRY, INC.

2. LONG-TERM DEBT AND NOTES PAYABLE--(CONTINUED)

  Maturities of long-term debt at September 30, 1997 are as follows:

      1998............................................................. $291,174
      1999.............................................................   41,353
      2000.............................................................   45,396
      2001.............................................................   49,834
      2002.............................................................   32,241
      Thereafter.......................................................  533,619
                                                                        --------
        Total.......................................................... $993,617
                                                                        ========

3. LEASE COMMITMENTS

  Total rent expense on all operating leases was approximately $10,658, $19,481 and $30,270 in the years ended December 31, 1995 and 1996 and the nine months ended September 30, 1997, respectively.

4. PREFERRED STOCK

  During 1996, each share of the outstanding common stock of the Company at that time was converted into 5,675.446 fully paid nonassessable shares of Series B preferred stock (total shares of 6,680,000 were issued).

  The Series B preferred stock accrues cumulative dividends at a 5% rate per annum (using a liquidation value of $.01 per share), and all dividends in arrears must be paid prior to any payment of dividends on common stock. Dividends, if declared by the board of directors, may be paid in cash or with additional shares of preferred stock at the Company's option. The Company declared a dividend on June 30, 1997 and issued 199,732 shares of preferred stock. The total amount of dividends in arrears on preferred stock is $835 at September 30, 1997.

  The Series B preferred stock is convertible to common stock at the preferred shareholders' option with an applicable conversion rate of two preferred shares into one common share, which is subject to adjustment. The adjustment may arise upon a dilutive event on common stock such as (i) non-pro rata Common Stock dividends to security holders other than Common stockholders,
(ii) Common Stock dividends to Common stockholders, or (iii) Common Stock splits or combinations.

  The Series B preferred stockholders are entitled to one vote per share (voting as one class, with holders of common stock, subject to certain exceptions) on each matter submitted to a vote of stockholders. Series B preferred stockholders are not entitled to cumulative voting rights with respect to the election of directors. The preferred stockholders vote as a separate class to approve proposed amendments to the Articles of Incorporation which would materially affect their rights. The preferred stockholders also have special voting rights relating to issuance or assumption of debt or issuance of any series of preferred stock superior or equivalent in rank to the Series B preferred stock.

  There are 10,000,000 shares of Series B preferred stock and 15,000,000 total preferred shares authorized for issuance. These shares may be issued in series, and shares of each series will have such rights and preference as are fixed by the Board of Directors.

5. COMMON STOCK WARRANT

  During 1996 the Company's stockholder relations consultant (consultant) received a warrant in connection with its stockholder relations contract with the Company. The contract gives the consultant the right, through August 1, 2001, to purchase 60,000 shares of common stock at an exercise price of $5.00 per share.

                           SONIC FOUNDRY, INC.

5. COMMON STOCK WARRANT--(CONTINUED)

  As required by SFAS No. 123, "Accounting for Stock-Based Compensation," the Company calculated the fair value of the warrants using the minimum value option pricing model with a risk-free interest rate of 6.0%; dividend yield of 0%; and an expected life of five years. The Company recorded consulting expense of $78,000, or $1.30 per warrant, in August 1996.

6. STOCK OPTIONS

  The Company maintains an employee stock option plan under which the Company may grant options to acquire up to 1,000,000 shares of common stock. Each option entitles the holder to purchase one share of common stock at the specified option price. The exercise price of each option granted was set at the estimated market price of the Company's common stock at the grant dates. Options vest at various intervals, as determined by the Board of Directors at the date of grant, and expire at termination of employment, ten years from the grant date or at such times as are set by the Company at the date of grant.

  The following table summarizes information with respect to the Company's stock option plan for the years ended December 31, 1995 and 1996 and the nine months ended September 30, 1997.

                                YEARS ENDED DECEMBER 31
                           --------------------------------- NINE MONTHS ENDED
                                 1995             1996       SEPTEMBER 30, 1997
                           ---------------- ---------------- -------------------
                                   WEIGHTED         WEIGHTED           WEIGHTED
                                   AVERAGE          AVERAGE             AVERAGE
                                   EXERCISE         EXERCISE           EXERCISE
                           OPTIONS  PRICE   OPTIONS  PRICE   OPTIONS     PRICE
                           ------- -------- ------- -------- --------- ---------
Outstanding--beginning of
 period..................      --   $ --    200,000  $0.036    560,000  $  0.051
Granted..................  200,000  0.036   360,000   0.060     67,550      5.00
                           -------          -------          ---------
Outstanding--end of peri-
 od......................  200,000  0.036   560,000   0.051    627,550     0.584
                           =======          =======          =========
Exercisable at end of pe-
 riod....................   40,000          120,000            320,000
                           =======          =======          =========
Weighted average fair
 value of options granted
 during period...........     $.01            $0.02              $1.30

  The options outstanding at September 30, 1997 have been segregated into three ranges for additional disclosure as follows:

                    OPTIONS OUTSTANDING              OPTIONS EXERCISABLE
          ---------------------------------------- -----------------------
                                                      OPTIONS
             OPTIONS                      WEIGHTED   CURRENTLY    WEIGHTED
          OUTSTANDING AT WEIGHTED AVERAGE AVERAGE  EXERCISABLE AT AVERAGE
EXERCISE  SEPTEMBER 30,     REMAINING     EXERCISE SEPTEMBER 30,  EXERCISE
 PRICES        1997      CONTRACTUAL LIFE  PRICE        1997       PRICE
--------  -------------- ---------------- -------- -------------- --------
$0.036       200,000           7.4         $0.036     200,000      $0.036
 0.060       360,000           8.4          0.060     120,000       0.060
 5.000        67,550           9.7          5.000         --        5.000

  The Company follows Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," in accounting for its employee stock option plan. Had the Company accounted for its employee stock option plan based upon the fair value at the grant date for options granted under the plan, based on the provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS No. 123), the Company's pro forma net income (loss) and pro forma net income
(loss)

                              SONIC FOUNDRY, INC.

6. STOCK OPTIONS--(CONTINUED)

per share would have been as follows (for purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period):

                                                YEARS ENDED
                                                DECEMBER 31    NINE MONTHS ENDED
                                              ----------------   SEPTEMBER 30
                                               1995     1996         1997
                                              ------- -------- -----------------
Pro forma net income (loss).................. $32,824 $177,574     $(845,370)
Pro forma net income (loss) per share........     .08      .10         (1.11)

  Pro forma information regarding net income (loss) and income (loss) per share is required by SFAS No. 123, and has been determined as if the Company had accounted for its employee stock options under the minimum value method of that Statement. The fair value for these options was estimated at the date of grant using a minimum value option pricing model with a risk-free interest rate of 6.0% and an expected life of five years.

  Option valuation models require the input of highly subjective assumptions. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

  The Company has reserved 1,000,000 shares of common stock at September 30, 1997, to provide for the exercise of outstanding stock options and the granting of stock options. The Company has also reserved 90,000 shares of common stock at September 30, 1997 to provide for the exercise of common stock warrants.

  The Company also has a non-employee directors' stock option plan. Each non-employee director who is re-elected or who is continuing as a member of the Company's board of directors on the 1997 annual meeting date and on each subsequent meeting of the Company's stockholders is granted options to purchase 10,000 shares of common stock at exercise prices equal to the estimated market price of the Company's common stock. There are no grants under this plan at September 30, 1997. The Company has reserved 90,000 shares of common stock at September 30, 1997 to provide for the granting of directors stock options.

7. INCOME TAXES

  Income tax expense (benefit) in the statement of operations consists of the following:

                                                   YEAR ENDED  NINE MONTHS ENDED
                                                   DECEMBER 31   SEPTEMBER 30
                                                      1996           1997
                                                   ----------- -----------------
   Deferred.......................................   $20,000       $(337,000)
   Change in valuation reserve....................       --          317,000
                                                     -------       ---------
                                                     $20,000       $ (20,000)
                                                     =======       =========

  The reconciliation of income tax expense computed at the U.S. federal statutory rate to income tax expense is:

                                                                    NINE MONTHS
                                                        YEAR ENDED     ENDED
                                                        DECEMBER 31 SEPTEMBER 30
                                                           1996         1997
                                                        ----------- ------------
Tax (tax benefit) at U.S. statutory rate of 34%.......   $ 68,000    $(292,000)
State income taxes (benefit), net of federal benefit..     10,000      (67,000)
Nondeductible items...................................      1,600        5,500
Change in valuation allowance.........................        --       337,000
Adjustment of deferred tax liability for change in tax
 status...............................................    (59,600)         --
Other.................................................        --        (3,500)
                                                         --------    ---------
                                                         $ 20,000    $ (20,000)
                                                         ========    =========

                              SONIC FOUNDRY, INC.

7. INCOME TAXES--(CONTINUED)

  The significant components of the deferred tax accounts recognized for financial reporting purposes were as follows:

                                                        DECEMBER 31 SEPTEMBER 30
                                                           1996         1997
                                                        ----------- ------------
Deferred tax liabilities:
  Capitalized computer software costs..................   $57,000     $88,000
  Depreciation.........................................    23,000      41,000
                                                          -------     -------
Total deferred tax liabilities.........................    80,000     129,000
                                                          =======     =======
Deferred tax assets:
  Net operating loss and other carryforwards...........    29,000     427,000
  Common stock warrants................................    31,000      31,000
  Allowance for doubtful accounts......................       --        8,000
                                                          -------     -------
Total deferred tax assets..............................    60,000     466,000
Valuation allowance....................................       --      337,000
                                                          -------     -------
Net deferred tax liabilities...........................   $20,000     $   --
                                                          =======     =======

  At September 30, 1997, the Company had federal and state net operating loss carryforwards of approximately $919,000 and $925,000, respectively available to offset future federal taxable income, expiring in 2012. In addition, the Company has research and development credits totaling approximately $50,000 which can be used to reduce federal and state taxable income through 2012.

8. SAVINGS PLAN

  The Company established a defined contribution 401(k) savings plan on December 31, 1996 that covers substantially all employees meeting certain minimum eligibility requirements. Participating employees can elect to defer a portion of their compensation and contribute it to the plan on a pretax basis. The Company may also match certain amounts and/or provide additional discretionary contributions, as defined. The Company has not made any discretionary contributions to date.

9. RELATED-PARTY TRANSACTIONS

  The Company incurred $20,835 and $55,165 in consulting fees to a common stockholder of the Company, during the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively. The Company paid $22,698 and $9,596 in legal fees to a preferred stockholder during the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively, related to a private stock placement and other matters.

10. SEGMENT DISCLOSURE AND MAJOR CUSTOMERS

  The Company operates in one industry segment. Sales to individual customers that exceeded 10% of revenues in each period were as follows: the year ended December 31, 1995: one customer at 26% of revenues; the year ended December 31, 1996: two customers at 18% and 19% of revenues, respectively, and the nine months ended September 30, 1997: one customer at 14% of revenues.

  International revenues accounted for 25%, 18% and 27% of total revenues for the years ended December 31, 1995 and 1996, and the nine months ended September 30, 1997, respectively. Revenues by geographic area were as follows:

                                           YEAR ENDED DECEMBER
                                                   31          NINE MONTHS ENDED
                                           -------------------   SEPTEMBER 30
                                             1995      1996          1997
                                           -------- ---------- -----------------
North America............................. $564,967 $1,996,344    $1,643,892
International.............................  192,612    445,703       598,620
                                           -------- ----------    ----------
                                           $757,579 $2,442,047    $2,242,512
                                           ======== ==========    ==========

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 NO UNDERWRITER, DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CON-TAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESEN-TATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, ANY UNDERWRITER OR ANY SELLING STOCKHOLDER. NEITHER THE DELIVERY OF THIS PROSPEC-TUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IM-PLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OF-FER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AU-THORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUAL-IFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SO-LICITATION.

                                ---------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Prospectus Summary........................................................    4
Risk Factors..............................................................    8
Use of Proceeds...........................................................   16
Dividend Policy...........................................................   18
Capitalization............................................................   18
Dilution..................................................................   19
Selected Financial Data...................................................   20
Management's Discussion and Analysis of Financial Condition and Results of
 Operations ..............................................................   21
Business..................................................................   30
Management................................................................   42
Certain Transactions......................................................   46
Principal Stockholders....................................................   47
Selling Stockholders......................................................   49
Shares Eligible for Future Sale...........................................   52
Description of Securities.................................................   52
Underwriting..............................................................   57
Legal Matters.............................................................   59
Experts...................................................................   59
Additional Information....................................................   59
Index to Financial Statements.............................................  F-1

                                ---------------

 UNTIL               , 1998 (25 DAYS AFTER THE DATE OF THE PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                     LOGO

                              SONIC FOUNDRY, INC.

                       2,000,000 SHARES OF COMMON STOCK
                                      AND
              1,000,000 REDEEMABLE COMMON STOCK PURCHASE WARRANTS

  (AS UNITS, EACH CONSISTING OF TWO SHARES OF COMMON STOCK AND ONE REDEEMABLE
                      COMMON STOCK PURCHASE WARRANT)


                                ---------------

                                  PROSPECTUS

                                ---------------


                             DIRKS & COMPANY, INC.

                      SECURITY CAPITAL TRADING INC.

                                        , 1998

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF OFFICERS AND DIRECTORS

  Article Tenth of the Amended and Restated Articles of Incorporation of the Registrant (Exhibit 3.1 hereto) limit the liability of the directors of the Registrant to the Registrant or its stockholders (in their capacity as directors but not in their capacity as officers) to the fullest extent permitted by the Maryland General Corporation Law (the "MGCL"). Accordingly, pursuant to the terms of the MGCL as presently in effect, directors of the Registrant will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except to the extent the director has received improper benefit or profit, or the director is adjudicated to have been guilty of active and deliberate dishonesty which was material to the cause of action. In addition, Article VI of the Amended and Restated By-Laws of the Registrant (Exhibit 3.2 hereto), in substance, require the Registrant to indemnify each person who is or was, a director, officer, employee or agent of the Registrant to the fullest extent permitted by the laws of the State of Maryland in the event he is involved in legal proceedings by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or is or was serving at the Registrant's request as a director, officer, employee or agent of another corporation, partnership or other enterprise. The Registrant may also advance to such persons expenses incurred in defending a proceeding to which indemnification might apply, upon terms and conditions, if any, deemed appropriate by the Board of Directors upon receipt of an undertaking by or on behalf of such director or officer to repay all such advanced amounts if it is ultimately determined that he is not entitled to be indemnified as authorized by the laws of the State of Maryland.

  Reference is also made to the Form of Underwriting Agreement to be filed as
Exhibit 1.1 to this Registration Statement for certain provisions regarding the indemnification of officers and directors of the Registrant by the Underwriters.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

      Securities and Exchange Commission Registration Fee............. $ 10,620
      NASD Filing Fee.................................................    4,100
      Amex Listing Fee................................................   50,000
      Legal Fees and Expenses.........................................  125,000
      Accountants' Fees and Expenses..................................   75,000
      Blue Sky Filing Fees and Expenses...............................   40,000
      Printing and Engraving Expenses.................................   75,000
      Transfer Agent and Registrar Fees...............................    5,000
      Directors' and Officers' Liability Insurance....................  100,000
      Miscellaneous Expenses..........................................   15,280
                                                                       --------
          Total....................................................... $500,000
                                                                       ========

--------

*All expenses other than the Securities and Exchange Commission Registration
   Fee and the NASD Filing Fee are estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

  Since January 1, 1995, the Registrant has issued and sold unregistered securities as follows:

  (1) An aggregate of 360,160 shares of Common Stock issued from October 1996 through January 1998 to accredited and non-accredited investors (including 130,400 shares of Common Stock issued from October 1997 through January 1998). These sales were made in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act, relating to sales by an issuer not involving a public offering. Based on investor questionnaires, the Registrant reasonably believes that all such investors were accredited and/or sophisticated investors. By virtue of a comprehensive private placement memorandum transmitted to all investors, and undertakings in such private placement memorandum to (1) make available to every investor, during the course of the offering and prior to sale, any reasonable and relevant information requested, and (2) provide the opportunity to ask questions of and receive answers from the Registrant concerning the terms and conditions of the offering and the accuracy and adequacy of the information contained in the private placement memorandum, these investors had access to information on the Registrant necessary to make an informed investment decision. The aggregate consideration received for such shares was $1,800,800.

  (2) The conversion of a promissory note in the original principal amount of $40,000 into 8,000 shares of Common Stock. Individuals acquiring the Common Stock, the parents of the Chief Executive Officer, were accredited and sophisticated investors. This issuance of Common Stock was made in reliance upon the exemption from registration set forth in
      Section 4(2) of the Securities Act, relating to sales by an issuer not involving a public offering. By virtue of their relation to the Chief Executive Officer, these individuals had access to information on the Registrant necessary to make an informed investment decision. Consideration received by the Registrant consisted of the promissory note.

  (3) The conversion of Common Stock of the Registrant into 6,680,000 shares of Series B Preferred Stock in 1996. These issuances of Common Stock were made in reliance upon the exemption from registration set forth in
      Section 4(2) of the Securities Act, relating to sales by an issuer not involving a public offering. Individuals acquiring the Common Stock were all accredited and sophisticated investors. By virtue of their relation to the Registrant, these individuals all had access to information on the Registrant necessary to make an informed investment decision. Consideration received by the Registrant consisted of shares of Common Stock.

  (4) The issuance of a warrant to a stockholder relations consultant during 1996 to purchase 60,000 shares of Common Stock. This issuance of a warrant was made in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act, relating to sales by an issuer not involving a public offering. Based on discussions with such stockholder relations consultant, the Registrant reasonably believes that such investor relations consultant was an accredited and sophisticated investor. By virtue of his relation to the Registrant, the investor relations consultant had access to information on the Registrant necessary to make an informed investment decision. Consideration received by the Registrant consisted of services performed by the stockholder relations consultant.

  (5) The issuance of options to Messrs. Kopko, Pollard, and Kleinman on December 1, 1997, pursuant to the Directors' Option Plan, to purchase an aggregate 30,000 shares of Common Stock. Messrs. Kopko, Pollard and Kleinman are accredited and sophisticated investors. These issuances of options were made in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act, relating to sales by an issuer not involving a public offering. By virtue of their relation to the Registrant, these directors had access to information on the Registrant necessary to make an informed investment decision. Consideration received by the Registrant consisted of services performed by the directors.

  (6) The issuance of a series of options granted to employees for the years ended December 31, 1995, 1996 and the nine months ended September 30, 1997, as described in Note 6 to the Financial Statements. These issuances of options were made in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act, relating to sales by an issuer not involving a public offering. Based on a close working relationship with such optionees, along with various discussions with such optionees, the Registrant reasonably believes that such optionees were accredited and/or sophisticated investors. By virtue of their relation to the Registrant, these employees had access to information on the Registrant necessary to make an informed investment decision.

  (7) The issuance of warrants to three investors in February 1997 to purchase a total of 50,000 shares of Common Stock. These issuances of warrants were made in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act, relating to sales by an issuer not involving a public offering. Based on discussion with such investors, the Registrant reasonably believes that such investors were accredited and sophisticated investors. By virtue of their relation to the Registrant, these investors had access to information on the Registrant necessary to make an informed investment decision. Consideration received by the Registrant consisted of a loan in the amount of $1,000,000.

  (8) The exercise of two options to purchase an aggregate of 100,000 shares of Common Stock by two employees in February 1997. These issuances of Common Stock were made in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act, relating to sales by an issuer not involving a public offering. Based on a close working relationship with such employees, along with various discussions with such employees, the Registrant reasonably believes that such employees were sophisticated investors. By virtue of their relation to the Registrant, these employees had access to information on the Registrant necessary to make an informed investment decision. Consideration received by the Registrant consisted of the option exercise price of $3,600.

  No underwriters were engaged in connection with these issuances and sales.

ITEM 27. EXHIBITS

     NUMBER                          DESCRIPTION
     ------                          -----------                            ---
      1.1*  Form of Underwriting Agreement
      3.1*  Amended and Restated Articles of Incorporation of the
             Registrant
      3.2*  Amended and Restated By-Laws of the Registrant
      4.1** Specimen Common Stock Certificate
      4.2*  Form of Warrant Agreement, including Warrant Certificate
      4.3*  Form of Representatives' Warrant Agreement, including
             Representatives' Warrant Certificate
      5.1** Opinion of McBreen, McBreen & Kopko regarding the legality of the Common Stock
     10.1** Registrant's 1995 Stock Option Plan
     10.2** Registrant's Non-Employee Directors' Stock Option Plan
     10.3*  Commercial Lease between Registrant and The Williamson
             Center, LLC regarding 740 and 744 Williamson Street,
             Madison, Wisconsin dated January 20, 1998.
     10.4*  Employment Agreement between Registrant and Rimas Buinevicius dated as of November 30, 1997 and effective as of January 1,
             1997.
     10.5*  Employment Agreement between Registrant and Monty R. Schmidt dated as of November 30, 1997 and effective as of January 1,
             1997.
     10.6*  Employment Agreement between Registrant and Curtis J. Palmer dated as of November 30, 1997 and effective as of January 1,
             1997.
     10.7*  Digital Audio System License Agreement between the Registrant and Dolby Laboratories Licensing Corporation dated July 28,
             1997.
     10.8*  Digital Audio System License Agreement between the Registrant and Dolby Laboratories Licensing Corporation dated July 28,
             1997.
     10.9   Start-Up Agreement between the Registrant and Ingram Micro
             Inc. dated October 16, 1997.
     10.10  Form of Lock-up Agreement between Registrant and all directors, officers, and non-selling stockhholders.
     10.11  Form of Lock-up Agreement between Registrant and all selling stockholders.
     11.1*  Statement re: Computation of Net Profit (Loss) Per Share
     16.1   Letter on Change in Certifying Accountant.
     23.1** Consent of McBreen, McBreen & Kopko (included in its opinion to be filed as Exhibit 5.1 hereto)
     23.2   Consent of Ernst & Young LLP
     23.3   Consent of Williams, Young & Associates LLC
     24.1*  Power of Attorney (included on signature page)
     27.1*  Financial Data Schedule

--------

*  Previously filed.

  ** To be filed by amendment.

ITEM 28. UNDERTAKINGS

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned Registrant hereby undertakes to provide to the underwriters, at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

  The undersigned Registrant hereby undertakes that:

    (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to rule 424(b) (1) or (4) or 497 (h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

    (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

  The undersigned Registrant hereby undertakes that it will:

    (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

      (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (iii) Include any additional or changed material information on the plan of distribution.

    (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

    (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

  The Registrant hereby undertakes that if the underwriter(s) in the offering covered by this Registration Statement enter into transactions with any of the selling securityholders named herein, or waive lock-ups applicable to such selling securities holders, then:

    (1) if such transaction or waiver of lock-up relates to not less than five percent nor more than ten percent of the registered selling security holders securities, the Registrant will file a "sticker" supplement pursuant to Rule 424(c) under the Act relating thereto; and

    (2) if such transaction or waiver of lock-up relates to more than ten percent of the registered selling security holders securities, the Registrant will file a post-effective amendment to the registration statement relating thereto.

                                  SIGNATURES

  IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS ON FILING ON AMENDMENT NO. 1 TO FORM SB-2 AND AUTHORIZED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF MADISON, STATE OF WISCONSIN, ON MARCH 24, 1998.

                                          Sonic Foundry, Inc.

                                               /s/ Rimas P. Buinevicius
                                          By: _________________________________
                                                   Rimas P. Buinevicius
                                                 Chief Executive Officer


  IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES STATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----


    /s/ Rimas P. Buinevicius         Chairman of the Board and       March 24, 1998
____________________________________  Chief Executive Officer
        Rimas P. Buinevicius          (Principal Executive
                                      Officer)

      /s/ Monty R. Schmidt           President and Director          March 24, 1998
____________________________________
          Monty R. Schmidt

      /s/ Curtis J. Palmer           Chief Technology Officer        March 24, 1998
____________________________________  and Director
          Curtis J. Palmer

      /s/ Kenneth A. Minor           Chief Financial Officer         March 24, 1998
____________________________________  (Principal Financial and
          Kenneth A. Minor            Accounting Officer)

  /s/ Frederick H. Kopko, Jr.        Director                        March 24, 1998
____________________________________
      Frederick H. Kopko, Jr.

       /s/ Arnold Pollard*           Director                        March 24, 1998
____________________________________
           Arnold Pollard

     /s/ David C. Kleinman*          Director                        March 24, 1998
____________________________________
         David C. Kleinman

   /s/ Rimas Buinevicius

*By: _____________________

    Rimas Buinevicius

     Attorney-in-Fact